U.S. Securities and Exchange Commission
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
PROPOSAL 1
REPORT ON THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
REPORT ON THE BOARD OF DIRECTORS AND ITS COMMITTEES
CORPORATE GOVERNANCE
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
COMPENSATION DISCUSSION AND ANALYSIS

THE E. W. SCRIPPS COMPANY

Scripps Center
312 Walnut Street
Cincinnati, Ohio 45202

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 13, 2008

TO THE SHAREHOLDERS OF THE E. W. SCRIPPS COMPANY

The Annual Meeting of the Shareholders of The E. W. Scripps Company (the “Company”) will be held at the Queen City Club, Cincinnati, Ohio, on Friday, June 13, 2008, at 10:00 a.m., local time, for the following purposes:

1. to fix the number of directors and to elect persons as directors of the Company;

2. to approve the spin-off of the Company’s networks and interactive businesses;

3. to amend the Company’s 1997 Long-Term Incentive Plan,

4. to amend the Company’s Executive Annual Incentive Plan,

5. to amend the Company’s Employee Stock Purchase Plan, and

6. to transact such other business as may properly come before the meeting.

The board of directors has fixed the close of business on May 5, 2008, as the record date for the determination of shareholders who are entitled to notice of and to vote at the meeting and any adjournment thereof.

We encourage you to attend the meeting and vote your shares in person. If you plan to attend the meeting and need special assistance because of a disability, please contact the corporate secretary’s office.

We have enclosed the 2007 Annual Report, including financial statements, and the Proxy Statement with this Notice of Annual Meeting.

It is important that your shares be represented at the meeting, whether or not you are personally able to attend. Registered shareholders can vote their shares by using a toll-free telephone number or the Internet. Instructions for using these convenient services are set forth on the enclosed proxy card. Of course, you may still vote your shares by marking your vote on the enclosed proxy card and signing, dating and mailing it in the envelope provided. Returning your executed proxy card, or voting your shares using the toll-free number or the Internet, will not affect your right to attend the meeting and vote your shares in person.

Your proxy is being solicited by the board of directors.

Mary Denise Kuprionis, Esq.
Vice President
Corporate Secretary/Director of Legal Affairs

May 13, 2008

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 13, 2008
The Proxy Statement and Annual Report to Shareholders are available without charge at http://www.proxydocs.com/ssp

The E. W. Scripps Company

312 Walnut Street
Cincinnati, Ohio 45202

PROXY STATEMENT

2008 ANNUAL MEETING
June 13, 2008

This proxy statement, together with the accompanying notice of meeting, proxy card and annual report, is being mailed to shareholders on or about May 13, 2008. It is furnished in connection with the solicitation of proxies by the Board of Directors of The E. W. Scripps Company, an Ohio corporation (the “Company”), for use at the Company’s Annual Meeting of Shareholders which will be held on Friday, June 13, 2008.

The close of business on May 5, 2008, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

On March 1, 2008, the Company had outstanding 126,526,017 Class A Common Shares, $.01 par value per share (“Class A Common Shares”), and 36,568,226 Common Voting Shares, $.01 par value per share (“Common Voting Shares”). Holders of Class A Common Shares are entitled to elect the greater of three or one-third of the directors of the Company but are not entitled to vote on any other matters except as required by Ohio law. Holders of Common Voting Shares are entitled to elect all remaining directors and to vote on all other matters requiring a vote of shareholders. Each Class A Common Share and Common Voting Share is entitled to one vote upon matters on which such class of shares is entitled to vote.

PROPOSAL 1

Election of Directors

A board of eleven directors is to be elected, four by the holders of Class A Common Shares voting separately as a class and seven by the holders of Common Voting Shares voting separately as a class. In the election, the nominees receiving the greatest number of votes will be elected.

Each proxy for Class A Common Shares executed and returned by a holder of such shares will be voted for the election of the four directors hereinafter shown as nominees for such class of shares, unless otherwise indicated on such proxy. Each proxy for Common Voting Shares executed and returned by a holder of such shares will be voted for the election of the seven directors hereinafter shown as nominees for such class of shares, unless otherwise indicated on such proxy. Although the board of directors does not contemplate that any of the nominees hereinafter named will be unavailable for election, in the event that any such nominee is unable to serve, the proxies will be voted for the remaining nominees and for such other person(s), if any, as the board may propose.

The Board of Directors of the Company has approved the spin-off of Scripps Networks Interactive, Inc. (“SNI”), a wholly-owned subsidiary of the Company. Following the spin-off, which is expected to be effective on July 1, 2008, the Company will focus on its market leading local media franchises and SNI will focus on its cable television networks and interactive media businesses. A preliminary information statement relating to the spin-off and SNI has been filed with the Securities and Exchange Commission as an exhibit to SNI’s registration statement on Form 10. A copy of the preliminary information statement accompanies this proxy statement. The preliminary information statement is subject to completion and is being reviewed by the Securities and Exchange Commission as part of its review of SNI’s registration statement on Form 10. We expect the review process to be completed in May and will distribute to the shareholders a supplement summarizing any material changes made to the preliminary information statement as a result of further comments received from the staff of the Securities and Exchange Commission.

On the effective date of the spin-off, the following directors will resign from the board of directors; David A. Galloway, Kenneth W. Lowe, Jarl Mohn, Nicholas B. Paumgarten, Jeffrey Sagansky and Ronald W. Tysoe. Thereafter, the board of directors will fix the number of directors at ten and will elect the following directors in accordance with Ohio law: Richard A. Boehne, John W. Hayden, Roger Ogden, Mary Peirce and Kim Williams. We expect that these new directors would then stand as nominees for election by the holders of the Company’s Common Voting Shares or Class A Common Shares at the 2009 annual meeting of shareholders. The Edward W. Scripps Trust, which controls 87.7% of the Company’s Common Voting Shares and 31.0% of the Company’s Class A Common Shares, has agreed to this process and indicated its intention to vote for such directors in 2009. The following table gives a brief summary of the business experience of each these potential directors.

Richard A. Boehne

Rich Boehne is executive vice president and chief operating officer of The E.W. Scripps Company. On the effective date of the spin-off, he will be President and Chief Executive Officer, overseeing all of the Scripps operating divisions and administrative functions. He will also serve as a director of the company. He began his media career as a part-time reporter for The Cincinnati Enquirer. He later graduated from college and joined a growing chain of regional community newspapers. Before moving to Scripps headquarters, he was a business reporter and editor at The Cincinnati Post, a Scripps newspaper. Mr. Boehne joined the corporate staff in early 1988 as manager of investor relations. Several years later, he became director of all of the company’s communication efforts. In addition to investor relations and media relations, he took on responsibility for employee communications and the Scripps Howard National Spelling Bee. He also joined the company’s long-range strategic planning and development group and in May 1995 became a vice president of the corporation. He was elected executive vice president in February 1999 and named chief operating officer in April 2006.

John W. Hayden

John Hayden is President and Chief Executive Officer of The Midland Company. Midland’s insurance operations do business as the American Modern Insurance Group. Mr. Hayden also serves as American Modern’s Chairman, President, and Chief Executive Officer. Mr. Hayden joined Midland/American Modern in June of 1981. He has served on Midland’s Board of Directors since 1991 and as its President and Chief Executive Officer since March, 1998.

Roger L. Ogden

Roger Ogden is the retired President and Chief Executive Officer of Gannett Broadcasting. Previously he served as General Manager for K*USA-TV in Denver, Colorado, and as Senior Vice President, Gannett Television. Mr. Ogden spent 17 years with GE/NBC in various capacities including President and General Manager of KCNC in Denver as well President and Managing director of NBC/CNBC Europe. Ogden began his broadcast career at age 13 as an announcer at KPOF in Denver.

Mary McCabe Peirce

Mary Peirce serves as a trustee of The Edward W. Scripps Trust, the controlling shareholder of The E. W. Scripps Company. Ms. Peirce has held prominent leadership roles in Scripps family affairs, including past chairmanship of the family’s annual business meeting and current service on the family’s media relations and ethics committees. She is a long-time advocate of health- and youth-related community services. In Sarasota, Florida, she has served on the board of Project Rebound, a program designed to provide an education for disadvantaged and court-remanded youth. She previously served on the board of Visiting Nurse Services of Long Island, NY.

Kim Williams

Kim Williams is a retired Senior Vice President, Partner, and Associate Director of Global Industry Research at Wellington Management Company, LLP. From 1995-2001, she served as Senior Vice President, Partner, Global Industry Analyst. From 1986-1995, Ms. Williams served as Vice President, Global Industry Analyst. From 1982-1985, she was Vice President, Industry Analyst at Loomis, Sayles & Co., Inc. in Boston, Massachusetts. Prior to that, Ms. Williams was an Investment Analyst at Imperial Chemical Industries (ICI) Pension Fund in London, England. Ms. Williams serves on the board of directors of Weyerhauser Company.

Ms. Julie A. Wrigley, a director of the Company since 1997, is retiring from the board on completion of her term in 2008. Mr. Edward W. Scripps, a director of the Company since 1998, retired from the board of directors in February 2008.

REPORT ON THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

The following table sets forth certain information as to each of the nominees for election to the board of directors.

		Director	Principal Occupation or Occupation/Business
Name	Age	Since	Experience for Past Five Years

Nominees for Election by Holders of Class A Common Shares
William R. Burleigh (1)	72	1990	Chairman of the Company since May 1999. Chief Executive Officer from May 1996 to September 2000, President from August 1994 to January 2000, Chief Operating Officer from May 1994 to May 1996, Executive Vice President from March 1990 through May 1994 and Senior Vice President/Newspapers and Publishing from September 1986 to March 1990.
David A. Galloway (2)	64	2002	President and Chief Executive Officer of Torstar Corporation from 1988 until his retirement in May 2002 (a media company listed on the Toronto Stock Exchange).
David M. Moffett (3)	55	2007	Senior Advisor with The Carlyle Group since August 2007 and Vice Chairman and Chief Financial Officer of U.S. Bancorp from September 1993 until his retirement in February 2007.
Jarl Mohn (4)	56	2002	Trustee of the Mohn Family Trust since September 1991, Interim CEO at MobiTV from May 2007 to October 2007, President and Chief Executive Officer of Liberty Digital, Inc. from January 1999 to March 2002, President and CEO of E! Entertainment Television from January 1990 to December 1998.

Nominees for Election by Holders of Common Voting Shares
John H. Burlingame (5)	74	1988	Retired Partner since January 2003, Active Retired Partner from January 2000 to December 2002, Senior Partner from January 1998 to December 1999, Partner from June 1997 through December 1997 and Executive Partner from 1982 through 1997 of Baker & Hostetler LLP (law firm).
Kenneth W. Lowe	57	2000	President and Chief Executive Officer of the Company since October 2000, and President and Chief Operating Officer from January 2000 to September 2000. Chairman and CEO of Scripps Networks, a subsidiary of the Company, from 1994 to January 2000.
Nicholas B. Paumgarten (6)	62	1988	Chairman, Corsair Capital LLC (an investment firm) since March 2006, Managing Director of J.P. Morgan Chase and Chairman of J.P. Morgan Corsair II Capital Partners L.P. from February 1992 to March 2006 (an investment banking firm and an investment fund).
Jeffrey Sagansky (7)	56	2003	Co-Chairman and CEO of Peace Arch Entertainment since November 2007, Chairman of Elm Tree Partners since January 2007, Chairman of People’s Choice Cable TV since January 2005; Vice Chairman of Paxson Communications from December 2002 to August 2003. President and CEO of Paxson from 1998 to December 2002. Co-President, Sony Pictures Entertainment, from 1996 to 1998. President of CBS Entertainment 1990 to 1994.

		Director	Principal Occupation or Occupation/Business
Name	Age	Since	Experience for Past Five Years

Nackey E. Scagliotti (5)(8)	62	1999	Chairman of the Board of Directors since May 1999 and Assistant Publisher from 1996 to May 1999 of The Union Leader Corporation (New Hampshire publisher of daily, Sunday and weekly newspapers). Former President (1999 through 2003) and Publisher (1999 and 2000) of Neighborhood Publications, Inc. (New Hampshire publisher of weekly newspapers).
Paul K. Scripps (8)(9)	62	1986	Vice President/Newspapers of the Company from November 1997 to December 2001 and Chairman from December 1989 to June 1997 of a subsidiary of the Company.
Ronald W. Tysoe (10)	54	1996	Senior Advisor of Perella Weinberg Partners LP from October 2006 to September 2007, Vice Chairman from April 1990 to October 2006 of Federated Department Stores, Inc. (now Macy’s Inc.)

(1)	Mr. Burleigh is a director of Ohio National Financial Services Company (a mutual insurance and financial services company).

(2)	Mr. Galloway is chairman of the board of directors of the Bank of Montreal and a member of the board of Harris Bankmont (a Chicago bank and subsidiary of the Bank of Montreal) and a director of Toromont Industries (a Caterpillar machinery dealer and gas compression company).

(3)	Mr. Moffett is a director of eBay, Inc., MBIA Insurance Corp. and BMHC Building Material Holding Company (a building services company).

(4)	Mr. Mohn is a director and non-executive chairman of CNET (an advertising supported collection of special interest Web sites) and a director of XM Satellite Radio Holdings, Inc. (a satellite radio service provider), MobiTV (a private company that provides live television and video programming to cell phones), KickApps (a software company with applications to create social networks and community), and Vuze (a peer to peer video distribution platform).

(5)	Mr. Burlingame, Ms. Peirce and Ms. Scagliotti are the trustees of The Edward W. Scripps Trust. Ms. Peirce is expected to become a director of the Company on July 1, 2008.

(6)	Mr. Paumgarten is a director of Compucredit (a credit card company) and Sparta Insurance (an insurance company).

(7)	Mr. Sagansky is a director of American Media (a publishing company).

(8)	Mrs. Scagliotti is an income beneficiary of The Edward W. Scripps Trust. Mr. Paul K. Scripps is a second cousin to Mrs. Scagliotti. Mrs. Scagliotti and Ms. Pierce, who is expected to become a director on July 1, 2008 and is also an income beneficiary of The Edward W. Scripps Trust, are first cousins.

(9)	Mr. Paul K. Scripps serves as a director of the Company pursuant to an agreement between The Edward W. Scripps Trust and John P. Scripps. See “Certain Transactions — John P. Scripps Newspapers.”

(10)	Mr. Tysoe is a director of Canadian Imperial Bank of Commerce, Cintas (a company providing specialized services, including uniform programs and other products, to businesses), NRDC Acquisition Corp. (a special purpose acquisition corporation) and Taubman Centers, Inc. (a real estate company that owns and operate regional shopping centers).

REPORT ON THE SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information with respect to persons known to management to be the beneficial owners, as of December 31, 2007, of more than 5 percent of the Company’s outstanding Class A Common Shares or Common Voting Shares. Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares shown therein as being beneficially owned by them.

			Common
	Class A		Voting
Name and Address of Beneficial Owner	Common Shares	Percent	Shares	Percent

The Edward W. Scripps Trust (1)	39,192,222	31.00%	32,080,000	87.73%
13350 Metro Parkway, Suite 301
Fort Meyers, Florida 33966-4796
Paul K. Scripps and	1,230	—	3,232,226	8.84%
John P. Scripps Trusts (2)
5360 Jackson Drive, Suite 206
La Mesa, California 91942
FMR LLC (3)	12,859,514	10.17%	—	—
82 Devonshire Street
Boston, Massachusetts 02109
Harris Associates L.P. (4)	7,525,100	5.95%	—	—
Two North LaSalle Street, Suite 500
Chicago, Illinois 60602-3790

(1)	Under the Trust Agreement establishing The Edward W. Scripps Trust (the “Trust”), the Trust must retain voting shares sufficient to ensure control of the Company until the final distribution of the Trust estate unless earlier stock dispositions are necessary for the purpose of preventing loss or damage to such estate. The trustees of the Trust are John H. Burlingame, Mary Peirce and Nackey E. Scagliotti. (Edward W. Scripps, Jr. was a trustee of the Trust during 2007. He retired in February 2008.) The Trust will terminate upon the death of one individual. Upon the termination of the Trust, substantially all of its assets (including all shares of capital stock of the Company held by the Trust) will be distributed to certain descendants. Certain of these descendants have entered into an agreement among themselves, other cousins and the Company which will restrict transfer and govern voting of Common Voting Shares to be held by them upon termination of the Trust and distribution of the Trust estate. See “Certain Transactions — Scripps Family Agreement.”

(2)	See footnote 8 to the table under “Security Ownership of Management” below.

(3)	FMR, LLC filed a Schedule 13G with the Securities and Exchange Commission with respect to the Company’s Class A Common Shares on January 9, 2008. The information in the table is based on the information contained in such filing for the year ended 2007. Such report states that FMR, LLC has sole voting power over 1,371,996 shares and sole investment power over 12,859,514 shares.

(4)	Harris Associates L.P. filed a Schedule 13G with the Securities and Exchange Commission with respect to the Company’s Class A Common Shares on February 13, 2008. The information in the table is based on the information contained in such filing for the year ended 2007. Such report states that Harris Associates L.P. has shared voting power over 6,400,000 shares and sole investment power over 1,125,100 shares.

REPORT ON THE SECURITY OWNERSHIP OF MANAGEMENT

The following information is set forth with respect to the Company’s Class A Common Shares and Common Voting Shares beneficially owned as of January 31, 2008, by each director and each nominee for election as a director of the Company, by each named executive, and by all directors and executive officers of the Company as a group. Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares shown therein as being beneficially owned by them. Also included in the table are shares owned by The Edward W. Scripps Trust, the trustees of which are directors of the Company.

			Total
			Class A			Common
Name of Individual or	Class A	Exercisable	Common		Phantom	Voting
Number of Persons in Group	Common Shares(1)	Options(2)	Shares(3)	Percent	Shares(4)	Shares	Percent

William R. Burleigh	84,830	330,000	414,830	*	—	—	—
John H. Burlingame (5)	1,428	60,000	61,428	*	882	—	—
David A. Galloway	2,000	45,000	47,000	*	7,297	—	—
Kenneth W. Lowe	357,353	1,460,833	1,818,186	1.44%	—	—	—
David M. Moffett	—	—	—	*	—	—	—
Jarl Mohn (6)	600	50,000	50,600	*	—	—	—
Nicholas B. Paumgarten (7)	2,500	74,000	76,500	*	9,408	—	—
Jeffrey Sagansky	—	35,000	35,000	*	—	—	—
Nackey E. Scagliotti (5)	400	74,000	74,400	*	—	—	—
Edward W. Scripps	2,000	74,000	76,000	*	—	—	—
Paul K. Scripps (8)	1,230	50,000	51,230	*	—	3,232,226	8.84%
Ronald W. Tysoe	—	80,000	80,000	*	23,861	—	—
Julie A. Wrigley	64,144	50,000	114,144	*	17,345	—	—
Richard A. Boehne	51,013	705,000	756,013	*	—	—	—
Joseph G. NeCastro	28,964	222,500	251,464	*	—	—	—
Anatolio B. Cruz III	18,139	65,834	83,973	*	—	—	—
John F. Lansing	28,250	249,001	277,251	*	—	—	—
All directors and executive officers as a group (21 persons) (9)	39,873,793	3,906,004	43,779,797	34.69%	58,794	35,312,226	96.57%

*	Shares owned represent less than 1 percent of the outstanding shares of such class of stock.

(1)	The shares listed for each of the officers and directors represent his or her direct or indirect beneficial ownership of Class A Common Shares.

(2)	The shares listed for each of the officers and directors include Class A Common Shares underlying exercisable options at January 31, 2008 and exercisable options at March 31, 2008.

(3)	The shares listed do not include the balances held in any of the directors’ phantom share accounts that are the result of an election to defer compensation under the 1997 Deferred Compensation and Stock Plan for Directors. None of the shares listed for any officer or director is pledged as security for any obligation, such as pursuant to a loan arrangement or agreement or pursuant to any margin account agreement.

(4)	The shares listed are the shares held in the directors’ phantom share accounts that are the result of an election to defer compensation under the 1997 Deferred Compensation and Stock Plan for Directors.

(5)	These persons are trustees of the Trust and have the power to vote and dispose of the 39,192,222 Class A Common Shares and the 32,080,000 Common Voting Shares of the Company held by the Trust. Mr. Burlingame disclaims any beneficial interest in the shares held by the Trust.

(6)	The shares for Mr. Mohn include shares held in an S corporation that is owned by The Mohn Family Trust.

(7)	The shares listed for Mr. Paumgarten include 1,700 shares owned by his wife. Mr. Paumgarten disclaims beneficial ownership of such shares.

(8)	The shares listed for Mr. Paul K. Scripps include 239,040 Common Voting Shares and 816 Class A Common Shares held in various trusts for the benefit of certain of his relatives and 208 Class A Common Shares owned by his wife. Mr. Scripps is a trustee of the aforesaid trusts. Mr. Scripps disclaims beneficial ownership of the shares held in such trusts and the shares owned by his wife. The shares listed also include 2,890,906 Common Voting Shares held by five trusts of which Mr. Scripps is a trustee. Mr. Scripps is the sole beneficiary of one of these trusts, holding 698,036 Common Voting Shares. He disclaims beneficial ownership of the shares held in the other four trusts.

(9)	Please see footnote 1 under Report on the Security Ownership of Certain Beneficial Owners.

REPORT ON THE BOARD OF DIRECTORS AND ITS COMMITTEES

2007 Board Meetings

During 2007, the board held four regularly scheduled meetings and four special meetings. All directors attended at least 75 percent of the meetings of the board and of the committees on which they served during the year ended December 31, 2007.

Executive Sessions of Directors

Executive sessions of nonmanagement directors are held regularly. The director who presides at these meetings is the chairman of the board of directors or another director selected by the board at the time of such meeting.

Committee Charters

The charters of the audit, compensation and nominating & governance committees are available for review on the Company’s Web site at www.scripps.com by first clicking on “Shareholders,” and then on, “Corporate Governance,” and then on “Highlights.” Copies are available in print to any shareholder who requests a copy by contacting the corporate secretary at 312 Walnut Street, Suite 2800, Cincinnati, Ohio, 45202.

Committees of the Board of Directors

Executive Committee.  William R. Burleigh (chair), John H. Burlingame and Kenneth W. Lowe are the members of the executive committee. This committee may exercise all of the powers of the board in the management of the business and affairs of the Company between board meetings except the power to fill vacancies on the board or its committees. The executive committee did not hold any meetings in 2007.

Audit Committee.  Ronald W. Tysoe (chair), David M. Moffett, Jeffrey Sagansky and Julie A. Wrigley are the members of the audit committee. The purpose of the committee is to assist the board in fulfilling its oversight responsibility relating to (1) the integrity of the company’s financial statements and financial reporting process and the company’s systems of internal accounting and financial controls; (2) the performance of the internal audit services function; (3) the annual independent audit of the Company’s financial statements, the engagement of the independent auditors and the evaluation of the independent auditors’ qualifications, independence, performance and fees; (4) the compliance by the company with legal and regulatory requirements, including the Company’s disclosure controls and procedures; (5) the evaluation of enterprise risk issues; and (6) the fulfillment of all other responsibilities as outlined in its charter. The internal and independent auditors have unrestricted access to the audit committee. The committee meets privately with each of the independent auditors, the internal auditors and management. During 2007, the audit committee held six meetings.

Compensation Committee.  David A. Galloway (chair), John H. Burlingame, Jarl Mohn and Ronald W. Tysoe are the members of the compensation committee. Mr. Edward W. Scripps was a member of the compensation committee until his retirement in February 2008. The committee is appointed by the board of directors to discharge the board’s responsibilities relating to compensation of the company’s directors and officers. The committee reviews and approves the company’s goals and objectives relevant to compensation of senior management and evaluates the performance of senior management in light of those goals and objectives. With respect to the senior managers, the committee establishes base compensation levels, the terms of incentive compensation plans and equity-based plans and post-service arrangements. The committee approves all awards under the Company’s Long-Term Incentive Plan and approves awards under the Company’s Executive Annual Incentive Plan. The committee reviews all of the components of the chief executive officer’s compensation, including goals and objectives and makes recommendations to the board of directors.

With respect to any funded employee benefit plans, the committee appoints and monitors named fiduciaries. On an annual basis, the committee reviews the operation of the Company’s compensation program to evaluate its coordination and execution and reviews any management perquisites. The committee reviews succession planning relating to positions held by senior officers of the Company and reviews director compensation and makes recommendations with respect thereto to the board of directors. The committee has the authority to engage outside consultants to assist in determining appropriate compensation levels for the chief executive officer, other senior managers or directors. In 2007, the committee did not engage any consultants but received survey data from a consultant engaged by management. The committee is also responsible for producing an annual report for inclusion in the Company’s proxy statement and reviewing and approving the Compensation Discussion and Analysis and related compensation disclosure included in the Company’s proxy statement. During 2007, the compensation committee held five meetings.

Nominating & Governance Committee.  Nackey E. Scagliotti (chair), William R. Burleigh, John H. Burlingame, Nicholas B. Paumgarten, Paul K. Scripps and Julie A. Wrigley are the members of the nominating & governance committee. The purpose of the committee is (1) to assist the board by identifying individuals qualified to become board members and to recommend director nominees to the board; (2) to recommend to the board the Corporate Governance Guidelines applicable to the Company; (3) to lead the board in its annual review of the board’s performance; and (4) to recommend to the board nominees for each committee of the board. During 2007, the nominating & governance committee held four meetings.

CORPORATE GOVERNANCE

The board of directors is committed to good corporate governance, good business practices and transparency in financial reporting. The nominating & governance committee annually reviews the Company’s corporate governance principles, a copy of which is available on the Company’s Web site by first clicking on “Shareholders,” and then on, “Corporate Governance,” and then on “Highlights.” Copies are available in print to any shareholder who requests a copy by contacting the corporate secretary at 312 Walnut Street, Suite 2800, Cincinnati, Ohio, 45202.

Code of Ethics

The Company demonstrates its commitment to operate at the highest ethical standards by enforcing the principles in its Code of Ethics which is applicable to all employees. The Company’s corporate ethics program director is responsible for implementation and oversight of the ethics program. Additionally, the Company has in place a Code of Business Conduct and Ethics for the Chief Executive Officer and the Senior Financial and Accounting Officers. It is the responsibility of the audit committee and the chief financial officer to make sure that this policy is operative and has effective reporting and enforcement mechanisms. Both the Code of Business Conduct and Ethics for the Chief Executive Officer and Senior Financial Officers and the Code of Ethics are available for review on the Company’s Web site and to any shareholder who requests a printed copy.

The Company believes it has an obligation to provide employees with the guidance and support needed to ensure that the best, most ethical choices are made at work. To support this commitment, the Company established a means for employees to submit confidential and anonymous reports of suspected or actual violations of the Company’s Code of Ethics relating, among other things, to: accounting and auditing matters; antitrust activity; confidentiality & misappropriation; conflict of interest, discrimination or harassment; diverting of product or business activity; embezzlement; falsification of contracts, reports or records; gifts or entertainment; improper supplier or contractor activity; securities violations; sexual harassment; substance abuse; theft; or unsafe working conditions. To submit a report, an employee may call a toll-free number that is answered by a trained professional of EthicsPoint, an independent firm. This number (888-397-4911) is operational 24 hours a day, seven days a week. Employees may also raise questions online through the Internet (www.ethicspoint.com).

Charitable Contributions

The Company has not made any charitable contributions, where the amount has exceeded $1 million or two percent of such charity’s consolidated gross revenues, to any charitable organization of which a director is an executive officer.

Communications with the Directors

Shareholders and other interested parties wishing to communicate with the board of directors may do so by addressing letters to the corporate secretary at 312 Walnut Street, Suite 2800, Cincinnati, Ohio, 45202. For those who wish to send such communications via e-mail, they can do so at kuprionis@scripps.com. The board has instructed the corporate secretary to review all communications so received (via regular mail or e-mail), and to exercise her discretion not to forward to the directors correspondence that is not germane to the business affairs of the Company. Correspondence not forwarded will be retained for one year and any director may request the secretary to forward any and all such communications to the directors.

Director Attendance at Annual Meetings of Shareholders

The Company does not have a policy with regard to attendance by board members at the Annual Meeting of Shareholders. Messrs. Burleigh, Burlingame and Lowe attended the Company’s 2007 annual meeting of shareholders.

Director Education

New directors attend a training session that introduces them to the Company’s operations and to the members of management. Thereafter, directors are informed on a regular basis of various director educational programs offered by governance and director organizations. The Company pays for the continuing education of its directors. The director orientation policy is reviewed by the nominating & governance committee annually.

Director Independence — Audit Committee

The board of directors of the Company has determined that none of the current members of the audit committee has any relationship with the Company that could interfere with his or her exercise of independence from management and the Company. Each of the members satisfies the definitions of independence set forth in the rules promulgated under the Sarbanes-Oxley Act and in the listing standards of the New York Stock Exchange. The board determined that each member of the committee is financially literate as defined under the current NYSE rules and that Mr. Tysoe is an audit committee financial expert as defined in the SEC rules adopted under the Sarbanes-Oxley Act.

Director Independence — Controlled Company Status

The New York Stock Exchange requires listed companies to have a majority of independent directors on their boards and to ensure that their compensation committee and governance committee are composed of a majority of independent directors as well. A company that qualifies as a “controlled company” does not have to comply with these strictures so long as it discloses to shareholders that the company qualifies as a “controlled company” and is relying on this exemption in not having a majority of independent directors on the board or a majority of independent directors on either of the aforementioned committees. A “controlled company” is a listed company of which more than 50 percent of the voting power is held by an individual, a group, or another company. The Edward W. Scripps Trust holds a majority of the Company’s outstanding Common Voting Shares, and as such the Company qualifies as a “controlled company” and may rely on the NYSE exemption. The Company is not relying at present on that exemption.

Director Independence

The Company has determined that the following directors are independent under the standards established by the NYSE: William R. Burleigh, John H. Burlingame, David M. Moffett, David A. Galloway, Jarl Mohn, Nicholas B. Paumgarten, Jeffrey Sagansky, Nackey E. Scagliotti, Paul K. Scripps, Edward W. Scripps, Ronald W. Tysoe and Julie A. Wrigley. Additionally, all of the members of its nominating & corporate governance committee and its compensation committee are independent under such standards.

Director Service on Other Audit Committees

Mr. Ronald W. Tysoe currently serves on the audit committees of four public companies, in addition to service on the audit committee of the Company. The Company’s board of directors reviewed this service commitment and determined that such simultaneous service does not impair his ability to effectively serve on the Company’s audit committee.

Nominations for Directors

The nominating & governance committee will review any candidate recommended by the shareholders of the Company in light of the committee’s criteria for selection of new directors. If a shareholder wishes to recommend a candidate, he or she should send the recommendation, with a description of the candidate’s qualifications, to: Chair, Nominating & Governance Committee, c/o Mrs. Mary Denise Kuprionis, The E. W. Scripps Company, 312 Walnut Street, Suite 2800, Cincinnati, Ohio 45202. In the past, the committee has hired an independent consultant to assist with the identification and evaluation of director nominees and may do so in the future.

Nomination for Directors — Qualification Standards

When selecting new director nominees, the nominating & governance committee considers requirements of applicable law and listing standards, as well as the director qualification standards highlighted in the Company’s corporate governance principles. The committee is responsible for reviewing with the board the requisite skills and characteristics of new board candidates as well as the diversity and composition of the board as a whole. A person considered for nomination to the board must be a person of high integrity. Other factors considered are independence, age, skills, and experience in the context of the needs of the board. The nominating & governance committee makes recommendations to the board regarding the selection of director nominees.

NYSE Annual Written Affirmation

On May 14, 2007, the Company filed with the New York Stock Exchange the Annual Written Affirmation and the CEO Certification required under NYSE rules.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Responsibilities

The audit committee is comprised solely of independent directors and, among other things, is responsible for the following reviews, approvals and processes. Additionally, the audit committee members have reviewed the Company’s Code of Ethics and have established guidelines for receiving and reviewing reports on issues raised by employees using the Company’s HelpLine.

•	The engagement of the Company’s independent auditors.

•	The determination as to the independence and performance of the independent auditors.

•	The determination as to the performance of the internal auditors.

•	Review of the scope of the independent audit and the internal audit plan.

•	Preapproval of audit and nonaudit services.

•	Review of disclosure controls and procedures.

•	Review of management’s annual report on internal controls over financial reporting.

•	Review of annual SEC filings.

•	Review of quarterly SEC filings and other communications required to be reported to the committee by the independent auditors.

•	Review of certain regulatory and accounting matters with internal and independent auditors.

•	Consultation with independent auditors.

•	Preparation of its report for the proxy statement.

•	Committee performance evaluation.

•	Review of policies for employing former employees of the independent auditors.

•	Establishment of “whistleblowing” procedures.

•	Review of legal and regulatory compliance.

•	Evaluation of enterprise risk issues.

•	Review of certain transactions with directors and related parties.

In discharging its oversight responsibility as to the audit process, the audit committee reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2007, with the Company’s management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements. The committee also discussed with the Company’s internal auditor and with Deloitte Touche Tohmatsu, and its respective affiliates (collectively the “Deloitte Entities”), the overall scope and plan for their respective audits. The committee meets with the internal auditor and the Deloitte Entities, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Independence of the External Auditors

The committee has established a pre-approval policy and procedures for audit, audit-related and tax services that can be performed by the independent auditors without specific authorization from the committee subject to certain restrictions. The policy sets out the specific services pre-approved by the committee and the applicable limitations, while ensuring the independence of the independent auditors to audit the Company’s financial statements is not impaired.

Service Fees Paid to the Independent Registered Public Accounting Firm

The following table sets forth fees for all professional services rendered by Deloitte Entities to the Company for the years ended December 31, 2007 and 2006.

	2007	2006

Audit fees (1)	$2,638,000	$1,931,100
Audit-related fees (2)	137,100	420,500

Total audit and audit-related fees	2,775,100	2,351,600

Tax compliance and preparation:
Amended returns, claims for refunds and tax payment-planning	548,700	571,200
Employee benefit plans	7,200	7,100
Other tax-related fees	197,100	11,900

Total tax fees	753,000	590,200

Total fees	$3,528,100	$2,941,800

(1)	The 2007 fees include audit of the parent company and certain subsidiary companies, quarterly reviews and accounting consultations. It also includes audit fees associated with the Company’s decision to separate its networks and interactive media divisions into a separately traded company and the required filing of a Registration Statement on Form 10 with the Securities and Exchange Commission.

(2)	This includes fees for due diligence assistance.

Report of the Audit Committee

In connection with the financial statements for the fiscal year ended December 31, 2007, the Audit Committee has:

(1)	reviewed and discussed the audited financial statements with management; and

(2)	discussed with the Deloitte Entities the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communications with Audit Committees). Deloitte Entities also provided to the committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

Based upon these reviews and discussions, the audit committee at its February 20, 2008, meeting, approved the filing of the Company’s annual report on Form 10-K for the year ended December 31, 2007, with the United States Securities and Exchange Commission.

The Audit Committee

Ronald W. Tysoe, Chairman
David M. Moffett
Jeffrey Sagansky
Julie A. Wrigley

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The compensation committee of the Company’s board of directors (the “Compensation Committee”) has submitted the following report for inclusion in this Proxy Statement:

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on our Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, our Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for filing with the Securities and Exchange Commission.

The foregoing report is provided by the following directors, who constitute the Compensation Committee:

The Compensation Committee

David A. Galloway, Chairman
John H. Burlingame
Jarl Mohn
Ronald W. Tysoe

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis explains the Company’s compensation program for its President and Chief Executive Officer (CEO), Mr. Kenneth W. Lowe, its Executive Vice President and Chief Financial Officer (CFO), Mr. Joseph G. NeCastro, and its other three most highly compensated executive officers, Mr. Richard W. Boehne, Executive Vice President and Chief Operating Officer, Mr. John F. Lansing, Senior Vice President/Scripps Networks and A. B. Cruz, Executive Vice President and General Counsel. These individuals are referred to collectively as the named executive officers (NEOs).

Overview of Compensation Program

Objectives

The compensation program for the NEOs is designed to meet the following three objectives that align with and support the Company’s strategic business goals:

•	Attract and retain executives who lead the Company’s efforts to build long-term value for shareholders.

•	Reward annual operating performance and increases in shareholder value.

•	Emphasize the variable performance-based components of the compensation program more heavily than the fixed components.

Compensation Elements

The key elements of the Company’s executive compensation program for NEOs are base salary, annual incentives, long-term incentives consisting of stock options and performance-based restricted stock, and retirement benefits. The NEOs also receive certain perquisites, but these perquisites are not a key element of compensation. The chart below illustrates how each element of compensation fulfills the Company’s compensation objectives discussed above.

Program	Form	Fixed or Variable	Objectives

Base salary	Cash	Fixed	• Serves as attraction and retention incentive • Rewards individual performance
Annual incentive	Cash	Variable	• Rewards annual operating results • Emphasizes variable performance-based compensation
Long-term incentive, which includes: performance-based restricted shares, and stock options	Equity	Variable
•   Serves as attraction and retention incentive
•   Rewards for increasing stock price and enhancing long-term value
•   Aligns interests with shareholders
•   Rewards annual operating results
•   Emphasizes variable performance-based compensation

Retirement benefits, including the pension plan, the Supplemental Executive Retirement Plan and the Executive Deferred Compensation Plan	Cash	Fixed	• Serves as attraction and retention incentive

Use of Market Data

The Company believes that each element of the compensation program should remain competitive in order to attract and retain key executive talent. To help determine the competitive market, the

Compensation Committee relies, in part, on market compensation data of comparable executive positions within similarly-sized media companies.

The Company considers this market information when establishing base salary, annual incentive and long-term equity opportunities, and generally strives to structure each element close to the median of the market data. However, the Compensation Committee retains the flexibility to make adjustments in order to respond to market conditions, promotions, individual performance or other circumstances. In addition, the Compensation Committee considers the value of the total compensation package when making decisions for each element of compensation. The Compensation Committee also monitors the competitiveness of the Company’s retirement and perquisite programs on an annual basis; although, these benefit programs generally do not change from year-to-year.

As in prior years, the corporate compensation department prepared a market analysis for each of the NEO positions using the media industry survey data. The market analysis included compensation at the median and 75th percentile for each of the following elements:

•	Base salary.

•	Total cash compensation, which is base salary plus actual cash incentive compensation.

•	Total direct compensation, which is total cash compensation plus equity awards.

The Compensation Committee selected a peer group of companies from the survey that were comparable in size and business focus to the Company and therefore compete with the Company for executive talent. A revenue-based regression analysis for each NEO position was included in the market analysis to further refine the comparison. The following table lists the companies included in this group as of 2007:

Towers Perrin Media Survey Public Companies with Revenues > $500 million
ADVO	McGraw-Hill
Belo	Media General
Cablevision Systems	Meredith
CBS	New York Times
Charter Communications	R.R. Donnelley
Clear Channel Communications	Sinclair Broadcast Group
Comcast Cable Communications	Thomson
Discovery Communications	Time Warner
Dow Jones	Tribune
Gannett	Univision Communications
Hearst-Argyle Television	Viacom
IAC/InterActive	Walt Disney
John Wiley & Sons	Washington Post
Lions Gate Entertainment Corp.	Yahoo!
McClatchy

The market analysis included market data for each component described above, plus historical base salary, annual incentive and equity grants of the NEOs for the prior three years. The Compensation Committee used this report in establishing each component of compensation, as described in more detail under “Analysis of Each Compensation Element”.

Variable Compensation

The Company’s long-term success is based on achieving key strategic, financial and operational goals from year-to-year. As a result, a significant portion of the NEOs’ compensation is “variable” or “at risk”. This means that a significant portion of their compensation is directly contingent upon achieving specific results that are essential to the Company’s long-term success and growth in stockholder value. As described in the table above, the variable components of the compensation program include annual incentives, performance-based restricted shares and stock options. Each of these components is described in more detail under the heading “Analysis of Each Compensation Element”.

The Compensation Committee has not established a specific formula for the allocation of fixed and variable compensation components and instead retains the discretion to modify the allocation from year to year. For 2007, an average of 67 percent of the total pay mix for the NEOs was weighted towards variable components. The pay mix for the CEO was roughly 81 percent variable which reflects a greater focus on performance-based pay as a percent of total compensation. The Compensation Committee believes this approach directly aligns the CEO with shareholder interests and is reflective of his greater responsibilities.

As illustrated below for the NEOs, the Company’s pay mix between fixed and variable is relatively consistent with the market:

Analysis of Each Compensation Element

Following is a brief summary of each element of the compensation program for NEOs.

Base Salary

The Company provides competitive base salaries to attract and retain key executive talent. The Compensation Committee believes that a competitive base salary is an important component of total compensation because:

•	It is not variable or “at risk”, meaning that it provides a degree of financial stability for the executives.

•	It compensates NEOs for the value of their role and contributions to the Company.

Base salary also forms the basis for calculating other compensation opportunities for NEOs:

•	It is used to establish annual incentive opportunities (see “Annual Incentive”).

•	It is included in “final average compensation” for purposes of determining retirement benefits (see “Retirement Plans”).

•	It is included in the formula for calculating separation pay due upon a qualifying termination of employment (see “Employment Agreements and Change in Control Plan”).

Base salaries are designed to be competitive with those paid by the companies in the market survey data to executives with similar responsibilities. In order to ensure that the Company paid a competitive base salary in 2007, the Compensation Committee considered the market analysis prepared for each NEO, which reflected the median and 75th percentile base salary levels.

The base salaries for the NEOs are targeted at the median level within the survey data, adjusted to reflect the individual’s scope of responsibilities, level of experience and skill, and the caliber of his or her performance over time. When making these adjustments, the Compensation Committee considers the historical base salary level for each NEO for the past three years and the impact that base salary increases would have on the amount of NEOs’ retirement benefits. The Compensation Committee also takes into account the total direct compensation levels which includes base salary, annual and long-term incentives, when setting the base salary or any of the other elements of total direct compensation. Mr. Lowe, as Chief Executive Officer, also provides the Compensation Committee an annual evaluation of the performance of each executive officer that reports to him and his recommendations for base salary adjustments.

After discussing the individual performance of each NEO and pay recommendations, and after making its own assessment of the performance of each such executive officer, the Compensation Committee established the base salaries for each NEO. As seen in the chart below, base salary increases are larger for those NEOs whose base salary is substantially lower than the market median (Messrs. NeCastro, Lansing and Cruz) in order to be more competitive with the market and in the case of Mr. Cruz to reflect his promotion to executive vice president. Each of Mr. Lowe and Mr. Boehne received a base salary increase that maintains his base salary at a level close to the market median.

	2006 Base Salary as Percent	2007 Base Salary
NEO	of Market Median	Increase Percent

Lowe	100%	4.8%
Boehne	103%	5.4%
NeCastro	79%	9.1%
Lansing	75%	13.0%
Cruz	83%	16.9%

Please refer to the “Salary” column of the Summary Compensation Table of this proxy statement for the 2007 base salaries of the NEOs.

Annual Incentive

The Company maintains the Executive Annual Incentive Plan under which NEOs are eligible to receive annual cash payments based on the extent to which certain operational goals are achieved. This plan was most recently approved by the Company’s shareholders in 2005. The Compensation Committee believes that a competitive annual incentive program is an important component of total compensation because:

•	It rewards executives for achieving annual operating results.

•	It is a performance-based component that provides variable or “at risk” compensation.

•	It is included in “final average compensation” for purposes of determining retirement benefits (see “Retirement Plans”).

•	It is included in the formula for calculating separation pay due upon a qualifying termination of employment (see “Employment Agreements and Change in Control Plan”).

Target Incentive Opportunities

Under the Executive Annual Incentive Plan, NEOs have the opportunity to earn targeted incentive cash payments that are calculated as a percentage of each executive’s annual base salary. These percentages are developed by the Compensation Committee according to each executive’s position and level of responsibility.

In order to ensure that the Company offered competitive annual incentive opportunities in 2007, the Compensation Committee considered the overall performance of each NEO as well as the market survey data and recommendations of the CEO. The survey data reflected the median and 75th percentile total cash compensation, which is base salary plus actual cash incentive compensation.

In general, the Compensation Committee attempted to target the total cash compensation of the NEOs to the median total cash compensation levels of the survey data. However, the Compensation Committee also believes that it is important to provide similar annual incentive opportunities for each group of NEOs that has similar levels of operational responsibility within the Company.

Performance Goals

The annual incentive awards are based on a formula that takes into consideration the achievement of segment profit and earnings per share goals during the year. The goals are established by the compensation committee in the February meeting and take into account the strategic business plans approved by the Board. In 2007, the target segment profit and earnings per share goals, and the weighting for each goal, were:

	Target					Percent of
	Annual					Target
	Incentive		Weights			Achieved
	(as % of		Segment	Targets	Actual	Segment
NEO	Base Pay)		Profit/EPS	Segment Profit/EPS	Segment Profit/EPS	Profit/EPS

Lowe	120%		60/40	$890.3 mil/$2.44	$826.1 mil/$2.31	92.79%/94.67%
Boehne	70%		60/40	$890.3 mil/$2.44	$826.1 mil/$2.31	92.79%/94.67%
NeCastro	60%		60/40	$890.3 mil/$2.44	$826.1 mil/$2.31	92.79%/94.67%
Lansing	60%		60/40	$595.9 mil/$2.44	$603.5 mil/$2.31	101.27%/94.67%
Cruz	55	%(1)	60/40	$890.3 mil/$2.44	$826.1 mil/$2.31	92.79%/94.67%

1.	From January through May, Mr. Cruz had an annual bonus incentive of 50%, which was increased to 55% upon his promotion in June.

These performance goals were used because:

•	Segment profit. Segment profit is the measure by which the Company evaluates the operating performance of each business segment and the measure of performance most frequently used by investors to determine the value of the Company. Segment profit is defined as the Company’s net income determined in accordance with accounting principles generally accepted in the United States excluding interest, income taxes, depreciation and amortization, divested operating units, restructuring activities, investment results and certain other items. For NEOs whose primary responsibilities are corporate-wide (Messrs. Lowe, Boehne, NeCastro, and Cruz), the segment profit goal was based on the consolidated performance of all the divisions of the Company. For Mr. Lansing, whose primary responsibility is managing Scripps Networks, the segment profit goal was based on performance of that division.

•	Earnings per share. Earnings per share represents the portion of a company’s profit allocated to each outstanding share of common stock and is the most comprehensive measure of the company’s profitability.

•	The Company’s actual segment profit and earnings per share results will be adjusted to determine the percent of target achieved. Adjustments are made to eliminate the impact of extraordinary events on the Company’s financial results and to ensure that sound business decisions are not postponed until the current compensation cycle is complete. These items are excluded because the Company does not want NEOs to be inappropriately rewarded or penalized for unexpected events. The Company also wants to encourage NEOs to make sound operating decisions without being influenced by fluctuations in annual incentive payouts.

Payout Percentages

For 2007, the annual incentive opportunity could vary from 0 percent to 165 percent of the targeted percentage of base salary, according to the level of overall performance achieved for the year relative to the established performance goal. This payout schedule is a sliding scale that is designed to motivate and reward exceptional performance. The payout percentage decreases if targeted performance is not achieved, and the payout percentage increases if the Company surpasses its targeted goals. For example:

•	If performance is less than 75 percent of target, no annual incentive is earned.

•	If performance equals 75 percent of target, only 5 percent of the incentive award is earned.

•	If performance equals 100 percent of target, then the entire award is achieved.

•	If performance equals or exceeds 125 percent of target, then 165 percent of the award is achieved.

Achievement at maximum performance results in total cash compensation levels at approximately the 75th percentile of the market survey data. The following table reflects the actual achievement level for each performance goal along with the payout percentage for each performance goal for 2007. Based on criteria established at the beginning of the performance period, the Compensation Committee was required to adjust the consolidated segment profit and earnings per share results in 2007 to take into account severance costs associated with staff reductions at several of the Company’s newspapers, costs related to the upcoming company separation, and an impairment charge related to losses and challenging business conditions at uSwitch. Furthermore, the Compensation Committee exercised negative discretion by decreasing the earnings per share portion of the annual incentive payout for Messrs. Lowe, Boehne, NeCastro and Cruz by 50 percent to reflect the disappointing business results that led to the impairment charge.

					Final Payout Percent
	Percent of Target Achieved		Preliminary Payout Percent		Segment Profit/EPS
NEO	Segment Profit/EPS		Segment Profit/EPS		(After Negative Discretion)

Lowe	92.79	%/94.67%	83.37	%/89.01%	83.37	%/44.51%
Boehne	92.79	%/94.67%	83.37	%/89.01%	83.37	%/44.51%
NeCastro	92.79	%/94.67%	83.37	%/89.01%	83.37	%/44.51%
Lansing	101.27	%/94.67%	102.54	%/89.01%	102.54	%/89.01%
Cruz	92.79	%/94.67%	83.37	%/89.01%	83.37	%/44.51%

Additional Information

For more information on the 2007 annual incentive opportunity for NEOs, please refer to the “Grants of Plan-Based Awards” table in this proxy statement. The “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column of that table provides the estimated payouts for NEOs at Threshold, Target and Maximum performance levels. Please refer to the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for the actual amounts earned by each NEO under the Executive Annual Incentive Plan for the 2007 performance period.

Long-Term Incentives

The Company maintains the 1997 Long-Term Incentive Plan, which was most recently approved by the Company’s shareholders in 2005. In 2007, the Compensation Committee granted awards of performance-based restricted shares and stock options to the NEOs under this plan. The Compensation Committee believes that a competitive long-term incentive program is an important component of total compensation because it:

•	Enhances retention.

•	Rewards executives for increasing stock price and enhancing long-term value.

•	Provides executives with an opportunity for stock ownership to align their interests with shareholders.

•	Helps to emphasizes variable or “at risk” compensation.

•	Rewards executives for achieving annual operating results.

Long-Term Incentive Opportunities

Under the long-term incentive program, the NEOs are granted equity awards as recommended by the CEO and approved by the Compensation Committee. The Compensation Committee approves the target value of the equity award for each NEO based on each NEOs position and level of responsibility, the historical equity grants and a total assessment of the market analysis. The Compensation Committee does not consider existing ownership levels in establishing long-term incentive opportunities, as it wants to encourage stock ownership among the NEOs. Decisions regarding long-term incentive grants are made based on role, amount of impact and retention objectives. Survey data is referenced but is unreliable since it fluctuates from year-to-year.

For 2007 the target value of the equity award for each executive was as follow:

Target Value of 2007 Long-Term
NEO	Incentive Equity Award

Lowe	$3.285 million
Boehne	$1.971 million
NeCastro	$1.314 million
Lansing	$0.854 million
Cruz	$0.657 million

Once the Compensation Committee establishes the target value of each NEO’s equity award, one half of the value is awarded as stock options while the other half is awarded as performance-based restricted shares. The Compensation Committee believes that using a combination of performance-based restricted shares and stock options strikes an appropriate balance between focusing executives on achieving specified operational goals and increasing long-term shareholder value, as more fully described below.

Stock Options

Stock options are granted with an exercise price equal to the fair market value of the Company’s Class A common shares on the date of grant, have an eight-year term and vest in three annual installments, beginning on the first anniversary of the date of grant.

Because the value of stock options increases when the stock price increases, stock options align the interests of NEOs with those of shareholders. In addition, stock options are intended to help retain key executives because they vest over three years and, if not vested, are forfeited if the employee leaves the Company before retirement.

For more information on the stock options granted to NEOs in 2007, including the number of shares underlying each option grant and its exercise price, please refer to the “Grants of Plan-Based Awards” table in this proxy statement. For information about the total number of stock options outstanding as of the end of 2007 with respect to each NEO, please refer to the “Outstanding Equity Awards at Fiscal Year-End” table in this proxy statement.

Performance-Based Restricted Stock Awards

The performance-based restricted stock awards provide NEOs with an opportunity to receive restricted shares. The performance-based restricted shares are consistent with the overall objective of rewarding operational performance, since the number of shares earned depends on the extent to which the Company attains specified levels of segment profit during the year. The restricted shares that are earned vest in installments on each March 15 of the succeeding three years (25 percent in the year after the end of the performance period, 25 percent in the second year, and 50 percent in the third year). Half of the vesting occurs in the third year to further enhance retention and helps focus NEOs on increasing the value of the Company over time.

The segment profit goal was based on the consolidated performance of all the divisions of the Company. This goal was selected for all of the NEOs instead of a combination of consolidated and divisional because, as a long-term reward vehicle, the Company wanted the focus to be on increasing the value of the Company as a whole. This approach encourages cooperation among the operating divisions of the Company. For 2007, the goal for consolidated segment profit was $890.3 million.

The actual number of restricted shares earned is determined based on the achievement of the consolidated segment profit goal for the year. The number of restricted shares earned may vary, from 0 percent to 165 percent of the targeted number of shares granted, according to the level of consolidated performance achieved for the year relative to the performance goal. The payout schedule is the same as the one used for the annual incentive program. It is designed to motivate and reward superior performance. The payout percentage decreases if targeted performance is not achieved, and the payout percentage increases if the Company surpasses its targeted goals. For 2007, the earned number of restricted shares was 83.37 percent of the targeted number of restricted shares. This was based on a consolidated segment profit achievement of 92.79 percent of the targeted consolidated segment profit goal.

In addition, Mr. Cruz received a second grant, valued at $495,800 in recognition of his promotion to Executive Vice President and General Counsel, effective June 1, 2007. This grant was a combination of stock options and restricted shares that vest equally over three years.

Additional Information

For more information on the performance-based restricted stock awards granted to NEOs in 2007, please refer to the “Grants of Plan-Based Awards” table in this proxy statement. The “Estimated Future Payouts Under Equity Incentive Plan Awards” column of that table provides the estimated number of restricted shares earned for each NEO at Threshold, Target and Maximum performance levels. For information about the total number of restricted shares outstanding as of the end of 2007 with respect to each NEO, please refer to the “Outstanding Equity Awards at Fiscal Year-End” table of this proxy statement.

Equity Grant Practices

The Compensation Committee grants annual equity awards at its February meeting. This meeting date is set typically two years in advance. The Compensation Committee does not grant equity compensation awards in anticipation of the release of material nonpublic information. Similarly, the Company does not time the release of material nonpublic information based on equity award grant dates.

Retirement Plans

The Company maintains a defined benefit pension plan and a 401(k) plan, which cover NEOs along with substantially all other non-union employees of the Company and its subsidiaries.

In order to attract and retain key executive talent at the Company, the Compensation Committee believes that it is important to provide the executive officers, including NEOs, with retirement benefits that are in addition to those generally provided to its employees. As a result:

•	The Company supplements the pension plan for all executives whose pay and contributions exceed the IRS limitations through the Scripps Supplemental Executive Retirement Plan (SERP). For more information on the pension plan and the SERP, please refer to the “Pension Benefits” table of this proxy statement.

•	NEOs may also defer specified portions of their compensation under the Executive Deferred Compensation Plan and receive matching contributions in each case in excess of what they are able to defer under the 401(k) plan due to IRS limitations. For more information about the Executive Deferred Compensation Plan, please refer to the “Non-Qualified Deferred Compensation” table of this proxy statement.

The Compensation Committee believes that the SERP and the Executive Deferred Compensation Plan are important retention and recruitment tools, as many of the companies in which the Company competes for executive talent provide similar benefits to their senior executives.

Health, Welfare and Other Personal Benefits

In addition to the principal compensation components described above, NEOs are entitled to participate in all health, welfare, fringe benefit and other arrangements generally available to other employees.

The Company may also, as considered reasonable and appropriate on a case-by-case basis, provide its officers, including its NEOs, with limited additional perquisites and other personal benefits. For example, NEOs are provided with a financial planning benefit pursuant to the terms of their employment agreements, plus an additional payment to cover taxes associated with the compensation value of this benefit. The Company also provides perquisites that facilitate involvement of executive officers in the business community by sponsoring membership in luncheon and business clubs, and with respect to Mr. Lowe, a country club membership per his employment agreement.

For more information about the perquisites provided in 2007 to each NEOs, please refer to the “All Other Compensation” column of the Summary Compensation Table of this proxy statement.

Employment Agreements and Change in Control Plan

The Compensation Committee believes that employment agreements convey the Company’s commitment to each NEO while offering flexibility for any potential changes. Accordingly, the Company provides severance protections for NEOs under their respective employment agreements and the Change in Control Plan.

Employment Agreements

Each NEO would be entitled to severance benefits under his employment agreement in the event of a termination of employment by the Company without “cause” or a termination by the executive for “good reason”, death or disability. The severance benefits are generally determined as if the executive continued to remain employed by the Company through the remainder of the term covered by his employment agreement, consistent with market practices.

In exchange for the severance benefits, the NEOs agree not to disclose the Company’s confidential information and agree not to compete against the Company or solicit its employees or customers for a period of time after termination. These provisions protect the Company’s interests and help to ensure its long-term success.

Please refer to the “Potential Payments Upon Termination or Change in Control” section of this proxy statement for information regarding potential payments and benefits, if any, that each NEO is entitled to receive under his employment agreement in connection with his termination of employment. Please refer to the narrative following the Summary Compensation Table of this proxy statement for a description of the compensation and benefits provided under the employment agreements.

Change in Control Plan

All NEOs are provided change in control protection. For Mr. Lowe, the terms of his change in control protection are covered in his employment agreement. The other NEOs are covered under the Senior Executive Change in Control Plan. Under this plan, a NEO would be entitled to certain severance benefits if a “change in control” were to occur and the Company terminated the executive’s employment without “cause” or the executive terminated his employment with the Company for “good reason” within a two-year period following the change in control. For Mr. Lansing, whose primary responsibility is managing Scripps Networks, his employment agreement also provides change in control protection in the event of a sale of Scripps Networks. The severance levels were established by the Compensation Committee.

The Compensation Committee believes that the occurrence, or potential occurrence, of a change in control transaction will create uncertainty regarding the continued employment of NEOs. The Change in Control Plan allows NEOs to focus on the Company’s business and objectively evaluate any future proposals during potential change in control transactions without being distracted by potential job loss. It also enhances retention following a change in control, as the severance benefits are payable only if the executive incurs a qualifying termination within a certain period following a change in control, rather than merely as a result of the change in control.

All equity awards held by NEOs would immediately vest upon a change in control. Unlike the cash severance described above, the vesting is not contingent upon a qualifying termination within a certain period following a change in control. This “single trigger” is appropriate because the Compensation Committee believes NEOs should have the same opportunity to realize value as common shareholders.

Please refer to the “Potential Payments Upon Termination or Change in Control” section of this proxy statement for information regarding potential payments and benefits, if any, that each executive is entitled to receive in connection with a change in control.

Summary Compensation Table

The following table sets forth certain information regarding the compensation earned in 2006 and 2007 by the Named Executive Officers (NEOs) of the Company:

							Change in
							Pension Value
							and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Principal Position	Year	($)	($)	($)(1)	($)(1)	($)(2)	($)(3)	($)(4)	($)

Kenneth W. Lowe	2007	1,100,000	0	2,598,016	2,399,907	895,277	840,348	75,973	7,909,521
President & Chief	2006	1,050,000	0	3,536,808	2,923,091	1,260,000	1,083,392	69,980	9,923,271
Executive Officer

Richard A. Boehne	2007	685,000	0	728,616	674,015	325,216	211,085	52,319	2,676,251
Executive Vice	2006	650,000	0	623,312	641,106	455,000	253,089	47,960	2,670,467
President & Chief
Operating Officer

Joseph G. NeCastro	2007	600,000	0	493,274	453,140	244,166	85,598	137,557	2,013,735
Executive Vice	2006	550,000	0	426,705	433,832	330,000	61,247	129,648	1,931,432
President & Chief
Financial Officer

John F. Lansing	2007	650,000	0	400,540	311,144	378,799	183,198	36,750	1,960,431
President / Scripps	2006	575,000	0	363,056	297,820	306,176	128,919	34,250	1,705,221
Networks

Anatolio B. Cruz III
Executive Vice	2007	493,750	0	266,881	256,417	177,826	51,476	34,115	1,280,465
President and General
Counsel

(1)	Represents the expense recognized in the Company’s financial statement related to restricted stock and stock option awards granted in 2007 and in prior years. Because Mr. Lowe is eligible for retirement, the entire grant date fair value of his awards was fully expensed in the year of grant. The expense was determined in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), Share Based Payment (“FAS 123R”), but disregards the impact of estimated forfeitures relating to service-based vesting conditions. See footnote 20 of the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 (“2007 Annual Report”) for an explanation of the assumptions made by the Company in the valuation of these awards. For information about the awards granted in 2007, please refer to the Grants of Plan-Based Awards section of this proxy statement and to the Compensation Discussion and Analysis (“CD&A”) section of this proxy statement. For information on all outstanding equity awards as of December 31, 2007, please refer to the Outstanding Equity Awards at Fiscal Year-End section of this proxy statement.

(2)	Represents the annual incentive earned by each NEO under the Executive Annual Incentive Plan for the applicable calendar year. For additional information about the 2007 annual incentive opportunities under the Executive Annual Incentive Plan, please refer to the Grants of Plan-Based Awards and CD&A sections of this proxy statement.

(3)	Represents the increase in the present value of the accumulated benefits under the pension plan and the Scripps Supplemental Executive Retirement Plan (“SERP”) for the applicable calendar year. For information on these plans, please refer to the Pension Benefits section of this proxy statement. The Company’s NEOs did not accrue any preferential or above-market earnings on non-qualified deferred compensation.

(4)	Represents the perquisites and other benefits outlined in the table below. For more information about these benefits, please refer to the CD&A section of this proxy statement.

	Financial	Club	Tax Gross-	Matching
	Planning	Dues	Up	Contribution	Total
Name	($)(i)	($)(ii)	($)(iii)	($)(iv)	($)

Mr. Lowe	15,000	13,964	14,009	33,000	75,973
Mr. Boehne	15,000	6,010	10,759	20,550	52,319
Mr. NeCastro	10,000	2,060	107,497	18,000	137,557
Mr. Lansing	10,000	0	7,250	19,500	36,750
Mr. Cruz	10,000	2,060	7,242	14,813	34,115

(i)	Represents all amounts paid by the Company for financial planning services.

(ii)	Represents all amounts paid by the Company for dining, business and country clubs.

(iii)	Represents reimbursement of taxes imposed on the financial planning benefit. This column also includes the tax gross-up paid to Mr. NeCastro on his loan repayment. To assist Mr. NeCastro in satisfying an obligation with his previous employer, the Company loaned him $356,905 in 2002. Mr. NeCastro was obligated to repay the loan, with interest at 4.75% per year, by July 26, 2007. Until such time, the Company withheld an amount of his annual incentive to repay interest and principal on the loan in an amount equal to the lesser of (i) 50% of his annual incentive earned for each year, or (ii) $80,000. The Company agreed to pay Mr. NeCastro an additional bonus, the net amount of which equaled the taxes applicable to the portion of the annual incentive withheld for the loan payment. Mr. NeCastro’s obligation was paid in full in 2007.

(iv)	Represents the amount of all matching contributions made under the Company’s 401(k) Plan and Executive Deferred Compensation Plan.

Salary and Bonus in Proportion to Total Compensation

The Company’s NEOs generally receive 37% to 55% of their total direct compensation in the form of base salary and cash incentive awards under the Executive Annual Incentive Plan. Please see the CD&A section of this proxy statement for a description of the objectives of the Company’s compensation program and overall compensation philosophy.

Employment Agreements

All five of the NEOs have entered into employment agreements with the Company. These employment agreements enhance retention incentives for NEOs and also protect the Company’s interests by imposing confidentiality, noncompetition, nonsolicitation and other restrictive covenants on the executives. Following is a brief summary of the employment agreements.

Employment Agreement for Mr. Lowe

On June 16, 2003, the Company entered into an employment agreement with Mr. Lowe, pursuant to which he serves as President and Chief Executive Officer and as a member of the board of directors. On July 31, 2007, the agreement was extended through June 30, 2010. During the term, Mr. Lowe is entitled to: (i) a base salary that is not less than that paid to him for the immediately preceding year and an annual target bonus opportunity equal to no less than 80% of his salary; (ii) participate in all equity incentive, employee pension, welfare benefit plans and fringe benefit programs on a basis no less favorable than the most favorable basis provided other senior executives of the Company; (iii) life insurance equal to his base salary; and (iv) reimbursement for tax and financial planning up to maximum of $15,000 per year, the annual membership fees and other dues associated with one country club and one luncheon club, and the costs of an annual physical examination.

Employment Agreement for Mr. Lansing

Effective January 1, 2004, the Company entered into an employment agreement with Mr. Lansing. The term of the agreement expires on December 31, 2008. During the term, Mr. Lansing is entitled to an annual base salary of no less than $550,000 and a target annual incentive opportunity of no less than 50% of base salary. Mr. Lansing is also entitled to all benefits provided to senior level executives in accordance with the Company’s policies from time to time in effect.

Other Employment Agreements

In June 2006, the Company entered into an employment agreement with each of Mr. Boehne and Mr. NeCastro. On July 31, 2007, the Company entered into an employment agreement with Mr. Cruz in connection with his promotion to the position of Executive Vice President. The agreements have a three year term that extends for an additional year on each anniversary of the first day of the terms, unless the Company provides notice not to extend. During the term, (i) the annual base salary for each executive will be no less than $650,000 for Mr. Boehne, $550,000 for Mr. NeCastro, and $525,000 for Mr. Cruz; (ii) the target bonus opportunity will be 70% of base salary for Mr. Boehne, 60% of base salary for Mr. NeCastro and 55% of base salary for Mr. Cruz; (iii) each executive is eligible to participate in all equity incentive plans, employee retirement, pension and welfare benefit plans available to similarly situated executives of the Company; and (iv) each executive is also entitled to reimbursement for tax and financial planning up to a maximum of $15,000 per year, the annual membership fees and other dues associated with one luncheon club, and the costs of an annual physical examination.

Please refer to the “Potential Payments Upon Termination or Change in Control” section of this proxy statement for information regarding potential payments and benefits, if any, that each executive is entitled to receive under his employment agreement in connection with his termination of employment or change in control, along with a brief description of the applicable non-competition, non-solicitation, confidentiality and other restrictions applicable to each executive.

Grants of Plan-Based Awards

The following table sets forth information for each NEO regarding (i) estimated payouts of the annual cash incentive opportunities granted under the Executive Annual Incentive Plan during 2007, (ii) estimated number of restricted shares that could be delivered under the performance-based restricted stock awards granted during 2007, (iii) restricted stock awards granted during 2007, and (iv) stock options granted in 2007:

								All Other	All Other		Grant
								Stock	Option	Exercise	Date Fair
								Awards:	Awards:	or Base	Value of
		Estimated Possible Payouts			Estimated Possible Payouts			Number	Number of	Price of	Stock and
		Under Non-Equity Incentive			Under Equity Incentive			of Shares	Securities	Option	Stock
		Plan Awards(1)			Plan Awards(1)			of Stock	Underlying	Awards	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	($/SH)	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)(2)	(#)(3)	(4)	($)(5)

Mr. Lowe		66,000	1,320,000	2,178,000
	2/22/2007				1,786	35,714	58,928				1,743,557
	2/22/2007								125,000	48.82	1,572,500
Mr. Boehne		23,975	479,500	791,175
	2/22/2007				1,071	21,429	35,358				1,046,164
	2/22/2007								75,000	48.82	943,500
Mr. NeCastro		18,000	360,000	594,000
	2/22/2007				714	14,286	23,572				697,443
	2/22/2007								50,000	48.82	629,000
Mr. Lansing		19,500	390,000	643,500
	2/22/2007				464	9,286	15,322				453,343
	2/22/2007								32,500	48.82	408,850
Mr. Cruz		13,109	262,188	432,610
	2/22/2007				357	7,143	11,786				348,721
	2/22/2007								25,000	48.82	314,500
	8/1/2007								20,000	40.70	251,600
	8/1/2007							6,000			244,200

(1)	Represents the incentive opportunities granted in 2007 under the Executive Annual Incentive Plan and the 1997 Long-Term Incentive Plan. The “Threshold”, “Target” and “Maximum” columns reflect the range of potential payouts under these plans when the performance goals were established by the Compensation Committee. The threshold equals 5% of the target award and the maximum equals 165% of the target award. The actual 2007 annual incentive awards were determined on February 22, 2008 and are set forth in the Non-Equity Incentive Plan Compensation column of the Summary

Compensation Table of this proxy statement. The actual number of restricted shares delivered under the 1997 Long-Term Incentive Plan was determined on February 22, 2008 and is set forth in the “Number of Shares or Units of Stock that have Not Vested” column of the Outstanding Equity Awards at Fiscal Year-End table of this proxy statement. The executives have no rights to vote or receive cash dividends with respect to the underlying restricted shares until the date on which the actual number of restricted shares are determined and issued to the executive. For information on the applicable performance goals and performance periods for each award, please refer to the CD&A section of this proxy statement.

(2)	Represents the restricted shares granted to Mr. Cruz in connection with his promotion to Executive Vice President. Mr. Cruz has all the rights of a shareholder with respect to these restricted shares, including the right to vote the restricted shares and receive any cash dividends that may be paid thereon. The restricted shares vest in three annual installments beginning on the first anniversary of the date of grant for so long as he remains employed by the Company. Vesting accelerates upon the executive’s death, disability, or retirement, or in the event of a change in control.

(3)	Represents the number of shares that may be issued to the NEO on exercise of stock options granted in 2007. These stock options vest in three annual installments beginning on the first anniversary of the date of grant for so long as the executive remains employed by the Company. Vesting accelerates upon the executive’s death, disability or retirement, or in the event of a change in control of the Company.

(4)	Represents the exercise price of each stock option reported in the table, which equals the closing market price of the underlying option shares on the date of grant.

(5)	Represents the grant date fair value, as determined in accordance with FAS 123R, of each equity award listed in the table. See footnote 20 of the 2007 Annual Report for the assumptions used in the valuation of these awards.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information for each NEO with respect to (i) each option to purchase stock that had not been exercised and remained outstanding as of December 31, 2007, and (ii) each award of restricted stock that had not vested and remained outstanding as of December 31, 2007:

	Option Awards				Stock Awards
						Market	Equity Incentive	Equity Incentive
	Number of	Number of			Number of	Value of	Plan Awards:	Plan Awards:
	Securities	Securities			Shares or	Shares or	Number of	Market or Payout
	Underlying	Underlying			Units of	Units of	Unearned Shares,	Value of Unearned
	Unexercised	Unexercised	Option		Stock that	Stock that	Units or Other	Shares, Units or
	Options	Options	Exercise	Option	have not	have not	Rights that have	Other Rights that
	(#)(1)	(#)(2)	Price	Expiration	Vested	Vested	not Vested	have not Vested
Name	Exercisable	Unexercisable	($)(3)	Date	(#)(4)	($)(5)	(#)	($)
Mr. Lowe	120,000		24.500	1/23/2010
	120,000		26.395	9/30/2010
	200,000		32.125	1/24/2011
	250,000		37.555	2/19/2012
	83,333	41,667	46.460	2/9/2013
	250,000		39.985	2/25/2013
	41,667	83,333	48.980	2/22/2014
	83,333	41,667	48.980	2/22/2014
	187,500		48.710	3/22/2014
		125,000	48.820	2/21/2015

Total	1,335,833	291,667			90,707	4,082,722

Mr. Boehne	40,000		23.655	1/18/2009
	30,000		20.765	2/24/2009
	80,000		24.500	1/23/2010
	100,000		32.125	1/24/2011
	120,000		37.555	2/19/2012
	110,000		39.985	2/25/2013
	90,000		48.710	3/22/2014
	40,000	20,000	46.460	2/9/2013
	25,000	50,000	44.750	3/28/2014
		75,000	48.820	2/21/2015

Total	635,000	145,000			43,581	1,961,581

Mr. NeCastro	10,000		38.115	5/22/2012
	28,333	14,167	46.460	2/9/2013
	60,000		39.985	2/25/2013
	60,000		48.710	3/22/2014
	16,667	33,333	44.750	3/28/2014
		50,000	48.820	2/21/2015

Total	175,000	97,500			29,433	1,324,779

Mr. Lansing	24,000		32.125	1/24/2011
	70,000		37.555	2/19/2012
	21,667	10,833	46.460	2/9/2013
	60,000		39.985	2/25/2013
	10,834	21,666	48.910	2/21/2014
	30,000		48.710	3/22/2014
		32,500	48.820	2/21/2015

Total	216,501	64,999			31,760	1,429,518

Mr. Cruz	22,500		53.390	4/27/2014
	13,333	6,667	46.460	2/9/2013
	7,500	15,000	48.910	2/21/2014
		25,000	48.820	2/21/2015
		20,000	40.700	7/31/2015

Total	43,333	66,667			19,549	879,900

(1)	Represents the number of shares underlying the outstanding stock options that have vested as of December 31, 2007.

(2)	Represents the number of shares underlying the outstanding stock options that have not vested as of December 31, 2007. Vesting can be accelerated based on death, disability, retirement or change in control. The vesting dates for each unexercisable stock option award are as follows:

		Total Number
		of Unvested
		Stock Options
Name	Grant Date	Outstanding	Vesting Date

Mr. Lowe	2/10/2005	41,667	41,667 on 2/15/2008
	2/23/2006	41,667	41,667 on 12/31/2008: No accelerated vesting upon retirement
	2/23/2006	83,333	41,666 on 2/23/2008, 41,667 on 2/23/2009
	2/22/2007	125,000	41,667 on 2/22/2008, 41,666 on 2/22/2009, 41,667 on 2/22/2010

	Total	291,667

Mr. Boehne	2/10/2005	20,000	20,000 on 2/15/2008
	3/29/2006	50,000	25,000 on 3/29/2008, 25,000 on 3/29/2009
	2/22/2007	75,000	25,000 on 2/22/2008, 25,000 on 2/22/2009, 25,000 on 2/22/2010

	Total	145,000

Mr. NeCastro	2/10/2005	14,167	14,167 on 2/15/2008
	3/29/2006	33,333	16,666 on 3/29/2008, 16,667 on 3/29/2009
	2/22/2007	50,000	16,667 on 2/22/2008, 16,666 on 2/22/2009, 16,667 on 2/22/2010

	Total	97,500

Mr. Lansing	2/10/2005	10,833	10,833 on 2/15/2008
	2/22/2006	21,666	10,833 on 2/22/2008, 10,833 on 2/22/2009
	2/22/2007	32,500	10,834 on 2/22/2008, 10,833 on 2/22/2009, 10,833 on 2/22/2010

	Total	64,999

Mr. Cruz	2/10/2005	6,667	6,667 on 2/15/2008
	2/22/2006	15,000	7,500 on 2/22/2008, 7,500 on 2/22/2009
	2/22/2007	25,000	8,334 on 2/22/2008, 8,333 on 2/22/2009, 8,333 on 2/22/2010
	8/1/2007	20,000	6,667 on 8/1/2008, 6,666 on 8/1/2009, 6,667 on 8/1/2010

	Total	66,667

(3)	The exercise price equals the fair market value per share of the underlying option shares on the date of grant.

(4)	Represents the number of restricted shares for each NEO outstanding as of December 31, 2007. Vesting can be accelerated based on death, disability, retirement or change in control. The vesting dates for each outstanding restricted stock award are as follows:

		Total Number
		of Restricted
		Shares
Name	Grant Date	Outstanding	Vesting Date

Mr. Lowe	2/10/2005	18,968	18,968 on 2/15/2008
	2/22/2006	25,297	8,432 on 3/15/2008, 16,865 on 3/15/2009
	2/23/2006	16,667	16,667 on 12/31/2008: No accelerated vesting upon retirement
	2/22/2007	29,775	7,444 on 3/15/2008, 7,444 on 3/15/2009, 14,887 on 3/15/2010

	Total	90,707

Mr. Boehne	2/10/2005	9,104	9,104 on 2/15/2008
	3/29/2006	16,612	5,537 on 3/15/2008, 11,075 on 3/15/2009
	2/22/2007	17,865	4,466 on 3/15/2008, 4,466 on 3/152009, 8,933 on 3/15/2010

	Total	43,581

Mr. NeCastro	2/10/2005	6,449	6,449 on 2/15/2008
	3/29/2006	11,074	3,692 on 3/15/2008, 7,382 on 3/15/2009
	2/22/2007	11,910	2,978 on 3/15/2008, 2,978 on 3/15/2009, 5,954 on 3/15/2010

	Total	29,433

Mr. Lansing	1/1/2004	12,500	12,500 on 12/31/2008
	2/10/2005	4,932	4,932 on 2/15/2008
	2/22/2006	6,586	2,196 on 3/15/2008, 4,390 on 3/15/2009
	2/22/2007	7,742	1,936 on 3/15/2008, 1,936 on 3/15/2009, 3,870 on 3/15/2010

	Total	31,760

Mr. Cruz	2/10/2005	3,034	3,034 on 2/15/2008
	2/22/2006	4,560	1,520 on 3/15/2008, 3,040 on 3/15/2009
	2/22/2007	5,955	1,489 on 3/15/2008, 1,489 on 3/15/2009, 2,977 on 3/15/2010
	8/1/2007	6,000	2,000 on 8/1/2008, 2,000 on 8/1/2009, 2,000 on 8/1/2010

	Total	19,549

(5)	The value was calculated using the closing market price of the Company’s stock on December 31, 2007 ($45.01 per share).

Option Exercises and Stock Vested

The following table sets forth information for each NEO with respect to the exercise of options to purchase shares of the Company’s stock during 2007, and the vesting of restricted stock and restricted stock unit awards during 2007:

			Stock Awards
	Option Awards		Number of
	Number of	Value	Shares	Value
	Shares	Realized on	Acquired	Realized on
	Acquired on	Exercise	on Vesting	Vesting
Name	Exercise (#)	($)	(#)(1)	($)(2)

Mr. Lowe	0	0	119,338	5,790,580
Mr. Boehne	0	0	13,497	612,951
Mr. NeCastro	0	0	9,190	417,991
Mr. Lansing	0	0	5,799	265,780
Mr. Cruz	0	0	3,814	173,305

(1)	Includes 40,000 restricted share units for Mr. Lowe that vested on January 2, 2007. Mr. Lowe will not receive the shares underlying the stock units until he retires.

(2)	Represents the product of the number of shares of stock covered by the restricted share or share unit award that vested and the closing price per share of stock for the vesting date.

Pension Benefits

The following table sets forth information regarding the pension benefits for each NEO:

				Payments
		Number of	Present Value	During
		Years	of	Last
		Credited	Accumulated	Fiscal
		Service	Benefit	Year
Name	Plan Name	(#)(1)	($)(1)	($)

Mr. Lowe	Scripps Pension Plan	27.68	626,660	0
	SERP	27.68	5,477,713	0
Mr. Boehne(2)	Scripps Pension Plan	22.42	349,659	0
	Cincinnati Newspaper Guild and	2.42	5,039	0
	Post Retirement Income Plan
	SERP	22.42	1,330,433	0
Mr. NeCastro	Scripps Pension Plan	5.67	85,682	0
	SERP	5.67	228,717	0
Mr. Lansing	Scripps Pension Plan	12.42	181,218	0
	SERP	12.42	527,579	0
Mr. Cruz(3)	Scripps Pension Plan	3.75	52,804	0
	SERP	3.75	79,859	0

(1)	The number of years of credited service and the present value of accumulated benefit are calculated as of December 31, 2007. The present value of accumulated benefits was calculated using the same assumptions included in the 2007 Annual Report, except that (i) no pre-retirement decrements were assumed, and (ii) a single retirement age of 62 was used instead of retirement decrements.

(2)	Mr. Boehne’s benefit from the Scripps Pension Plan is calculated based on all service, including his service with the Cincinnati Post, with an offset for the benefit earned in the Cincinnati Newspaper Guild and Post Retirement Income Plan. Mr. Boehne was a participant in the Cincinnati Newspaper Guild and Post Retirement Income Plan from July 28, 1985 to January 5, 1988.

(3)	Mr. Cruz has not yet vested in his benefits under either plan, as he does not have the required five years of credited service.

Description of Retirement Plans

Pension Plan

The Scripps Pension Plan (the “Pension Plan”) is a tax-qualified pension plan covering substantially all eligible non-union employees of the Company. The material terms and conditions of the Pension Plan as they pertain to the NEOs include the following:

Benefit Formula:  Subject to applicable Internal Revenue Code limits on benefits, the monthly normal retirement benefit is equal to 1% of the participant’s average monthly compensation up to an integration level plus 1.25% of the participant’s average monthly compensation in excess of the integration level, multiplied by the participant’s years of service. The integration level is the average of the Social Security taxable wage bases for the thirty-five years prior to the participant’s termination (or disability, if applicable). Average monthly compensation is the monthly average of the compensation earned during the five consecutive years in the eleven years before termination for which the participant’s compensation was the highest.

Compensation:  Subject to the applicable Internal Revenue Code limit ($225,000 for 2007), compensation includes salary, bonuses earned during the year and paid by March 15 of the following calendar year, and amounts deferred pursuant to the Scripps Retirement and Investment Plan and the Scripps Choice Plan.

Normal Retirement:  A participant is eligible for a normal retirement benefit based on the benefit formula described above if his or her employment terminates on or after age 65.

Early Retirement:  A participant is eligible for an early retirement benefit if his or her employment terminates on or after age 55 and he or she has completed 10 years of service. The early retirement benefit is equal to the normal retirement benefit described above, reduced by 0.4167% for each month the benefit commences before age 62. Mr. Lowe is the only NEO currently eligible for an early retirement benefit. The Company does not grant extra years of service to any NEO under the Pension Plan.

Disability Retirement:  A participant is eligible for a disability retirement benefit if his or her employment terminates due to disability, but only if he or she is not receiving disability benefits under another company plan and only if the participant has completed 15 years of service. The monthly disability retirement benefit is equal to the monthly normal retirement benefit, except that the monthly disability retirement benefit for any month prior to age 65 that the participant does not receive Social Security benefits is equal to 1.25% of average monthly compensation multiplied by years of service.

Deferred Vested Benefits:  A participant who is not eligible for a normal, early or disability retirement benefit but has completed five years of service is eligible for a deferred retirement benefit following termination of employment, beginning at age 55, subject to a reduction of 0.5% for each month the benefit commences before age 65.

Form of Benefit Payment:  The benefit formula calculates the amount of benefit payable in the form of a monthly life annuity (which is the normal form of benefit for an unmarried participant). The normal form of payment for a married participant is a joint and 50% survivor annuity, which provides a reduced monthly amount for the participant’s life with the surviving spouse receiving 50% of the reduced monthly amount for life. Married participants with spousal consent can elect any optional form. Optional forms of benefits include a joint and 50% or 100% survivor annuity (which provides a reduced monthly amount for the participant’s life with the survivor receiving 50% or 100% of the monthly amount for life), or a monthly life annuity with a 10-year certain or 5-year certain guarantee (which provides a reduced monthly amount for the participant’s life and, if the participant dies within 10 or 5 years of benefit commencement, equal payments to a designated beneficiary for the remainder of the 10-year or 5-year certain period, as applicable).

All forms of benefit payment are the actuarially equivalent of the monthly life annuity form.

Preretirement Death Benefits:  A vested participant’s surviving spouse is generally eligible for a preretirement death benefit if the participant dies before benefit commencement. This monthly benefit is equal to an amount based on the joint and 50% survivor annuity and will begin on the later of the month following the participant’s death or the date the participant would have been eligible to commence a benefit.

Postretirement Death Benefits:  A vested participant’s designated beneficiary is generally eligible for a postretirement death benefit if the participant dies after normal retirement, early retirement or disability retirement benefit. This lump sum benefit is equal to three times the participant’s average monthly compensation, with a minimum benefit of $2,500 and a maximum benefit of $10,000.

The Cincinnati Newspaper Guild and Post Retirement Income Plan

Mr. Boehne was a participant in this plan from July 28, 1985 to January 5, 1988. Mr. Boehne’s benefit from the Scripps Pension Plan is calculated based on all service, including his service with the Cincinnati Post, with an offset for the benefit earned in the Cincinnati Newspaper Guild and Post Retirement Income Plan. Mr. Boehne’s accrued benefit is frozen in this plan. The benefits are payable at age 65 in the form of a life annuity.

SERP

The Scripps Supplemental Executive Retirement Plan (“SERP”) is intended to attract and retain executive talent by supplementing benefits payable under the Pension Plan. The material terms and conditions of the SERP as they pertain to the NEOs include the following:

Eligibility:  An executive generally is eligible to participate in the SERP if he or she qualifies for a Pension Plan benefit that was limited by application of the Internal Revenue Code limits on compensation and benefits.

Benefit Formula:  The SERP benefit is equal to the difference between the Pension Plan benefit calculated using the SERP definition of compensation and the actual Pension Plan benefit, plus a 2.9% gross-up for the combined employer/employee Medicare tax. Compensation includes all compensation included under the Pension Plan (without application of the IRS limit described under the Pension Plan), plus bonuses paid if earned more than one year prior to the payment date and certain deferred compensation and executive compensation payments designated by the Pension Board.

Benefit Entitlement:  A participant becomes entitled to a SERP benefit when he or she becomes entitled to a Pension Plan benefit. Benefits are paid from the SERP at the same time and in the same form of payment as elected under the Pension Plan.

Impact of Section 409A:  Section 409A was added to the Internal Revenue Code in the fall of 2004. Section 409A imposes new restrictions on the SERP with respect to amounts deferred after December 31, 2004 and earnings thereon. These new restrictions generally define the earliest date that payments may commence under the plan and limit the ability of participants to receive accelerated payments or to tie the time and form of payment to a qualified plan election. As permitted under existing guidance, the Company will amend the SERP on or before December 31, 2008 to conform to Section 409A pending final regulations. In the meantime, the SERP will be administered in good faith compliance with the new rules, as permitted by current IRS guidance.

Nonqualified Deferred Compensation

The following table sets forth information regarding the nonqualified deferred compensation for each NEO as of December 31, 2007:

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings in	Withdrawals/	Balance at
	in Last FY	in Last FY	Last FY	Distributions	Last FYE
Name	($)(1)	($)(2)	($)	($)	($)(3)

Mr. Lowe	52,500	2,036,650	(177,963)	0	2,558,234
Mr. Boehne	27,600	13,800	53,189	0	600,804
Mr. NeCastro	88,500	11,250	35,575	0	467,162
Mr. Lansing	181,500	12,750	30,330	0	745,779
Mr. Cruz	56,137	8,063	4,387	0	91,160

(1)	Represents the base salary and annual incentive deferred by each NEO during 2007. The deferrals of base salary are included in the Salary column of the Summary Compensation Table.

(2)	Represents the matching contribution credited to each NEO during 2007. These matching contributions are included in the All Other Compensation column of the Summary Compensation Table. For Mr. Lowe, represents an additional amount attributable to the vesting of 40,000 restricted share units.

(3)	The aggregate balance as of December 31, 2007 for each NEO includes the following amounts that were previously earned and reported as compensation in the 2006 Summary Compensation Table:

	2006 Base	2006 Bonus	2006 Matching
Name	Deferred	Deferred	Contributions

Mr. Lowe	49,800		24,900
Mr. Boehne	25,800		12,900
Mr. NeCastro	19,800		9,900
Mr. Lansing	130,550		10,650
Mr. Cruz	9,900	40,012	4,950

Description of Executive Deferred Compensation Plan

Each NEO is eligible to defer up to 50% of his pre-tax base salary and up to 100% of his pre-tax annual incentive compensation under the terms of the Executive Deferred Compensation Plan. The plan is available to a select group of highly compensated employees and is unfunded and unsecured. After a participant completes one year of service with the Company, he or she is also entitled to a 50% matching credit on base salary deferrals, up to 6% of base salary over the applicable Internal Revenue Code limit ($225,000 for 2007). Payments are made in cash at certain future dates specified by participants or upon earlier termination of employment or death. Payments are made in the form of a lump sum or in monthly installments of 5, 10 or 15 years, as elected by the participants. The Company may accelerate payments in the event of a participant’s disability, death or severe hardship. Payments are automatically accelerated and paid in a lump sum in the event of a change in control of the Company. The deferred compensation is credited with earnings, gains and losses in accordance with deemed investment elections made by participants from among various crediting options established by the Company from time to time. Participants are permitted to change their deemed investment elections daily. For 2007, the investment options tracked returns under publicly available and externally managed investment funds such as mutual funds.

Potential Payments Upon Termination or Change in Control

The Company has entered into certain agreements and maintains certain plans and arrangements that require it to pay or provide compensation and benefits to its NEOs in the event of certain terminations of employment or a change in control. The estimated amount payable or provided to each NEO in each situation is summarized below. These estimates are based on the assumption that the various triggering events occurred on the last day of 2007, along with other material assumptions noted below. The actual amounts that would be paid to a NEO upon termination or a change in control can only be determined at the time the actual triggering event occurs.

The estimated amount of compensation and benefits described below does not take into account compensation and benefits that a NEO has earned prior to the applicable triggering event, such as earned but unpaid salary or accrued vacation pay or annual incentives or equity awards that vested on or prior to the triggering event in accordance with their terms. The estimates also do not take into account benefits to which each NEO would be entitled upon termination of employment under the retirement plans and programs described in the Pension Benefits section and the Nonqualified Deferred Compensation section of this proxy statement (unless those benefits are enhanced or accelerated).

Voluntary Termination for “Good Reason” or Involuntary Termination without “Cause”

Employment Agreement for Mr. Lowe

Under Mr. Lowe’s employment agreement, if the Company terminates the agreement without “cause” or the executive terminates it for “good reason” (other than within two years following a change in control), the Company must make the following payments to or on behalf of the executive:

•	Continued salary payments for the greater of three years or the balance of the term.

•	A lump sum payment equal to the target annual incentive for the greater of two years or the balance of the term (prorated for partial years).

•	A lump sum payment equal to his pro-rated target annual incentive opportunity for the year.

•	Continued participation in all employee benefit plans for the greater of two years or the balance of the term of the agreement (reduced by any substantially equivalent benefits provided to him by another employer).

•	Full vesting of all equity awards, with the options remaining exercisable for the remainder of the original term.

For purposes of Mr. Lowe’s employment agreement, the term “cause” generally means: (i) gross misconduct or gross neglect of duties; (ii) a material breach of the employment agreement or applicable policy; or (iii) the commission of a felony involving embezzlement or theft or any other crime involving moral turpitude. The term “good reason” generally means: (i) a reduction in base salary, target annual incentive or long-term incentive opportunities; (ii) a material reduction in duties, removal from the board, or an adverse change in reporting structure; (iii) relocation more than 25 miles outside of Cincinnati, Ohio; or (iv) a material breach of the employment agreement by the Company.

Employment Agreement for Mr. Lansing

Under Mr. Lansing’s employment agreement, if the Company terminates the agreement without “cause” or the executive terminates it for “good reason” (other than within one year following a change in control), the Company must pay him a lump sum amount equal to three times his annual base salary. If the executive voluntarily terminates employment, the Company may make monthly continued salary payments to the executive for up to 12 months. In return, the executive may not engage in conflicting business activities, work for a competitor or solicit Scripps’ employees while receiving monthly payments. The term “cause” generally means (i) a commission of a felony or an act that impairs the Company’s reputation, or the willful failure to perform his duties; or (ii) a material breach of the employment agreement. The term “good reason” generally means (i) a reduction in base salary or annual incentive; (ii) reduction in duties or offices; or (iii) the material breach of the employment agreement by the Company.

Other Employment Agreements

Under the employment agreements for each of Messrs. Boehne, NeCastro and Cruz, if the Company terminates the executive’s agreement without “cause” or the executive terminates it for “good reason”

(other than within two years following a change in control), the Company must make the following payments to or on behalf of the executive for the greater of 18 months or the balance of the term (or for 12 months if the Company gives proper notice that it does not intend to employ the executive beyond the end of the term):

•	Continued salary payments in accordance with Company payroll practices (payable in a lump sum for Mr. Cruz).

•	Payments equal to the target annual incentive then in effect, payable pursuant to the terms of the annual incentive plan.

•	Premiums for continued medical and dental coverage for the remainder of the term.

•	Continued life insurance coverage.

In general, Messrs. Boehne, NeCastro and Cruz may not engage in conflicting business activities or work for a competitor throughout the term of the agreement, or, if earlier, until the end of the sixth month following a qualifying termination of employment described above. In addition, they may not solicit Scripps’ employees or make disparaging or derogatory comments about the Company during the term of the agreement and for twelve months thereafter, they must also protect the Company’s confidential information during the term of the agreement and thereafter.

For purposes of these employment agreements, the term “cause” generally means: (i) embezzlement, fraud or a felony; (ii) willful unauthorized disclosure of confidential information; (iii) a material breach of the agreement; (iv) gross misconduct or gross neglect of duties; (v) willful failure to cooperate with an internal or regulatory investigation; or (vi) willful and material violation of the Company’s written conduct policies or ethics code. The term “good reason” generally means: (i) a material reduction in duties or reporting structure; (ii) relocation outside of Cincinnati; or (iii) a material breach of the employment agreement by the Company.

Termination without Cause
or for Good Reason	Mr. Lowe	Mr. Boehne	Mr. NeCastro	Mr. Lansing	Mr. Cruz

Cash Severance	7,260,000	1,710,000	1,440,000	1,950,000	1,220,625

Equity
Restricted Stock (1)	4,082,722	N/A	N/A	N/A	N/A
Unexercisable Options (2)	0	N/A	N/A	N/A	N/A

Sub-Total	4,082,722	0	0	0	0

Other Benefits
Health & Welfare (3)	180,980	21,000	26,063	0	22,688
Retirement (4)	1,601,978	0	0	0	0

Sub-Total	1,782,958	21,000	26,063	0	22,688

Total	13,125,680	1,731,000	1,466,063	1,950,000	1,243,313

(1)	Represents the product of (i) the number of restricted stock awards outstanding as of December 31, 2007, multiplied by (ii) $45.01 per share (the closing market price of the Company’s stock on December 31, 2007). The number of restricted stock awards outstanding on December 31, 2007 includes the restricted shares earned pursuant to the performance-based restricted stock awards granted in 2007.

(2)	All of Mr. Lowe’s unvested stock options had an exercise price in excess of the fair market value of the underlying shares on December 31, 2007, and are therefore not included in these calculations.

(3)	For Mr. Lowe, this amount represents the premiums for continued medical, dental, disability, life and accidental death insurance, along with continued perquisites and other benefits included in the All Other Compensation column of the Summary Compensation Table. For Messrs. Boehne, NeCastro and Cruz, the amounts represent premiums for continued medical, dental and life insurance coverage.

(4)	For Mr. Lowe, this amount represents the actuarial present value of continued pension benefits, calculated using the pension plan’s provisions for a lump sum payment on January 1, 2008, including a 6.25% interest rate and the RP2000 mortality table.

Death or Disability

Employment Agreement for Mr. Lowe

Under Mr. Lowe’s employment agreement, if he dies or suffers a “permanent disability”, the executive, his estate and/or his family become entitled to the following benefits:

•	Continued salary payments for two years (subject to reduction for any proceeds received under any life insurance policy or the Company’s disability plans).

•	In the event of permanent disability, annual payments equal to 60% of his base salary, commencing on the second anniversary of his disability and ending at age 65.

•	Continued medical and dental benefits for two years.

•	A lump sum payment equal to a pro-rated target annual incentive.

•	Immediate vesting of all outstanding equity awards, with the options remaining exercisable for the remainder of the original terms.

The term “permanent disability” means the executive’s inability, due to physical or mental incapacity, to substantially perform his duties and responsibilities under his employment agreement for a period of 150 consecutive days as determined by a medical doctor selected by the executive and the Company.

Employment Agreement for Mr. Lansing

Under Mr. Lansing’s employment agreement, if he dies or becomes permanently disabled (as defined under and covered by the Company’s disability plan), the Company must pay his annual incentive that he otherwise would have earned for the year of his death or disability, prorated for the portion of the year through his death or disability.

Other Employment Agreements

Under the employment agreements for each of Messrs. Boehne, NeCastro and Cruz, if the executive dies or becomes disabled (as defined under and covered by the Company’s disability plan), the Company must provide him, his beneficiary and/or his family the following benefits:

•	Continued salary payments for one year following death or disability.

•	A lump sum amount equal to his pro-rated target annual incentive for the period commencing January 1 and ending one year after death or disability.

•	Continued medical and dental benefits for covered family members for one year following the death or disability.

Long-Term Incentive Plan

If a NEO dies or becomes disabled (as defined under and covered by the Company’s disability plan), then any equity awards issued under the Company’s Long-Term Incentive Plan will become fully vested, and in the case of stock options, be exercisable until their expiration date. With respect to performance-based restricted stock awards, those shares will vest based on the extent to which the applicable performance goals have been achieved for the entire performance period.

Termination Due to Death
or	Mr. Lowe		Mr. Boehne	Mr. NeCastro	Mr. Lansing	Mr. Cruz
Disability	Death	Disability	Either	Either	Either	Either

Cash Severance	3,520,000	7,004,800	1,644,000	1,320,000	390,000	1,102,500

Equity
Restricted Stock (1)	4,082,722	4,082,722	1,961,581	1,324,779	1,429,518	879,900
Unexercisable Options (2)	0	0	13,000	8,667	0	86,200

Sub-Total	4,082,722	4,082,722	1,974,581	1,333,446	1,429,518	966,100

Other Benefits
Health & Welfare (3)(4)	19,424	19,424	12,109	13,235	0	13,235

Sub-Total	19,424	19,424	12,109	13,235	0	13,235

Total	7,622,146	11,106,946	3,630,690	2,666,682	1,819,518	2,081,836

(1)	Represents the product of (i) the number of restricted stock awards outstanding as of December 31, 2007, multiplied by (ii) $45.01 per share (the closing market price of the Company’s stock on December 31, 2007). For each NEO, the number of restricted stock awards outstanding on December 31, 2007 includes the restricted shares earned pursuant to the performance-based restricted stock awards granted in 2007.

(2)	Represents the product of (i) the number of shares underlying the unvested stock options as of December 31, 2007, multiplied by (ii) the excess of $45.01 per share (the closing market price of the Company’s stock on December 31, 2007), over the per share exercise price of the stock option. The unvested stock options held by Messrs. Lowe and Lansing had an exercise price in excess of the fair market value of the underlying shares on December 31, 2007, and are therefore not included in these calculations.

(3)	For Mr. Lowe, this amount represents premiums for continued medical benefits along with an annual supplemental disability benefit equal to 60% of his base salary, payable during the period from January 1, 2010 through April 7, 2015 (age 65).

(4)	For Messrs. Boehne, NeCastro and Cruz, this amount represents the premiums for continued medical and dental insurance coverage.

Change in Control

Employment Agreement for Mr. Lowe

Under Mr. Lowe’s employment agreement, all outstanding equity awards held by him will vest upon a change in control with the options remaining exercisable for the remainder of the original terms.

Senior Executive Change in Control Plan

Under the terms of the Senior Executive Change in Control Plan, all outstanding equity awards held by all NEOs except Mr. Lowe will vest upon a change in control with the options remaining exercisable for the remainder of the original terms. Under the terms of the Executive Deferred Compensation Plan, the vested account balance of each NEO will be valued and payable in a lump sum upon a change in control.

For purposes of these plans and agreements, a change in control generally means (i) the acquisition of a majority of the Company’s voting common shares by someone other than The Edward W. Scripps Trust or a party to the Scripps Family Agreement; (ii) the disposition of assets accounting for 90% or more of the Company’s revenues, unless the Trust or the parties to the Scripps Family Agreement have a direct or indirect controlling interest in the acquiring entity, or (iii) for Mr. Lowe’s agreement only, a change in the membership of the Company’s board of directors, such that the current incumbents and their approved successors no longer constitute a majority.

Change in Control
(Single Trigger)	Mr. Lowe	Mr. Boehne	Mr. NeCastro	Mr. Lansing	Mr. Cruz

Equity
Restricted Stock (1)	4,082,722	1,961,581	1,324,779	1,429,518	879,900
Unexercisable Options (2)	0	13,000	8,667	0	86,200

Total	4,082,722	1,974,581	1,333,446	1,429,518	966,100

(1)	Represents the product of (i) the number of restricted stock awards outstanding as of December 31, 2007, multiplied by (ii) $45.01 per share (the closing market price of the Company’s stock on December 31, 2007). For each NEO, the number of restricted stock awards outstanding on December 31, 2007 includes the restricted shares earned pursuant to the performance-based restricted stock awards granted in 2007.

(2)	Represents the product of (i) the number of shares underlying the unvested stock options as of December 31, 2007, multiplied by (ii) the excess of $45.01 per share (the closing market price of the Company’s stock on December 31, 2007), over the per share exercise price of the stock option. The unvested stock options held by Messrs. Lowe and Lansing had an exercise price in excess of the fair market value of the underlying shares on December 31, 2007, and are therefore not included in these calculations.

Qualifying Termination Following a Change in Control

Employment Agreement for Mr. Lowe

Under Mr. Lowe’s employment agreement, if the Company terminates the employment agreement without “cause” within two years after a “change in control” or the executive terminates it for “good reason” within such two-year period, the Company or its successor must provide him with the following benefits:

•	A lump sum amount equal to three times his base salary and annual incentive. For this purpose, annual incentive generally means the greater of: (i) target in the year of termination or (ii) the highest annual incentive earned in the prior three years.

•	Benefits substantially equivalent to those received immediately prior to the date of termination or change in control for a period of three years (or until death or obtaining substantially equivalent benefits).

•	Reasonable outplacement services for a period of eighteen months and reimbursement for reasonable legal expenses (up to $75,000) if he is required to enforce the agreement.

The terms “cause” and “good reason” under the executive’s employment agreement are described above under the heading Voluntary Termination for “Good Reason” or Involuntary Termination without “Cause”. The term “change in control” is defined above under the heading Change in Control.

Senior Executive Change in Control Plan

Each NEO, except Mr. Lowe, participates in the Senior Executive Change in Control Plan. Under this plan, if the executive’s employment is terminated by us other than for “cause”, death or disability or if the executive resigns for “good reason,” within two years after a “change in control”, then the Company or its successor will be obligated to pay or provide the following benefits:

•	A lump sum payment equal to 2.5 times for Messrs. Boehne, NeCastro and Cruz, and 2.0 times for Mr. Lansing, of the executive’s annual base salary and annual incentive. For this purpose, annual incentive generally means the greater of (i) target in the year of termination or (ii) the highest annual incentive earned in the prior three years.

•	Continued medical, dental, disability, life and accidental death insurance coverage for 30 months for Messrs. Boehne, NeCastro and Cruz, and 24 months for Mr. Lansing.

•	A lump sum payment equal to the actuarial value of the additional benefits under the Company’s qualified and supplemental defined benefit plans the executive would have received if his age and years of service at the time of termination were increased by 2.5 years for Messrs. Boehne, NeCastro and Cruz, and 2.0 years for Mr. Lansing.

Under the change in control plan, the terms “cause” generally means: (i) a commission of a felony or an act that impairs the Company’s reputation; (ii) willful failure to perform duties; or (iii) breach of any material term, provision or condition of employment. The term “good reason” means (i) a material reduction in base salary or annual incentive opportunity; (ii) a material reduction in duties or offices; (iii) a relocation of more than 50 miles; (iv) the failure by any successor to assume the employment agreement; or (v) a material breach of the employment terms by the Company.

Executive Annual Incentive Plan

Under the Executive Annual Incentive Plan, in the event that a participant’s employment terminates within one year of a “change in control,” the Company or its successor would be required to pay a lump sum amount to the participant equal to the target annual incentive opportunity for the performance period in which the termination occurs.

Change in Control
(Double Trigger)	Mr. Lowe	Mr. Boehne	Mr. NeCastro	Mr. Lansing	Mr. Cruz

Cash Severance	7,260,000	2,911,250	2,400,000	2,080,000	1,967,970
Interrupted Bonus	1,320,000	479,500	360,000	390,000	262,188

Sub-Total	8,580,000	3,390,750	2,760,000	2,470,000	2,230,158

Other Benefits
Health & Welfare (1)	44,854	33,484	32,942	26,850	31,296
Life Insurance	0	0	0	0	0
Outplacement	50,000	0	0	0	0
Tax Gross-Ups (2)	0	0	1,264,829	914,940	1,210,556
Retirement (3)	2,455,795	182,893	136,062	112,730	220,455

Sub-Total	2,550,649	216,377	1,433,833	1,054,520	1,462,307

Total (4)	11,130,649	3,607,127	4,193,833	3,524,520	3,692,465

(1)	For Mr. Lowe, this amount represents premiums for continued medical, dental, disability, life and accidental death insurance along with continued perquisites and other benefits included in the “All Other Compensation” column of the Summary Compensation Table. For the other NEOs, the amounts represent premiums for continued medical, dental, disability, life and accidental death insurance.

(2)	Section 280G of the Internal Revenue Code applies if there is a change in control of the Company, compensation is paid to an NEO as a result of the change in control (“parachute payments”), and the present value of the parachute payments is 300% or more of the executive’s “base amount”, which equals his average W-2 income for the five-calendar-year period immediately preceding the change in control (e.g., 2002-2006 if the change in control occurs in 2007). If Section 280G applies, then the NEO is subject to an excise tax equal to 20% of the amount of the parachute payments in excess of his base amount (the “excess parachute payments”), in addition to income and employment taxes. Moreover, the Company is denied a federal income tax deduction for the excess parachute payments. The amounts in the Tax Gross-Ups row reflect a tax gross-up for the excise and related taxes, as required under the terms of the arrangements described above. The amounts are merely estimates based on the following assumptions: (i) an excise tax rate of 20% and a combined federal, state and local income and employment tax rate of 43.01% for Messrs. NeCastro and Cruz and 36.45% for Mr. Lansing, and (ii) no amounts were allocated to the non-solicitation or non-competition covenants contained in the employment agreements.

(3)	Represents the actuarial present value of continued pension benefits, calculated using the pension plan’s provisions for a lump sum payment on January 1, 2008, including a 6.25% interest rate and the RP2000 mortality table.

(4)	These amounts are in addition to the payments and benefits described under the “Change in Control” caption, above.

Retirement

Only Mr. Lowe is eligible for retirement as of December 31, 2007. Under Mr. Lowe’s employment agreement, if he voluntarily terminates employment with the Company on or after January 1, 2007, all outstanding equity awards granted pursuant to his employment agreement will vest with the options remaining exercisable for the remainder of the original terms.

Termination Due to
Retirement	Mr. Lowe

Equity
Restricted Stock (1)	4,082,722
Unexercisable Options (2)	0

Total	4,082,722

(1)	Represents the product of (i) the number of restricted stock awards outstanding as of December 31, 2007, multiplied by (ii) $45.01 per share (the closing market price of the Company’s stock on December 31, 2007). The number of restricted stock awards outstanding on December 31, 2007 includes the restricted shares earned pursuant to the performance-based restricted stock awards granted in 2007.

(2)	All of Mr. Lowe’s unvested stock options had an exercise price in excess of the fair market value of the underlying shares on December 31, 2007, and are therefore not included in these calculations.

Director Compensation

The following table sets forth information regarding the compensation earned in 2007 by non-employee directors:

	Fees
	Earned or
	Paid in	Option	All Other
	Cash	Awards	Compensation	Total
Name	($)	($)(1)	($)(2)	($)

William R. Burleigh	171,000	166,663	11,207	348,870
John H. Burlingame	78,000	166,663		244,663
David A. Galloway	76,000	166,663		242,663
Jarl Mohn	68,000	166,663		234,663
Nicholas B. Paumgarten	68,000	166,663		234,663
Jeffrey Sagansky	75,000	166,663		241,663
Nackey E. Scagliotti	71,000	166,663		237,663
Paul K. Scripps	64,000	166,663		230,663
Edward W. Scripps	70,000	166,663		236,663
Ronald W. Tysoe	94,000	166,663		260,663
Julie A. Wrigley	71,000	166,663		237,663
David Moffett	50,000	125,800		175,800

(1)	Represents the expense recognized in the Company’s financial statements related to stock option awards granted in 2007 and in prior years. The expense was determined in accordance with FAS 123R. See footnote 20 of the 2007 Annual Report for the assumptions used by the Company in the valuation of these awards. The grant date fair value of each stock option granted to the directors in 2007 was $43.28.

(2)	Represents the fees paid to Mr. Burleigh for country, dining and business club dues, financial planning, tax services, and secretarial assistance pursuant to his retirement agreement, and the charitable contributions made on his behalf under the charitable matching gift program.

Description of Director Compensation Program

The Company’s director compensation program is designed to enhance its ability to attract and retain highly qualified directors and to align their interests with the long-term interests of its shareholders. The program includes a cash component, which is designed to compensate non-employee directors for their service on the board, and an equity component, which is designed to align the interests of non-employee directors and shareholders. The Company also provides certain other benefits to non-employee directors, which are described below. Directors who are employees of the Company receive no additional compensation for their service on the board.

Cash Compensation

Each non-employee director is entitled to receive an annual cash retainer of $40,000. The chairman is entitled to receive an additional annual cash retainer of $100,000. Committee chairs also receive an annual retainer as described in the table below. The retainers are paid in equal quarterly installments. Each non-employee director is also entitled to receive a fee for each board meeting and committee meeting attended, as follows:

Meeting Fees
Board	$2,500
Executive, Compensation and Nominating & Governance Committees	$2,000
Audit Committee	$2,500
Annual Chair Fees
Executive Committee	$3,000
Audit Committee	$9,000
Compensation Committee	$6,000
Nominating & Governance Committee	$3,000

Equity Compensation

Consistent with past practice, in May 2007 non-employee directors who were elected at the 2007 annual shareholder meeting received a nonqualified stock option award to purchase 10,000 shares at a price equal to the fair market value of the shares on the date of grant. The stock options have a term of ten years and are exercisable on the anniversary of the date of grant. They may be forfeited only upon removal from the board for cause. The awards were first approved at the February 2007 meeting of the board of directors.

Other Benefits

In addition to the above compensation, the Scripps Howard Foundation, an affiliate of the Company, matches, on a dollar-for-dollar basis up to $3,000 annually, charitable contributions made by non-employee directors to qualifying organizations. This program is also available to all Scripps’ employees.

1997 Deferred Compensation and Stock Plan for Directors

A non-employee director may elect to defer payment of at least fifty percent of the cash compensation received as a director under the Company’s 1997 Deferred Compensation and Stock Plan for Directors. The director may allocate the deferrals between a phantom stock account that credits earnings including dividends, based on the Company’s Class A Common stock, or to a fixed income account that credits interest based on the twelve month average of the 10-year treasury rate (as of November of each year), plus 1%. The deferred amounts (as adjusted for earnings, interest and losses) are paid to the director at the time he or she ceases to serve as a director or upon a date predetermined by the director, either in a lump sum or annual installments over a specified number of years (not to exceed 15) as elected by the director. Payments generally are made in the form of cash, except that the director may elect to receive all or a portion of the amounts credited to his or her phantom stock account in the form of shares of Class A Common stock.

The following table provides the number of stock options that had not been exercised and remained outstanding as of December 31, 2007. The stock options are exercisable one year from the date of grant, but may be forfeited upon removal from the Board for cause.

Aggregate Number of
Shares Underlying
Stock Options Awards
Name	(#)

Mr. Burleigh	340,000
Mr. Burlingame	70,000
Mr. Galloway	55,000
Mr. Mohn	60,000
Mr. Paumgarten	84,000
Mr. Sagansky	45,000
Ms. Scagliotti	84,000
Mr. P.K. Scripps	60,000
Mr. E.W. Scripps	84,000
Mr. Tysoe	90,000
Ms. Wrigley	60,000
Mr. Moffett	10,000

Equity Compensation Plan Information

The following table provides information as of December 31, 2007 about the Company’s common stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s existing equity compensation plans, including The E. W. Scripps 1997 Long-Term Incentive Plan (LTIP), The E. W. Scripps Company Employee Stock Purchase Plan (ESPP), and the 1997 Deferred Compensation and Stock Plan for Directors (DCSPD).

In March 1997, the Company adopted the LTIP, which was subsequently amended November 1998, February 1999, February 2000, and February 2002. The LTIP was amended and restated April 2004, and amended April 2005 and February 2007. In January 1998, the Company adopted the ESPP, which was subsequently amended in February 2007. In March 1997, the Company adopted the DCSPD. The Company’s shareholders have approved each plan. Equity compensation plan information, as of December 31, 2007, is as follow:

Number of
Securities
	Number of		Remaining Available
	Securities to be		for Future Issuance
	Issued Upon	Weighted-Average	Under Equity
	Exercise of	Exercise Price of	Compensation Plans
	Outstanding	Outstanding	(Excluding
	Options, Warrants	Options, Warrants	Securities
	and Rights	and Rights	Reflected in Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders (1)(3)(4)	13,429,287	$41.50	4,022,309(2)
Equity compensation plans not approved by security holders	—	—	—

Total	13,429,287	$41.50	4,022,309

(1)	Includes the following plans: LTIP, which encompasses the issuance of stock options, restricted shares, performance-based restricted shares, restricted stock units, ESPP, and DSCPD.

(2)	Includes 161,090 shares reserved for future issuance of shares related to the ESPP. The maximum number of shares that may be issued pursuant to awards other than stock options under the LTIP is 3,861,219.

(3)	Includes 142,145 performance-based restricted shares at the target level. These shares are not included in the weighted average exercise price. The actual number of restricted shares delivered under the LTIP was determined on February 22, 2008 and is set forth in the “Number of Shares or Units of Stock that have Not Vested” column of the Outstanding Equity Awards at Fiscal Year-End table of this proxy statement. The executives have no rights to vote or receive cash dividends with respect to the underlying restricted shares until the date on which the actual number of restricted shares are determined and issued to the executive.

(4)	Includes 59,586 phantom shares credited to the accounts of directors under the DCSPD. These shares are not included in the weighted average exercise price. Under the DCSPD, a non-employee director may elect to defer payment of the cash compensation received as a director. The director may allocate the deferrals between a phantom stock account that credits earnings including dividends, based on the Company’s Class A Common stock, or to a fixed income. The deferrals are paid to the director at the time he or she ceases to serve as a director or upon a date predetermined by the director. Payments may be made in cash, shares of Class A Common stock, or a combination of cash and shares.

REPORT ON COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. John H. Burlingame, David A. Galloway, Jarl Mohn and Ronald W. Tysoe are the members of the Company’s compensation committee.

Mr. Edward W. Scripps is a lifetime Emeritus Trustee of the Scripps Howard Foundation and was a member of the compensation committee until his retirement in February 2008.

Mr. Burlingame and Ms. Scagliotti are the trustees of The Edward W. Scripps Trust and for 2008 are expected to continue to serve as trustees. The trustees have the power to vote and dispose of the 39,192,222 Class A Common Shares and 32,080,000 Common Voting Shares of the Company held by the Trust. Mr. Burlingame disclaims any beneficial interest in the shares held by the Trust. Mrs. Scagliotti is an income beneficiary of the Trust. See “Security Ownership of Certain Beneficial Owners.”

REPORT ON RELATED PARTY TRANSACTIONS

Related Party Transactions

There were no related party transactions in fiscal 2007. Under its charter, the audit committee of the board of directors is responsible for reviewing any proposed related party transaction. The audit committee has approved a “Statement of Policy With Respect to Related Party Transactions” which recognizes that related party transactions can present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof). This policy defines a “related party,” requires that management present to the audit committee for its approval any related party transaction, and defines disclosure procedures.

Scripps Family Agreement

General.  The Company and certain persons and trusts are parties to an agreement (the “Scripps Family Agreement”) restricting the transfer and governing the voting of Common Voting Shares that such persons and trusts may acquire or own at or after the termination of The Edward W. Scripps Trust. Such persons and trusts (the “Signatories”) consist of certain descendants of Robert Paine Scripps who are beneficiaries of the Trust, descendants of John P. Scripps, and certain trusts of which descendants of John P. Scripps are trustees and beneficiaries. Robert Paine Scripps was a son of the founder of the Company. John P. Scripps was a grandson of the founder and a nephew of Robert Paine Scripps.

If the Trust were to have terminated as of January 31, 2008, the Signatories would have held in the aggregate approximately 93% of the outstanding Common Voting Shares as of such date.

Once effective, the provisions restricting transfer of Common Voting Shares under the Scripps Family Agreement will continue until 21 years after the death of the last survivor of the descendants of Robert Paine Scripps and John P. Scripps alive when the Trust terminates. The provisions of the Scripps Family

Agreement governing the voting of Common Voting Shares will be effective for a 10-year period after termination of the Trust and may be renewed for additional 10-year periods.

Transfer Restrictions.  No Signatory will be able to dispose of any Common Voting Shares (except as otherwise summarized below) without first giving other Signatories and the Company the opportunity to purchase such shares. Signatories will not be able to convert Common Voting Shares into Class A Common Shares except for a limited period of time after giving other Signatories and the Company the aforesaid opportunity to purchase and except in certain other limited circumstances.

Signatories will be permitted to transfer Common Voting Shares to their lineal descendants or trusts for the benefit of such descendants, or to any trust for the benefit of such a descendant, or to any trust for the benefit of the spouse of such descendant or any other person or entity. Descendants to whom such shares are sold or transferred outright, and trustees of trusts into which such shares are transferred, must become parties to the Scripps Family Agreement or such shares shall be deemed to be offered for sale pursuant to the Scripps Family Agreement. Signatories will also be permitted to transfer Common Voting Shares by testamentary transfer to their spouses provided such shares are converted to Class A Common Shares and to pledge such shares as collateral security provided that the pledgee agrees to be bound by the terms of the Scripps Family Agreement. If title to any such shares subject to any trust is transferred to anyone other than a descendant of Robert Paine Scripps or John P. Scripps, or if a person who is a descendant of Robert Paine Scripps or John P. Scripps acquires outright any such shares held in trust but is not or does not become a party to the Scripps Family Agreement, such shares shall be deemed to be offered for sale pursuant to the Scripps Family Agreement. Any valid transfer of Common Voting Shares made by Signatories without compliance with the Scripps Family Agreement will result in automatic conversion of such shares to Class A Common Shares.

Voting Provisions.  The Scripps Family Agreement provides that the Company will call a meeting of the Signatories prior to each annual or special meeting of the shareholders of the Company held after termination of the Trust (each such meeting hereinafter referred to as a “Required Meeting”). At each Required Meeting, the Company will submit for decision by the Signatories, each matter, including election of directors, that the Company will submit to its shareholders at the annual meeting or special meeting with respect to which the Required Meeting has been called. Each Signatory will be entitled, either in person or by proxy, to cast one vote for each Common Voting Share owned of record or beneficially by him on each matter brought before the Required Meeting. Each Signatory will be bound by the decision reached by majority vote with respect to each matter brought before the Required Meeting, and at the related annual or special meeting of the shareholders of the Company each Signatory will vote his Common Voting Shares in accordance with decisions reached at the Required Meeting of the Signatories.

John P. Scripps Newspapers

In connection with the merger in 1986 of the John P. Scripps Newspaper Group (“JPSN”) into a wholly owned subsidiary of the Company (the “JPSN Merger”), the Company and The Edward W. Scripps Trust entered into certain agreements discussed below.

JPSN Board Representation Agreement.  The Edward W. Scripps Trust and John P. Scripps entered into a Board Representation Agreement dated March 14, 1986 in connection with the JPSN Merger. Under this agreement, the surviving adult children of Mr. John P. Scripps who are shareholders of the Company have the right to designate one person to serve on the Company’s board of directors so long as they continue to own in the aggregate 25% of the sum of (i) the shares issued to them in the JPSN Merger and (ii) the shares received by them from John P. Scripps’ estate. In this regard, The Edward W. Scripps Trust has agreed to vote its Common Voting Shares in favor of the person designated by John P. Scripps’ children. Pursuant to this agreement, Paul K. Scripps currently serves on the Company’s board of directors and is a nominee for election at the annual meeting. The Board Representation Agreement terminates upon the earlier of the termination of The Edward W. Scripps Trust or the completion of a public offering by the Company of Common Voting Shares.

Stockholder Agreement.  The former shareholders of the John P. Scripps Newspaper Group, including John P. Scripps and Paul K. Scripps, entered into a Stockholder Agreement with the Company in connection with the JPSN Merger. This agreement restricts to certain transferees the transfer of Common Voting Shares received by such shareholders pursuant to the JPSN Merger. These restrictions on transfer will terminate on the earlier of the termination of The Edward W. Scripps Trust or completion of a public offering of Common Voting Shares. Under the agreement, if a shareholder has received a written offer to purchase 25% or more of his Common Voting Shares, the Company has a “right of first refusal” to purchase such shares on the same terms as the offer. Under certain other circumstances, such as bankruptcy or insolvency of a shareholder, the Company has an option to buy all Common Voting Shares of the Company owned by such shareholder. Under the agreement, stockholders owning 25% or more of the outstanding Common Voting Shares issued pursuant to the JPSN Merger may require the Company to register Common Voting Shares (subject to the right of first refusal mentioned above) under the Securities Act of 1933 for sale at the shareholders’ expense in a public offering. In addition, the former shareholders of the John P. Scripps Newspaper Group will be entitled, subject to certain conditions, to include Common Voting Shares (subject to the right of first refusal) that they own in any registered public offering of shares of the same class by the Company. The registration rights expire three years from the date of a registered public offering of Common Voting Shares.

PROPOSAL 2

To approve the separation of the Company’s networks and interactive businesses
(the “spin-off”).

Overview of the Spin-Off

On October 16, 2007, we announced that the Board of Directors had preliminarily approved a plan to separate E. W. Scripps into two independent, publicly traded companies — one for the networks and interactive media businesses and the other for the newspaper publishing, broadcast television and syndication and licensing businesses.

On May 8, 2008, our Board of Directors approved the distribution of all of the common shares of Scripps Networks Interactive, a wholly-owned subsidiary of E. W. Scripps that will hold directly or indirectly the assets and liabilities associated with the networks and interactive media businesses. Following the distribution, E. W. Scripps shareholders will own 100% of the outstanding shares of Scripps Networks Interactive.

The Board of Directors believes that separating the networks and interactive media businesses from our other businesses is in the best interests of E. W. Scripps and its shareholders and has concluded that the separation will provide each separated company with certain opportunities and benefits. The management of each separated company will be able to focus on its respective businesses and pursue its specific growth and development agendas, design and implement corporate policies and strategies that are based primarily on the business characteristics of its particular company, and concentrate financial resources wholly on such company’s operations. The creation of separate equity securities for each of the businesses will facilitate incentive compensation arrangements for employees more directly tied to the performance of the relevant company’s business.

Spin-Off Steps

Pursuant to the spin-off, Scripps Networks Interactive will be separated from E. W. Scripps and become a separate publicly-traded company. The spin-off involves the following steps:

Before the distribution date:

•	E. W. Scripps will cause its wholly-owned subsidiary Scripps Howard Broadcasting Company to contribute 100% of the shares of Scripps Shop at Home Inc. and its 50% interest in Cable Program Management Co., GP (a partnership which owns a 10% interest in Food Network) to Scripps Networks Interactive.

•	Scripps Howard Broadcasting Company will distribute all of the issued and outstanding shares of Scripps Networks Interactive to E. W. Scripps.

•	E. W. Scripps will contribute all of the issued and outstanding shares of Shopzilla, Inc. and Ulysses U.K., Inc. and all of the issued and outstanding interests in uSwitch, LLC to Scripps Networks Interactive.

On the distribution date:

•	E.W. Scripps will distribute to each holder of Class A Common Shares one Class A Common Share of Scripps Networks Interactive for each Class A Common Share of E. W. Scripps, and E.W. Scripps will distribute to each holder of Common Voting Shares one Common Voting Share of Scripps Networks Interactive for each Common Voting Share of E. W. Scripps, in each case as held on the record date for the distribution.

The steps set forth above under the captions “Before the distribution date” and “On the distribution date” are hereinafter collectively referred to as the “Spin-Off Transactions”.

The Class A Common Shares and Common Voting Shares of Scripps Networks Interactive distributed on the distribution date to holders of our Class A Common Shares and Common Voting Shares will constitute all of the outstanding shares of Scripps Networks Interactive immediately after the spin-off. We will not own any shares of Scripps Networks Interactive after the aforesaid distribution.

Shareholder Approval and Board Recommendation

Since it is not clear under Ohio law whether holders of Common Voting Shares must approve the Spin-Off Transactions, we have decided out of an abundance of caution to submit the Spin-Off Transactions for their approval at the annual meeting. No vote of the holders of Class A Common Shares is required or is being sought in connection with the Spin-Off Transactions.

The Board of Directors has unanimously approved the Spin-Off Transactions and recommends that holders of Common Voting Shares vote FOR the Spin-Off Transactions at the annual meeting.

Holders of a majority of the outstanding Common Voting Shares would have to approve the Spin-Off Transactions if it were to be established that under Ohio law such holders must approve such transactions. The Edward W. Scripps Trust owns approximately 88% of the outstanding Common Voting Shares and is expected to vote in favor of the Spin-Off Transactions at the annual meeting, thus assuring approval if required.

Information You Should Consider

If you hold Common Voting Shares, in making a decision on whether to vote in favor of the Spin-Off Transactions you should consider carefully the information contained in the accompanying preliminary information statement relating to Scripps Networks Interactive, the 2007 Annual Report and the supplement hereto relating to our management team and business following the spin-off of Scripps Networks Interactive. If you hold Class A Common Shares or Common Voting Shares, you should consider the aforesaid information in deciding whether to assert dissenters’ rights under Ohio law as discussed under “Dissenters’ Rights” immediately below.

Dissenters’ Rights

Although Ohio law is not clear on the matter of dissenters’ rights in connection with the Spin-Off Transactions, we have decided to permit holders of Class A Common Shares, as well as holders of Common Voting Shares who do not vote in favor of the Spin-Off Transactions, to assert dissenters’ rights under Ohio law. If any shareholder asserts dissenters’ rights, we intend to object to such exercise and, if necessary, will oppose in an appropriate forum the availability of such rights under Ohio law. Instructions for asserting any dissenters’ rights you may have and a discussion of our views on the availability of such rights can be found in the accompanying preliminary information statement under “Shareholder Vote and Dissenters’ Rights.” Ohio Revised Code Section 1701.85, which governs dissenters’ rights should they apply, is attached to the preliminary information statement as Appendix A. If you decide to assert dissenters’ rights, you must do so in writing, in accordance with the aforesaid instructions and Ohio Revised Code Section 1701.85, by no later than June 23, 2008.

PROPOSAL 3

To amend the Amended and Restated 1997 Long-Term Incentive Plan

At the 2008 Annual Meeting, holders of the Common Voting Shares will be asked to approve amendments to The E. W. Scripps Company’s Amended and Restated 1997 Long-Term Incentive Plan (the “LTIP”). The LTIP is being amended to expand the list of performance goals.

Background

Section 162(m) of the Internal Revenue Code (the “Code”) generally prevents a publicly held corporation from claiming federal income tax deductions for compensation in excess of $1 million paid to certain of its senior executives. Compensation is exempt from this limitation, however, if it qualifies as “performance-based compensation.”

On May 8, 2008, the Board of Directors approved an amendment to the LTIP to add the following performance metrics to the list of performance goals under the plan: free cash flow, segment profit, viewer ratings or impressions, online revenue, online segment profit, website traffic, circulation/readership, market share, and revenue. The list of performance goals has been expanded to be consistent with the Company’s business objectives following the spin-off. The amendment does not increase the number of shares available for delivery under the plan. Shareholders must approve the amendment to the list of performance goals in order for performance awards granted in 2009 and later to comply with the performance-based compensation exception to Section 162(m) of the Code.

The Board of Directors has unanimously approved the amendments to the Amended and Restated 1997 Long-Term Incentive Plan and recommends that holders of Common Voting Shares vote FOR such amendments at the annual meeting.

The affirmative vote of the holders of a majority of the outstanding common voting shares present or represented by proxy at the meeting is required to approve the amendments to this Plan.

The Edward W. Scripps Trust is expected to vote in favor of Proposal 3, thus assuring approval.

Summary of the LTIP

The principal features of the LTIP are summarized below. The summary is qualified in its entirety by the terms of the LTIP, a copy of which is filed as an appendix to this proxy statement.

Purpose.  The purpose of the LTIP is to promote our long-term growth and profitability by (i) providing our directors, officers and key employees with incentives to improve shareholder value and contribute to our success, and (ii) enabling us to attract, retain and reward the best available persons for positions of substantial responsibility.

Types of Awards.  The LTIP permits grants of incentive or nonqualified stock options, stock appreciation rights in tandem with or independent of options (“SARs”), restricted or nonrestricted share or share unit awards, and performance units.

Plan Limits.  The maximum number of our Class A common shares that may be subject to awards under the LTIP cannot exceed 24,317,400 shares, which may include unissued shares or treasury shares. If any grant under the LTIP expires or terminates unvested or unexercised, becomes unexercisable or is forfeited as to any shares, such unpurchased or forfeited shares shall thereafter be available for issuance under the plan unless, in the case of options, tandem SARs are exercised. In addition to the aggregate limit on awards described above, the LTIP imposes various sub-limits on the number of shares that may be issued or transferred under the plan. In order to comply with the rules applicable to incentive stock options, the LTIP provides that the aggregate number of shares actually issued or transferred upon the exercise of incentive stock options may not exceed 5,000,000 shares. In order to comply with the exemption from Section 162(m) of the Code relating to performance-based compensation, the LTIP provides that no participant may be granted incentive or nonqualified options, SARs, restricted or nonrestricted stock, restricted share units or performance units, or any combination, in the aggregate, for more than 1,000,000 shares in any one calendar year. The maximum number of shares that may be awarded under the LTIP, the various sub-limits described above, and the number of shares and price per share applicable to any outstanding award, are subject to adjustment in the event of stock dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations or other reorganizations.

Administration.  The LTIP is administered by a committee consisting of at least three directors of the Company, or a sub-committee thereof. The committee is authorized to determine the terms of grants made under the LTIP and interpret the plan. Decisions of the committee on all matters relating to the LTIP are conclusive and binding on all parties.

Eligibility.  Participation in the LTIP is limited to directors, officers and key employees of the Company and its subsidiaries. Accordingly, approximately twelve directors, sixteen officers, and two hundred key employees may be eligible for awards under the LTIP.

Incentive and Nonqualified Option Grants.  The committee may grant from time to time to eligible participants incentive stock options, nonqualified stock options, or any combination thereof. Options provide the right to purchase shares at a price not less than their fair market value on the date of grant. The fair market value of our Class A shares as reported on the New York Stock Exchange on April 28, 2008 was $44.58 per share. Payment of the exercise price shall be made in cash or, in the discretion of the committee, in shares previously acquired by the participant. Options may also be exercised through a cashless exercise program. The committee shall establish the term during which each option may be exercised, but in no event shall a nonqualified stock option be exercisable more than ten years and one day from the date it is granted and in no event may an incentive stock option be exercisable more than ten years from the date of grant. The committee shall determine the date on which each option shall become exercisable and may provide that an option shall become exercisable in installments. Unless otherwise provided by the committee, a grantee who is an employee may exercise an option only if he or she is, and has continuously been since the date the option was granted, an employee. Except in the case of participants subject to the pre-clearance section of our insider trading policy, the committee will automatically order the cashless exercise of in-the-money nonqualified stock options granted on or after February 22, 2007 that have vested but have not been exercised on the expiration date of the grant.

Stock Appreciation Rights.  SARs represent the right to receive the difference between the fair market value per share on the date of grant and the market value of the common stock on the date the SARs are exercised. SARs can be tandem (granted with option rights to provide an alternative to exercise of the option rights) or free-standing. Tandem SARs may only be exercised at a time when the related option right is exercisable and the spread is positive, and requires that the related option right be surrendered for cancellation. Tandem SARs will be exercised automatically on the last day prior to the expiration date of the related option. Free-standing SARs must have a base price per appreciation right (not less than the fair market value of a share on the date of grant). Any grant of SARs may specify that the amount payable on exercise of the appreciation right may be paid in cash, in shares of common stock or in any combination thereof.

Performance Units.  Performance units may be granted on a contingent basis to participants at any time as determined by the committee. Each performance unit shall have a dollar value determined by the committee at the time of grant. The value of each unit may be fixed or may fluctuate based on the achievement of performance goals established by the committee. Earned performance units may be paid in restricted or nonrestricted shares, cash or a combination thereof, as the committee shall determine at the time of grant or payment. A participant must be an employee at the end of the performance cycle to be entitled to payment of a performance unit granted in respect of that cycle. However, except as otherwise provided by the committee, if a particular participant ceases to be an employee due to death, retirement or disability prior to the end of the performance cycle, the participant will earn a proportionate number of performance units based upon the elapsed portion of the performance cycle and the company’s performance over that portion of the performance cycle in accordance with the terms and conditions established by the committee on the date of grant.

Restricted and Nonrestricted Share Grants; Performance-Based Grants; Restricted Share Unit Grants.  The committee may grant restricted shares, restricted stock units or unrestricted shares under the LTIP. Restricted shares constitute an immediate transfer of ownership of a specified number of shares to the recipient in consideration of the performance of services. The participant is entitled immediately to voting, dividend and other ownership rights in shares. Restricted shares must be subject to a “substantial risk of forfeiture”, within the meaning of Section 83 of the Code, for a period to be determined by the committee on the date of the grant, and may provide for the earlier termination of the forfeiture provisions in the event of a death, retirement or disability or other similar transaction or event approved by the committee. In order to enforce these forfeiture provisions, the transferability of restricted shares will be prohibited or restricted in the manner prescribed by the committee on the date of grant for the period during which such forfeiture provisions are to continue. The committee may grant restricted shares that are convertible into restricted share units at the election of the participant, upon the terms established by the committee. Restricted stock units constitute an agreement to deliver shares to the recipient in the future in consideration of the performance of services over a specified period, but subject to the fulfillment of such conditions as the committee may specify. During the restriction period the participant has no right to transfer any rights under his or her award and no right to vote or receive dividends on the shares covered by the restricted stock units, but the committee may authorize the payment of dividend equivalents with respect to the restricted stock units. The committee must fix a restriction period at the time of grant, and may provide for the earlier termination of the restriction period in the event of a retirement, death or disability, or other similar transaction or event approved by the committee.

Performance Goals.  Any grant of restricted shares or restricted stock units may specify performance goals which, if achieved, will result in the grant or, or the termination or early termination of the restrictions applicable to, the award. The performance goals must be objective and based solely upon one or more of the following criteria: earnings per share; segment profit; gross margin; operating or other expenses; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; free cash flow; net income; return on investment (determined with reference to one or more categories of income or cash flow and one or more categories of assets, capital or equity); stock price appreciation; viewer ratings or impressions; online revenue; online segment profit; website traffic; circulation/readership; market share; and revenue. The foregoing criteria may relate to the company, one or more of its subsidiaries, or one or more of its divisions, units, partnerships, joint ventures or minority interests, product lines or products or any combination of the foregoing, and may be applied on an absolute basis or be relative to the company’s annual budget, one or more peer group companies or indices, or any combination thereof, all as the committee may determine. In addition, to the degree consistent with Section 162(m) of the Code, the performance goals may be calculated without regard to extraordinary items or adjusted for unusual or unplanned items.

Cash Awards.  The committee may authorize cash awards to any participant receiving shares under the LTIP in order to assist such participant in meeting his or her tax obligations with respect to such shares.

Change in Control.  Upon a change in control, all grants made under the LTIP shall become fully vested and, in the case of options, be exercisable until their respective expiration dates.

Transferability.  No option, SAR, or performance unit, or any restricted share or restricted share unit may be transferred by a participant except by will or the laws of descent and distribution, or with respect to awards other than Incentive Stock Options, pursuant to a qualified domestic relations order or, during his or her lifetime, to one or more members of his or her family, to one or more trusts for the benefit of one or more members of his or her family, or to a partnership or partnerships of members of his or her family. A transferee shall be subject to all restrictions, terms and conditions applicable to the transferor-

participant and shall not be entitled to transfer the particular option, SAR, performance unit, restricted share or restricted share unit during his or her life.

Termination of Employment.  If a participant terminates employment due to death, disability or retirement, each of his or her awards will become fully vested and, in the case of an option, be exercisable until its expiration date. However, any restricted share or restricted share unit contingent on the achievement of performance goals will vest proportionately in accordance with the terms and conditions established by the committee upon the date of grant. If a participant’s employment is terminated for “cause”, then all of his or her awards, whether or not vested, will be forfeited, other than restricted and nonrestricted shares that previously vested or other awards that were exercised prior to termination. If a participant terminates employment for any other reason, each of his or her awards that had not vested on or before the date of termination shall be forfeited. The committee at its sole discretion may accelerate the vesting of any grant, so that it will become fully vested as of the date of a participant’s termination of employment, and in the case of an option may extend the exercise period to a date that is no more than ten years from the date of grant. If a participant is a non-employee director, each of his or her awards shall be fully vested and, if applicable, be exercisable until its expiration date, regardless of whether or not the director continues to serve on the board. However, if the director has been removed for cause in accordance with applicable law, he or she will forfeit all outstanding grants, whether vested or not, other than restricted or nonrestricted share grants that vested prior to such removal and options or other grants that were exercised prior to such removal.

Adjustments.  In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares, the committee shall make such adjustments as it deems appropriate in the number and kind of shares reserved for issuance under the LTIP, in the number and kind of shares covered by grants made under the plan, and in the exercise price of outstanding options. In the event of any merger, consolidation or other reorganization in which we are not the surviving or continuing corporation, all grants outstanding on the date of such event shall be assumed by the surviving or continuing corporation.

Termination and Modification.  The board, with approval of the shareholders, if required, may modify, terminate or suspend the LTIP at any time, but must obtain participant consent if any action impairs the rights of participants with respect to previous grants. The committee is authorized to make minor or administrative modifications to the LTIP to comply with applicable law. With the consent of the affected grantee, the committee may amend or modify any outstanding awards. The LTIP shall terminate at the close of business on June 1, 2014.

Federal Income Tax Consequences.  The following is a brief summary of certain of the federal income tax consequences of certain transactions under the LTIP. This summary is not intended to be complete and does not describe state, local, foreign or other tax consequences.

Nonqualified Stock Options.  In general, (a) no income will be recognized by an optionee at the time a nonqualified option right is granted; (b) at the time of exercise of the nonqualified option right ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and (c) at the time of sale of shares acquired pursuant to the exercise of the nonqualified option right, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive Stock Options.  No income will be recognized by an optionee upon the grant of an incentive stock option. In general, no income will be recognized upon the exercise of an incentive stock option. However, the difference between the option price paid and the fair market value of the shares at exercise may constitute a preference item for the alternative minimum tax. If shares are issued to the optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of the grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss. If shares acquired upon the timely exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

SARs.  No income will be recognized by a participant in connection with the grant of a tandem appreciation right or a free-standing appreciation right. When the appreciation right is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares received on the exercise.

Performance Units.  No income generally will be recognized upon the grant of performance units. Upon payment in respect of the earn-out of performance units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any nonrestricted shares.

Restricted Shares.  The recipient of restricted shares generally will not be subject to tax until the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“restrictions”). At such time the recipient will be subject to tax at ordinary income rates on the fair market value of the restricted shares (reduced by any amount paid by the participant for such restricted shares). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the restrictions) over the purchase price, if any, of such restricted shares. Any appreciation (or depreciation) realized upon a later disposition of such shares will be treated as long-term or short-term capital gain depending upon how long the shares have been held. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject to the restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

Restricted Stock Units.  Generally, no income will be recognized upon the award of restricted stock units. The recipient of a restricted stock unit award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted shares on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such restricted stock units), and the capital gains/loss holding period for such shares also will commence on such date.

Other Share-Based Awards.  The recipient of a share-based award other than an award described above generally will be subject to tax at ordinary income rates on the fair market value of shares on the date of grant of the share-based award, and the capital gains/loss holding period for such shares also will commence on such date.

Tax Consequences to the Company.  To the extent that a participant recognizes ordinary income in the circumstances described above, we will be entitled to a corresponding deduction provided that, among other things, (a) the income meets the test of reasonableness, (b) is an ordinary and necessary business expense, (c) is not an “excess parachute payment” within the meaning of Section 280G of the Code and (d) is not disallowed by the $1 million limitation on certain executive compensation.

Plan Benefits.  Because it is within the discretion of the compensation committee to determine which officers, employees and directors receive awards and the amount and type of awards received, it is not presently possible to determine the number of individuals to whom awards will be made in the future under the LTIP or the amount of the awards.

PROPOSAL 4

To amend the Executive Annual Incentive Plan

At the 2008 Annual Meeting, the holders of the Common Voting Shares will be asked to approve an amendment to The E. W. Scripps Company Executive Annual Incentive Plan to expand the list of performance goals.

Background

Section 162(m) of the Code generally prevents a publicly held corporation from claiming federal income tax deductions for compensation in excess of $1 million paid to certain of its senior executives. Compensation is exempt from this limitation, however, if it qualifies as “performance-based compensation.”

On May 8, 2008, the Board of Directors approved an amendment to the Incentive Plan to change its name from the Executive Bonus Plan and to add the following performance metrics to the list of performance goals under the plan: free cash flow, segment profit, viewer ratings or impressions, online revenue, online segment profit, website traffic, circulation/readership, market share, and revenue. The list of performance goals has been expanded to be consistent with the Company’s business objectives following the spin-off.

Holders of common voting shares must approve the amendment in order for performance awards granted in 2009 and later to comply with the performance-based compensation exception to Section 162(m) of the Code.

The Board of Directors has unanimously approved the amendments to the Executive Annual Incentive Plan and recommends that holders of Common Voting Shares vote FOR such amendments at the annual meeting.

The affirmative vote of the holders of a majority of the outstanding common voting shares present or represented by proxy at the meeting is required to approve the amendments to this Plan.

The Edward W. Scripps Trust is expected to vote in favor of Proposal 4, thus assuring approval.

Summary of the Incentive Plan

The principal features of the Incentive Plan are summarized below. The summary is qualified in its entirety by the terms of the Incentive Plan, a copy of which is filed as an appendix to this proxy statement.

Purpose.  The Incentive Plan is designed to provide annual cash bonus awards to certain designated key executive and employees of the Company and its subsidiaries that are deductible to the maximum extent possible as “performance-based compensation” under Section 162(m) of the Code.

Administration.  The Incentive Plan is administered by the Incentive Plan Committee of the Board. The committee is authorized to interpret the Incentive Plan and to make any other determinations that it deems necessary or desirable for the administration of the plan. Any decision of the committee shall be final, conclusive and binding.

Eligibility and Participation.  The committee, in its sole discretion, will designate the executives who are eligible to participate in the Incentive Plan. The executives will be selected from among our employees who are in a position to have a material impact on our results of operations. At this time, we anticipate that only eleven individuals will participate in the Incentive Plan.

Determination of Awards.  The committee will designate one or more performance periods, which may be based on a calendar year or any other period designated by the committee. Within the first quarter of the performance period, the committee will establish written performance goals and payout formulas for each participant. The performance goals and payout formulas need not be the same for each participant. The maximum amount payable to any participant for any calendar year under the Incentive

Plan shall be $3,000,000. Participants must achieve the performance goals established by the committee in order to receive an award under the Incentive Plan.

Performance Goals.  The performance goals, which must be objective, are based solely on one or more of the following criteria: earnings per share; segment profit; gross margin; operating or other expenses; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; free cash flow; net income; return on investment (determined with reference to one or more categories of income or cash flow and one or more categories of assets, capital or equity); stock price appreciation; viewer ratings or impressions; online revenue; online segment profit; website traffic; circulation/readership; market share; and revenue. The foregoing criteria may relate to the company, one or more of its subsidiaries, or one or more of its divisions, units, partnerships, joint ventures or minority investments, product lines or products or any combination thereof, and may be applied on an absolute basis or be relative to our annual budget, one or more peer group companies or indices, or any combination, all as the committee shall determine. The committee may adjust performance goals for unusual or unplanned items, whether favorable or unfavorable. In addition, to the extent consistent with Section 162(m) of the Code, the performance goals may be calculated without regard to extraordinary items.

Certification.  No awards will be paid for a performance period until the committee has certified in writing whether the applicable performance goals have been met. The committee retains the discretion to reduce or eliminate (but not to increase) any award payable to a participant.

Payment.  The award determined by the committee must be paid after the end of the performance period, but in no event later than March 15 of the calendar year immediately following the end of the performance period. If, however, a participant dies, retires, is assigned to a different position, is granted a leave of absence, or if the participant’s employment is otherwise terminated (except for “cause”, as determined by the committee in its sole discretion) during a performance period, then the participant’s award shall be pro-rated and paid at the same time as other awards under the plan. If a participant terminates employment within one year after a “change in control”, then he or she shall receive an award based on achievement of the performance goals at the 100% level. The award is generally payable within 30 days following termination, but payment will be delayed for 6 months if required to comply with Section 409A of the Code.

Amendments or Termination.  The Board or the committee may amend, alter or discontinue the Incentive Plan at any time, provided that the action does not impair any of the rights or obligations under any award previously granted to a participant without that participant’s consent. No consent is required, however, if the Board or the committee, as the case may be, determines in good faith that the action is necessary to comply with Section 409A of the Code, Section 162(m) of the Code or applicable laws. The Board may not amend, alter or discontinue the provisions relating to payments in connection with a “change in control” after the occurrence of a change in control.

Plan Benefits.  Future benefits to be received by a person or group under the Incentive Plan are not determinable at this time and will depend on individual and corporate performance.

PROPOSAL 5

To amend the Employee Stock Purchase Plan

At the 2008 Annual Meeting, the holders of the Common Voting Shares will be asked to approve an amendment to The E. W. Scripps Company Employee Stock Purchase Plan (the “ESPP”) to increase the number of shares reserved for issuance under the Plan.

Background

The ESPP was established as of January 1, 1998. Of the 600,000 shares reserved for delivery under the ESPP, only 132,548 remain available. On May 8, 2008, the Board of Directors approved an amendment of the ESPP to increase the share reserve by 200,000 shares to 800,000.

The Board of Directors has unanimously approved the amendments to the Employee Stock Purchase Plan and recommends that holders of Common Voting Shares vote FOR such amendments at the annual meeting.

The affirmative vote of the holders of a majority of the outstanding common voting shares present or represented by proxy at the meeting is required to approve the amendments to this Plan.

The Edward W. Scripps Trust is expected to vote in favor of Proposal 5, thus assuring approval.

Summary of ESPP

The principal features of the ESPP are summarized below. The summary is qualified in its entirety by the terms of the ESPP, a copy of which is filed as an appendix to this proxy statement.

Purpose.  The purpose of the ESPP is to provide eligible employees and those of designated subsidiaries an opportunity to purchase Class A common shares through payroll deductions. It is intended to encourage ownership of Class A common shares.

Administration.  The ESPP will be administered by the Senior Vice President, Human Resources. The administrator is responsible for the administration of all matters under the ESPP and has full and exclusive discretionary authority to construe, interpret and apply the terms of the ESPP, to determine eligibility and to adjudicate all disputed claims filed under the ESPP. A third party recordkeeper maintains an investment account for each participant with a record of the shares purchased by such participant.

Shares Available.  The maximum number of class A common shares available for purchase under the ESPP will be 800,000. The aggregate number and kind of shares will be subject to adjustment in the event of certain changes to the capital structure, such as a share reclassification or a stock dividend. The shares purchased under the ESPP will consist of authorized and unissued shares, treasury shares, or shares purchased on the open market.

Eligibility.  Any person who is employed by the Company or any subsidiary, who is regularly scheduled to work at least twenty (20) hours per week, is customarily employed for at least five months each calendar year and is not a member of a collective bargaining unit (unless the collective bargaining agreement covering such person specifically provides for eligibility to participate in the ESPP) is generally eligible to participate in the ESPP. Approximately seven thousand employees may be eligible to participate in the ESPP.

Special Limitations.  The ESPP imposes certain limitations upon a participant’s rights to acquire Class A common shares, including the following limitations: (i) purchase rights granted to a participant may not permit such individual to purchase more than $25,000 worth of shares (valued at the time each purchase right is granted) for each calendar year those purchase rights are outstanding; and (ii) purchase rights may not be granted to any individual if such individual would, immediately after the grant, own or hold outstanding options or other rights to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its affiliates.

Participation and Payroll Deductions.  Eligible employees may purchase Class A common shares at below-market prices through payroll deductions during each quarterly offering period, with amounts accumulated during each offering period. The amount of the payroll deduction must be a whole percentage amount of the employee’s compensation (before withholding or other deductions) paid during the offering period by the company or any of its subsidiaries, and may not be less than 1% of the employee’s compensation nor more than 10% of compensation. Total payroll deductions for a calendar year may not exceed $22,500.

Deduction Changes and Withdrawal.  Employees may change their rate of payroll deduction at any time during the enrollment period for each quarterly offering period, which is the one-month period ending on the 15th day of the calendar month preceding a quarterly offering period. A participant may withdraw from participation in the ESPP at any time by filing a notice of withdrawal. Upon a participant’s withdrawal, the amount credited to his or her share purchase account will be applied to the purchase of Class A common shares on the next purchase date, which occurs on the last business date of each quarter. A participant who withdraws from the ESPP may again become a participant by filing a new enrollment form in accordance with the procedures described above.

Purchase of Shares.  Funds held in a participant’s account on the last business day of each quarterly offering period will be used to purchase Class A common shares for the participant at a price equal to 90% of the shares’ closing price on (1) the first trading day of each offering period, or (2) the last trading day of each offering period — whichever is lower. The fair market value of Class A shares as reported on the New York Stock Exchange on April 28, 2008 was $44.58 per share.

Dividends.  Any regular cash dividends paid on Class A common shares already purchased and held on a participant’s behalf will be reinvested in additional shares on the next purchase date.

Sale of Shares.  Subject to applicable securities laws, a participant may at any time, and without withdrawing from the ESPP, sell Class A common shares purchased under the ESPP by giving notice to the recordkeeper and directing the recordkeeper to sell all or part of the shares held on behalf of the participant.

Transferability.  Neither payroll deductions credited to a participant’s account nor any rights or shares held under the ESPP may be assigned, alienated, transferred, pledged, or otherwise disposed of in any way by a participant other than by will or the laws of descent and distribution. A participant’s right to purchase shares under the ESPP may be exercisable during the participant’s lifetime only by the participant.

Termination of Participation.  When a participant ceases to be employed for any reason, the amount credited to the participant’s share purchase account on the date of termination will be used to purchase Class A common shares on the next applicable purchase date.

Amendment and Termination of the ESPP.  The Board of Directors may amend the ESPP at any time and for any reason, provided that, without approval of the holders of our Common Voting shares, no amendment may increase the number of Class A Common shares reserved for purchase under the ESPP or reduce the purchase price per share on the applicable purchase date. The ESPP will continue in effect through the tenth anniversary of shareholder approval of the plan, unless the Board of Directors terminates the ESPP.

Federal Income Tax Consequences.  The following is a brief summary of certain of the federal income tax consequences of certain transactions under the ESPP. This summary is not intended to be complete and does not describe state, local, foreign or other tax consequences.

In general, (a) no income will be recognized by a participant at the time a purchase right is granted; (b) at the time of exercise of the purchase right, ordinary income will be recognized by the participant in an amount equal to the difference between the price paid for the shares and the fair market value of the shares, on the date of purchase; and (c) at the time of sale of shares acquired pursuant to the purchase right, appreciation (or depreciation) in value of the shares after the date of purchase will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

To the extent that a participant recognizes ordinary income in the circumstances described above, we will be entitled to a corresponding deduction provided that, among other things, (a) the income meets the test of reasonableness, (b) is an ordinary and necessary business expense, (c) is not an “excess parachute payment” within the meaning of Section 280G of the Code and (d) is not disallowed by the $1 million limitation on certain executive compensation.

Plan Benefits.  No purchase rights will be granted and no Class A common shares will be purchased under the ESPP until the first offering period established by the Company, in its sole discretion, after shareholder approval of the plan.

REPORT ON SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and officers, and owners of more than ten percent of the Company’s Class A Common Shares (“10% shareholders”), to file with the Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Class A Common Shares and other equity securities of the Company. Officers, directors and 10% shareholders are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).

To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2007, all Section 16(a) filing requirements applicable to its officers, directors and 10% shareholders were complied with.

ENGAGEMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

At its March 18, 2008 meeting, the audit committee of the board of directors approved the appointment of Deloitte & Touche LLP as independent registered public accountants for the Company for the fiscal year ending December 31, 2008. A representative of Deloitte & Touche LLP, the Company’s independent registered public accounting firm during 2007, is expected to be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement if he or she desires.

REPORT ON SHAREHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

Any shareholder proposals intended to be presented at the Company’s 2009 Annual Meeting of Shareholders must be received by the Company at 312 Walnut Street, Suite 2800, Cincinnati, Ohio, 45202, on or before January 14, 2009, for inclusion in the Company’s proxy statement and form of proxy relating to the 2009 Annual Meeting of Shareholders.

If a shareholder intends to raise a proposal at the Company’s 2009 annual meeting that he or she does not seek to have included in the Company’s proxy statement, the shareholder must notify the Company of the proposal on or before March 30, 2009. If the shareholder fails to notify the Company, the Company’s proxies will be permitted to use their discretionary voting authority with respect to such proposal when and if it is raised at such annual meeting, whether or not there is any discussion of such proposal in the 2009 proxy statement.

OTHER MATTERS

The solicitation of proxies is made by and on behalf of the board of directors. The cost of the solicitation will be borne by the Company. The Company may also reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company’s Class A Common Shares.

The presence of any shareholder at the meeting will not operate to revoke his proxy. A proxy may be revoked at any time, insofar as it has not been exercised, by giving written notice to the Company or in open meeting.

The persons named in the enclosed proxy, or their substitutes, will vote the shares represented by such proxy at the meeting. The forms of proxy for the two respective classes of stock permit specification of a vote for persons nominated for election as directors by each such class of stock, as set forth under “Election of Directors” above, and the withholding of authority to vote in the election of such directors or the withholding of authority to vote for one or more specified nominees. Where a choice has been specified in the proxy, the shares represented thereby will be voted in accordance with such specification. If no specification is made, such shares will be voted to elect directors as set forth under “Election of Directors.”

Under Ohio law and the Company’s Articles of Incorporation, broker non-votes for Class A Common Shares and abstaining votes for both Class A Common Shares and Common Voting Shares will not be counted in favor of, or against, election of any nominee. Where a choice has been specified by a holder of common voting shares with respect to Proposal 2, 3, 4 or 5, the shares represented thereby will be voted in accordance with such specification. If no specification is made, such shares will be voted in favor of such proposal.

If any other matters shall properly come before the meeting, the persons named in the proxy, or their substitutes, will vote thereon in accordance with their judgment. The board does not know of any other matters which will be presented for action at the meeting.

A copy of the Company’s Annual Report for the year ended December 31, 2007 is enclosed.

By order of the board of directors,

Mary Denise Kuprionis, Esq.
Vice President
Corporate Secretary/Director of Legal Affairs

May 13, 2008

THE E.W. SCRIPPS COMPANY
AMENDED AND RESTATED 1997 LONG-TERM INCENTIVE PLAN
May 8, 2008

1.	Purpose.

The plan shall be known as The E. W. Scripps Company 1997 Long-Term Incentive Plan (the “Plan”). The purpose of the Plan is to promote the long-term growth and profitability of The E. W. Scripps Company (the “Company”) and its subsidiaries by (i) providing directors of the Company and officers and key employees of the Company and its subsidiaries with incentives to improve stockholder values and contribute to the success of the Company and (ii) enabling the Company to attract, retain and reward the best available persons for positions of substantial responsibility. Grants of incentive or nonqualified stock options, stock appreciation rights in tandem with or independent of options (“SARs”), restricted or nonrestricted share awards, performance units, or any combination of the foregoing may be made under the Plan.

2.	Definitions.

(a) “Affiliate” means any Person controlling or under common control with the Company or any Person of which the Company directly or indirectly has Beneficial Ownership of securities having a majority of the voting power.

(b) “Beneficial Ownership” and “Beneficial Owner” have the meanings provided in Rule 13d-3 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”).

(c) “Cause” means:

(i) commission of a felony or an act or series of acts that results in material injury to the business or reputation of the Company or any subsidiary;

(ii) willful failure to perform duties of employment, if such failure has not been cured in all material respects within twenty (20) days after the Company or any subsidiary, as applicable, gives notice thereof; or

(iii) breach of any material term, provision or condition of employment, which breach has not been cured in all material respects within twenty (20) days after the Company or any subsidiary, as applicable, gives notice thereof.

(d) “Change in Control” shall occur with respect to all participants in the Plan (except as may be otherwise prescribed by the Committee in an award agreement):

(i) any Person becomes a “Beneficial Owner” of a majority of the outstanding Common Voting Shares, $.01 par value, of the Company (or shares of capital stock of the Company with comparable or unlimited voting rights), excluding, however, The Edward W. Scripps Trust (the “Trust”) and the trustees thereof, and any person that is or becomes a party to the Scripps Family Agreement, dated October 15, 1992, as amended currently and as it may be amended from time to time in the future (the “Family Agreement”);

(ii) the majority of the Board of Directors of the Company (the “Board”) consists of individuals other than Incumbent Directors; or

(iii) assets of the Company accounting for 90% or more of the Company’s revenues (hereinafter referred to as “substantially all of the Company’s assets”) are disposed of pursuant to a merger, consolidation, sale, or plan of liquidation and dissolution (unless the Trust or the parties to the Family Agreement have Beneficial Ownership of, directly or indirectly, a controlling interest (defined as owning a majority of the voting power) in the entity surviving such merger or consolidation or acquiring such assets upon such sale or in connection with such plan of liquidation and dissolution).

(e) “Change in Control” shall occur with respect to a particular participant in the Plan employed by a particular subsidiary or division of a subsidiary when (except as may be otherwise prescribed by the Committee in an award agreement):

(i) any Person, other than the Company or an Affiliate, acquires Beneficial Ownership of securities of the particular subsidiary of the Company employing the participant having at least fifty percent (50%) of the voting power of such subsidiary’s then outstanding securities; or

(ii) the particular subsidiary sells to any Person other than the Company or an Affiliate all or substantially all of the assets of the particular division thereof to which the participant is assigned.

(f) “Closing Price” of Class A Common Shares of the Company means, with respect to the date in question, the closing sales price of such shares on the New York Stock Exchange, or if the Company’s Class A Common Shares are not traded on such exchange, or otherwise traded publicly, the value determined, in good faith, by the Committee.

(g) “Disability” means a permanent disability deemed to have occurred under any Company-wide employee long-term disability plan.

(h) “Incentive Stock Option” means an option conforming to the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

(i) “Incumbent Director” means a member of the Board on April 15, 2004, provided that any person becoming a director subsequent to April 15, 2004, whose election or nomination for election was supported by a majority of the directors who then comprised the Incumbent Directors shall be considered to be an Incumbent Director.

(j) “Nonqualified Stock Option” means any stock option other than an Incentive Stock Option.

(k) “Person” has the meaning provided in Section 3(a)(9) of the Exchange Act, and as used in Sections 13(d) and 14(d) thereof, including a “group” (as defined in Section 13(d) of such Act).

(l) “Retirement” means retirement as defined under the Scripps Pension Plan, or as otherwise determined by the Board of Directors of the Company.

(m) “SARs” means stock appreciation rights.

(n) “Scripps Pension Plan” means the Scripps Pension Plan as Amended and Restated effective January 1, 1997.

(o) “Subsidiary” means a corporation or other entity of which outstanding shares or interests representing 50% or more of the combined voting power of such corporation or entity are owned directly or indirectly by the Company. For purposes of determining whether any person may be a participant with respect to any grant of Nonqualified Stock Options or SARs that are intended to be exempt from Section 409A of the Code, the term “Subsidiary” means any corporation or other entity as to which the Company is an “eligible issuer of service recipient stock” (within the meaning of 409A of the Code).

3.	Administration.

The Plan shall be administered by a committee consisting of at least three directors of the Company (the “Committee”). Subject to the provisions of the Plan, the Committee shall be authorized to determine the form and substance of grants made under the Plan to each participant; establish the conditions and restrictions, if any, subject to which such grants will be made or will vest; interpret the Plan; and adopt, amend, or rescind such rules and regulations for carrying out the Plan as it may deem appropriate. Decisions of the Committee on all matters relating to the Plan shall be conclusive and binding on all parties, including the Company, its shareholders, and the participants in the Plan. The Committee may appoint a subcommittee of its members as permitted or appropriate under applicable laws and regulations. Such subcommittee may exercise such powers of the Committee as the Committee designates. All actions of the subcommittee shall be reported to the Committee.

4.	Shares Available for the Plan.

Subject to adjustments as provided in Section 16, an aggregate of 24,317,400 of Class A Common Shares of the Company (hereinafter referred to from time to time as “shares”) may be issued pursuant to the Plan. (9,158,700 pre-split shares were available when the Plan was last amended. Post split, the shares available were 18,317,400. Adding the shares approved on 4/14/05, the shares available are 24,317,400.) Such shares may be unissued or treasury shares. If any grant under the Plan expires or terminates unvested or unexercised, becomes unexercisable or is forfeited as to any shares, such unpurchased or forfeited shares shall thereafter be available for further grants under the Plan unless, in the case of options granted under the Plan, SARs in tandem therewith are exercised.

5.	Participation.

Participation in the Plan shall be limited to directors of the Company and officers and key employees of the Company and its subsidiaries, all as approved by the Committee.

Nothing in the Plan or in any grant thereunder shall confer any right on an employee to continue in the employ of the Company or shall interfere in any way with the right of the Company to terminate an employee at any time.

Incentive or nonqualified stock options, SARs, restricted or nonrestricted stock or stock unit awards, performance units, or any combination thereof, may be granted for such number of shares as the Committee shall determine (such individuals to whom grants are made being herein referred to from time to time as “grantees”). A grant of any type made hereunder in any one year to an eligible participant shall neither guarantee nor preclude a further grant of that or any other type to such employee in that year or subsequent years.

The maximum number of shares with respect to which incentive or nonqualified options, SARs, restricted or nonrestricted stock, restricted share units or performance units, or any combination of the foregoing may be granted to any single individual in any one calendar year shall not exceed 1,000,000 shares. The maximum number of shares for which incentive stock options may be granted under the Plan shall not exceed 5,000,000 shares.

6.	Incentive and Nonqualified Option Grants.

The Committee may grant from time to time to eligible participants Incentive Stock Options, Nonqualified Stock Options, or any combination thereof. The options granted shall take such form as the Committee shall determine, subject to the following terms and conditions.

(a) Price.  The price per share deliverable upon the exercise of each option (“exercise price”) shall not be less than 100% of the Closing Price of the shares on the date the option is granted. In the case of the grant of any Incentive Stock Option to a participant who, at the time of the grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries, such price per share, if required by the Code at the time of grant, shall not be less than 110% of the Closing Price of the shares on the date the option is granted.

(b) Cash Exercise.  Options may be exercised in whole or in part upon payment of the exercise price of the shares to be acquired. Payment shall be made in cash or, in the discretion of the Committee, in shares previously acquired by the participant or a combination of cash and shares. The Closing Price of shares tendered on exercise of options shall be determined on the date of exercise.

(c) Cashless Exercise.  Options may be exercised in whole or in part upon delivery of an irrevocable written notice of exercise pursuant to any cashless exercise program that the Company offers from time to time.

(d) Terms of Options.  The term during which each option may be exercised shall be determined by the Committee, but in no event shall a Nonqualified Stock Option be exercisable more than ten years and one day from the date it is granted or an Incentive Stock Option, more than ten years from the date it is granted; and, in the case of the grant of an Incentive Stock Option to an employee who at the time of the grant owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries, in no event shall such option be exercisable, if required by the Code at the time of grant, more than five years from the date of the grant. All rights to purchase shares pursuant to an option shall, unless sooner terminated, expire at the date designated by the Committee. The Committee shall determine the date on which each option shall become exercisable and may provide that an option shall become exercisable in installments. The shares constituting each installment may be purchased in whole or in part at any time after such installment becomes exercisable, subject to such minimum exercise requirement as is designated by the Committee. The Committee may accelerate the time at which any option may be exercised in whole or in part. Unless otherwise provided herein, a grantee who is an employee of the Company or a subsidiary may exercise an option only if he or she is, and has continuously been since the date the option was granted, an employee of the Company or a subsidiary. Prior to the exercise of the option and delivery of the stock represented thereby, the grantee shall have no rights to any dividends or be entitled to any voting rights on any stock represented by outstanding options.

(e) Limitations on Grants.  If required by the Code at the time of grant of an Incentive Stock Option, the aggregate Closing Price (determined as of the grant date) of shares for which such option is exercisable for the first time during any calendar year may not exceed $100,000.

(f) Automatic Cashless Exercise.  Effective with Nonqualified Stock Options granted on or after February 22, 2007, the plan administrator will automatically order the cashless exercise of in-the-money Nonqualified Stock Options that have vested but not been exercised on the expiration date of the grant. Plan participants who are subject to the preclearance section of the Company’s Insider Trading Policy are excluded from this automatic exercise provision.

7.	Stock Appreciation Right Grants.

(a) Tandem SARs.  The Committee shall have the authority to grant SARs in tandem with an option (“tandem SAR”) under this Plan to any grantee, either at the time of grant of an option or thereafter by amendment to an option. The exercise of an option shall result in an immediate forfeiture of its corresponding tandem SAR, and the exercise of a tandem SAR shall cause an immediate forfeiture of its corresponding option. Tandem SARs shall be subject to such other terms and conditions as the Committee may specify. A tandem SAR shall expire at the same time as the related option expires and shall be transferable only when, and under the same conditions as, the related option is transferable.

Tandem SARs shall be exercisable only when, to the extent and on the conditions that the related option is exercisable. No tandem SAR may be exercised unless the Closing Price of a share on the date of exercise exceeds the exercise price of the option to which the SAR corresponds.

Upon the exercise of a tandem SAR, the grantee shall be entitled to a distribution in an amount equal to the difference between the Closing Price of a share on the date of exercise and the exercise price of the option to which the SAR corresponds. The Committee shall decide whether such distribution shall be in cash, in shares, or in a combination thereof.

All tandem SARs will be exercised automatically on the last day prior to the expiration date of the related option, so long as the Closing Price of a share on that date exceeds the exercise price of the related option.

(b) Independent SARs.  SARs may be granted by the Committee independently of options (“Independent SARs”). An Independent SAR will entitle a participant to receive, with respect to each share as to which the SAR is exercised, the excess of the Closing Price of a share on the date of exercise over its Closing Price on the date the Independent SAR was granted.

Any exercise of an Independent SAR must be in writing, signed by the participant and delivered or mailed to the Company, accompanied by any other documents required by the Committee.

Each Independent SAR will be exercised automatically on the last day prior to the expiration date established by the Committee at the time of the award of such SAR.

Payment of the amount to which a participant is entitled upon the exercise of an Independent SAR shall be made in cash or shares, or in a combination thereof, as the Committee shall determine. To the extent that payment is made in shares, the shares shall be valued at their Closing Price on the date of exercise of such SAR.

8.	Performance Units for Employees.

Performance units may be granted on a contingent basis to participants at any time and from time to time as determined by the Committee. The Committee shall have complete discretion in determining the number of performance units so granted to a participant and the appropriate period over which performance is to be measured (“performance cycle”). Each performance unit shall have a dollar value determined by the Committee at the time of grant. The value of each unit may be fixed or it may be permitted to fluctuate based on a performance factor (e.g., return on equity) selected by the Committee. The Committee shall establish performance goals that, depending on the extent to which they are met, will determine the ultimate value of the performance unit or the number of performance units earned by participants, or both.

The Committee shall establish performance goals and objectives for each performance cycle on the basis of such criteria and objectives as the Committee may select from time to time. During any performance cycle, the Committee shall have the authority to adjust the performance goals and objectives for such cycle for such reasons as it deems equitable.

The Committee shall determine the number of performance units that have been earned by a participant on the basis of the Company’s performance over the performance cycle in relation to the performance goals for such cycle. Earned performance units may be paid out in restricted or nonrestricted shares, cash, or a combination of both, as the Committee shall determine at the time of grant or payment.

A participant must be an employee of the Company at the end of the performance cycle in order to be entitled to payment of a performance unit granted in respect of such cycle; provided, however, that, except as otherwise provided by the Committee, if a participant ceases to be an employee of the Company upon the occurrence of his or her death, Retirement, or Disability prior to the end of the performance cycle, the participant shall earn a proportionate number of performance units based upon the elapsed portion of the performance cycle and the Company’s performance over that portion of such cycle in accordance with terms and conditions established by the Committee upon grant of a performance unit.

9.	Restricted and Nonrestricted Share Grants; Performance-Based Grants; Restricted Share Unit Grants.

The Committee may grant shares or share units under the Plan to such participants and in such amounts as it determines. Each grant shall specify the applicable restrictions, if any, the duration of such restrictions, the time or times at which such restrictions shall lapse with respect to all or a specified number of shares or units that are part of the grant, and the terms and conditions under which a participant can earn a proportionate number of restricted shares or units in the event of his or her death, Retirement or Disability. The Committee may grant shares or units the vesting of which is based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee (i) while the outcome for such performance period is substantially uncertain and (ii) no more than 90 days after the commencement of such performance period to which the performance goal relates. The performance goals, which must be objective, shall be based solely upon one or more of the following criteria:

1. Earnings per share;

2. Segment profit;

3. Gross margin;

4. Operating or other expenses;

5. Earnings before interest and taxes (“EBIT”);

6. Earnings before interest, taxes, depreciation and amortization;

7. Free cash flow;

8. Net income;

9. Return on investment (determined with reference to one or more categories of income or cash flow and one or more categories of assets, capital or equity);

10. Stock price appreciation;

11. Viewer ratings or impressions;

12. Online revenue;

13. Online segment profit;

14. Website traffic;

15. Circulation/readership;

16. Market share; and

17. Revenue.

The foregoing criteria may relate to the Company, one or more of its Subsidiaries or one or more of its divisions, units, partnerships, joint ventures or minority investments, product lines or products or any combination of the foregoing, and may be applied on an absolute basis or be relative to the Company’s annual budget, one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary items or adjusted for unusual or unplanned items.

Notwithstanding the foregoing, the Committee may reduce or shorten the duration of any restriction applicable to any participant under the Plan to the degree consistent with Section 162(m) of the Code (or any successor section thereto). With respect to an award of restricted shares, the participant will be required to deposit shares with the Company during the period of any restriction thereon and to execute a blank stock power therefor.

The Committee may grant restricted shares that are convertible into restricted share units at the election of the participant to defer receipt of such shares. To the extent permitted by Section 409A of the Code, the Committee may permit participants holding restricted shares granted under the Plan heretofore or hereafter to convert such shares into restricted share units if the participant elects to defer receipt of such shares. The terms and conditions of any conversion shall be approved by the Committee. Each participant who receives a grant of restricted share units (whether by conversion of restricted shares or otherwise) shall be eligible to receive, at the expiration of the applicable deferral period, one share for each restricted share unit, and the Company shall issue to and register in the name of each such participant a certificate for that number of shares.

Participants who receive restricted share units shall have no rights as shareholders with respect to such restricted share units until such time as share certificates are issued to the participants; provided, however, that quarterly during the applicable restricted period for all restricted share units so received, the Company shall pay to each such participant an amount equal to the sum of all dividends and other distributions paid by the Company during the prior quarter on that equivalent number of shares.

10.	Change in Control.

(a) Change in Control of the Company.  Upon a Change in Control of the Company, all grants made under the Plan shall become fully vested and, in the case of options, be exercisable until their respective expiration dates.

(b) Change in Control of Subsidiary or Division Employing a Participant.  Upon a Change in Control of a subsidiary or division by which a participant is employed, all of such participant’s grants shall become fully vested and, in the case of options, be exercisable until their respective expiration dates.

11.	Termination of Employment.

(a) Employees.  If a participant ceases to be an employee of the Company or any subsidiary due to death, Disability or Retirement, each of the participant’s grants shall become fully vested and, in the case of an option, be exercisable until its expiration date. Notwithstanding the foregoing, in the event of such death, Disability or Retirement, any restricted share grant or restricted share unit grant contingent on the achievement of performance measures shall vest proportionately in accordance with the terms and conditions established by the Committee upon grant of such share or unit.

If a participant ceases to be an employee of the Company or any subsidiary due to Cause, all of his or her grants, whether or not vested, shall be forfeited, other than restricted and nonrestricted share grants that vested prior to such participant’s ceasing to be such an employee due to Cause and options or other grants that were exercised prior to such cessation.

If a participant ceases to be an employee of the Company or any subsidiary for any reason other than as set forth in the first two paragraphs of this Section 11(a), each of his or her grants that had vested on or before the date of termination shall remain vested and, in the case of an option, be exercisable for, and shall otherwise terminate at the end of, a period of 90 days after the date of termination of employment, but in no event after its expiration date; and each of a participant’s grants that had not vested on or before the date of such termination shall be forfeited.

Notwithstanding anything to the contrary herein, if a participant ceases to be an employee of the Company or any subsidiary for any reason other than Cause, the Committee at its sole discretion may accelerate the vesting of any grant, so that it will become fully vested as of the date of such participant’s termination of employment and in the case of an option may extend the exercise period to a date that is no more than ten years from the date of grant.

(b) Directors.  If a participant is a director and not an officer or employee of the Company or a subsidiary, each of his or her grants shall be nonforfeitable and shall vest and, if applicable, be exercisable until its expiration date, regardless of whether or not such director continues to be a director of the Company, unless such director has been removed for cause as a director in accordance with applicable law (in which event such director shall forfeit all outstanding grants, whether vested or not, at the date of his or her removal, other than restricted or nonrestricted share grants that vested prior to such removal and options or other grants that were exercised prior to such removal).

12.	Withholding of Taxes.

The Company may require, as a condition to any grant under the Plan or to the delivery of certificates for shares issued hereunder, that the grantee pay to the Company, in cash, any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or any delivery of shares. The Committee may permit participants to pay such taxes through the withholding of shares otherwise deliverable to such participant in connection with such grant or the delivery to the Company of shares otherwise acquired by the participant. The Closing Price of shares withheld by the Company or tendered to the Company for the satisfaction of tax withholding obligations under this section shall be determined on the date such shares are withheld or tendered. The Company, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to a grantee any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or to the delivery of shares under the Plan, or to retain or sell without notice a sufficient number of the shares to be issued to such grantee to cover any such taxes, provided that the Company shall not sell any such shares if such sale would be considered a sale by such grantee for purposes of Section 16 of the Exchange Act.

13.	Written Agreement.

Each participant to whom a grant is made under the Plan shall enter into a written agreement with the Company that shall contain such provisions, consistent with the provisions of the Plan, as may be established by the Committee.

14.	Listing and Registration.

If the Committee determines that the listing, registration, or qualification upon any securities exchange or under any law of shares subject to any option, SAR, performance unit, or share or share unit award is necessary or desirable as a condition of, or in connection with, the granting of same or the issue or purchase of shares thereunder, no such option or SAR may be exercised in whole or in part, no such performance unit paid out, or no shares issued unless such listing, registration or qualification is effected free of any conditions not acceptable to the Committee.

15.	Transfer of Employee.

Transfer of an employee from the Company to a subsidiary, from a subsidiary to the Company, and from one subsidiary to another shall not be considered a termination of employment. Nor shall it be considered a termination of employment if an employee is placed on military or sick leave or such other leave of absence which is considered as continuing intact the employment relationship; in such a case, the employment relationship shall be continued until the date when an employee’s right to reemployment shall no longer be guaranteed either by law or by contract.

16.	Adjustments.

In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of the Company, the Committee shall make such adjustments as it deems appropriate in the number and kind of shares reserved for issuance under the Plan, in the number and kind of shares covered by grants made under the Plan, and in the exercise price of outstanding options. In the event of any merger, consolidation or other reorganization in which the Company is not the surviving or continuing corporation, all grants outstanding on the date of such event shall be assumed by the surviving or continuing corporation. In no event shall any adjustment be required under this Section 16 if the Committee determines that such action could cause an award to fail to satisfy the conditions of an applicable exception from the requirements of Section 409A of the Code or otherwise could subject a participant to the additional tax imposed under Section 409A of the Code in respect of an outstanding award.

17.	Termination and Modification of the Plan.

The Board of Directors, with such approval of the shareholders as may be required, may modify or terminate the Plan and from time to time may suspend, and if suspended, may reinstate any or all of the provisions of the Plan, except that no modification, suspension or termination of the Plan may, without the consent of the grantee affected, alter or impair any grant previously made under the Plan.

To the extent permitted by Section 409A of the Code, and with the consent of the grantee affected thereby, and with such approval of the shareholders as may be required, the Committee may amend or modify a grant in any manner to the extent that the Committee would have had the authority to make such grant as so modified or amended, including without limitation to change the date or dates as of which (i) an option becomes exercisable, (ii) a performance unit is to be determined or paid, or (iii) restrictions on shares or share units are to be removed.

The Committee shall be authorized to make minor or administrative modifications to the Plan as well as modifications to the Plan that may be dictated by requirements of federal or state laws applicable to the Company or that may be authorized or made desirable by such laws.

18.	Termination Date.

The Plan shall terminate at the close of business on June 1, 2014.

19.	Cash Awards.

To the extent permitted by Section 409A of the Code, the Committee may authorize cash awards to any participant receiving shares under the Plan in order to assist such participant in meeting his or her tax obligations with respect to such shares.

20.	Transferability.

No option, SAR, or performance unit, restricted share or restricted share unit award granted hereunder may be transferred by a participant except by will or the laws of descent and distribution, pursuant to a qualified domestic relations order (as defined in the Code or the Employee Retirement Income Security Act of 1974, as amended) or, during his or her lifetime, to one or more members of his or her family, to one or more trusts for the benefit of one or more members of his or her family, or to a partnership or partnerships of members of his or her family, provided that no consideration is paid for the transfer and that such transfer would not result in the loss of any exemption under Rule 16b-3 with respect to any grant hereunder. A transferee shall be subject to all restrictions, terms and conditions applicable to the transferor-participant and shall not be entitled to transfer the particular option, SAR, performance unit or restricted share or restricted share unit award during his or her life.

21.	Compliance with Section 409A of the Code.

Awards granted under this Plan shall be designed and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code. To the extent that the Committee determines that any award granted under the Plan is subject to Section 409A of the Code, the award agreement shall incorporate the terms and conditions necessary to avoid the imposition of an additional tax under Section 409A of the Code upon a participant. Notwithstanding any other provision of the Plan or any award agreement (unless the award agreement provides otherwise with specific reference to this Section): (i) an award shall not be granted, deferred, accelerated, extended, paid out, settled, substituted or modified under this Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a participant; and (ii) if an award is subject to Section 409A of the Code, and if the participant holding the award is a “specified employee” (as defined in Section 409A of the Code, with such classification to be determined in accordance with the methodology established by the Company), no distribution or payment of any amount shall be made before a date that is six (6) months following the date of such participant’s “separation from service” (as defined in Section 409A of the Code) or, if earlier, the date of the participant’s death. Although the Company intends to administer the Plan so that awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local, or non-United States law. Neither the Company, its affiliates, its subsidiaries, nor their respective directors, officers, employees or advisers shall be liable to any participant or any other person for any tax, interest, or penalties the participant might owe as a result of the grant, holding, vesting, exercise, or payment of any award under the Plan. Any reference in this Plan to Section 409A of the Code will also include the applicable proposed, temporary or final regulations, or any other guidance, issued with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

The E.W. Scripps Company
Executive Annual Incentive Plan
May 8, 2008

1.	Purpose of the Plan

The E. W. Scripps Company Executive Bonus Plan is hereby amended and restated in its entirety, as set forth below, and renamed The E. W. Scripps Company Executive Annual Incentive Plan (the “Plan”). The purpose of the Plan is to promote the interests of The E. W. Scripps Company (the “Company”) and its shareholders by providing incentive compensation for certain designated key executives and employees of the Company and its subsidiaries.

2.	Definitions

As used in this Plan, the following capitalized terms have the respective meanings set forth in this section:

(a) Act:  The Securities Exchange Act of 1934, as amended, or any successor thereto.

(b) Affiliate:  Means any Person controlling or under common control with the Company or any Person of which the Company directly or indirectly has Beneficial Ownership of securities having a majority of the voting power.

(c) Award:  A periodic cash incentive award granted pursuant to the Plan.

(d) Beneficial Owner:  As such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).

(e) Board:  The Board of Directors of the Company.

(f) Change in Control shall occur with respect to all participants in the Plan when:

(i) any Person becomes a “Beneficial Owner” of a majority of the outstanding Common Voting Shares, $.01 par value, of the Company (or shares of capital stock of the Company with comparable or unlimited voting rights), excluding, however, The Edward W. Scripps Trust (the “Trust”) and the trustees thereof, and any person that is or becomes a party to the Scripps Family Agreement, dated October 15, 1992, as amended currently and as it may be amended from time to time in the future (the “Family Agreement”);

(ii) the majority of the Board of Directors of the Company (the “Board”) consists of individuals other than Incumbent Directors; or

(iii) assets of the Company accounting for 90% or more of the Company’s revenues (hereinafter referred to as “substantially all of the Company’s assets”) are disposed of pursuant to a merger, consolidation, sale, or plan of liquidation and dissolution (unless the Trust or the parties to the Family Agreement have Beneficial Ownership of, directly or indirectly, a controlling interest (defined as owning a majority of the voting power) in the entity surviving such merger or consolidation or acquiring such assets upon such sale or in connection with such plan of liquidation and dissolution);

(g) Change in Control shall occur with respect to a particular participant in the Plan employed by a particular subsidiary or division of a subsidiary when:

(i) any Person, other than the Company or an Affiliate, acquires Beneficial Ownership of securities of the particular subsidiary of the Company employing the participant having at least fifty percent (50%) of the voting power of such subsidiary’s then outstanding securities; or

(ii) the particular subsidiary sells to any Person other than the Company or an Affiliate all or substantially all of the assets of the particular division thereof to which the participant is assigned.

(h) Code:  The internal Revenue Code of 1986, as amended, or any successor thereto.

(i) Committee:  The Incentive Plan Committee of the Board, or any successor thereto, or any other committee designated by the Board to assume the obligations of the Committee hereunder.

(j) Company:  The E. W. Scripps Company, an Ohio corporation.

(k) Covered Employee:  An employee who is, or who is anticipated to become, a covered employee, as such term is defined in Section 162(m) of the Code (or any successor section thereto).

(l) Effective Date:  The date on which the Plan took effect, which was January 1, 2000.

(m) “Incumbent Director” means a member of the Board on the Effective Date, provided that any person becoming a director subsequent to the Effective Date, whose election or nomination for election was supported by a majority of the directors who then comprised the Incumbent Directors shall be considered to be an Incumbent Director.

(n) Participant:  A Covered Employee of the Company or any of its Subsidiaries who is selected by the Committee to participate in the Plan pursuant to Section 4 of the Plan.

(o) Performance Period:  The calendar year or any other period that the Committee, in its sole discretion, may determine.

(p) Person:  As such term is used for purposes of Section 13(d) or 14(d) of the Act or any successor sections thereto.

(q) Plan:  The E. W. Scripps Company Executive Annual Incentive Plan.

(r) Separation from Service:  A “separation from service” as defined under Section 409A of the Code. Upon a sale or other disposition of the assets of the Company or any Affiliate to an unrelated purchaser, the Committee reserves the right, to the extent permitted by Section 409A of the Code, to determine whether Participants providing services to the purchaser after and in connection with the purchase transaction have experienced a Separation from Service.

(s) Shares:  Class A common shares of the Company.

3.	Administration

The Plan shall be administered by the Committee or such other persons designated by the Board. The Committee shall have the authority to select the Covered Employees to be granted Awards under the Plan, to determine the size and terms of an Award (subject to the limitations imposed on Awards in Section 5 below), to modify the terms of any Award that has been granted (except for any modification that would increase the amount of the Award), to determine the time when Awards will be made and the Performance Period to which they relate, to establish performance objectives in respect of such Performance Periods and to certify that such performance objectives were attained; provided, however, that any such action shall be consistent with the applicable provisions of Section 162(m) of the Code. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan; provided, however, that any action permitted to be taken by the Committee may be taken by the Board, in its discretion. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. Determinations made by the Committee under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. The Committee shall have the right to deduct from any payment made under the Plan any federal, state, local or foreign income or other taxes required by law to be withheld with respect to such payment. To the extent consistent with the applicable provisions of Sections 162(m) of the Code, the Committee may delegate to one or more employees of the Company or any of its Subsidiaries the authority to take actions on its behalf pursuant to the Plan.

4.	Eligibility and Participation

The Committee shall designate those persons who shall be Participants for each Performance Period. Participants shall be selected from among the Covered Employees of the Company and any of its Subsidiaries who are in a position to have a material impact on the results of the operations of the Company or of one or more of its Subsidiaries.

5.	Awards

(a) Performance Goals.  A Participant’s Award shall be determined based on the attainment of written performance goals approved by the Committee for a Performance Period established by the Committee (i) while the outcome for the Performance Period is substantially uncertain and (ii) no more than 90 days after the commencement of the Performance Period to which the performance goal relates. The Committee reserves the right to adjust any performance goals for unusual or unplanned items, favorable or unfavorable. The performance goals, which must be objective, shall be based solely upon one or more or the following criteria:

1. Earnings per share;

2. Segment profit;

3. Gross margin;

4. Operating or other expenses;

5. Earnings before interest and taxes (“EBIT”);

6. Earnings before interest, taxes, depreciation and amortization;

7. Free cash flow;

8. Net income;

9. Return on investment (determined with reference to one or more categories of income or cash flow and one or more categories of assets, capital or equity);

10. Stock price appreciation;

11. Viewer ratings or impressions;

12. Online revenue;

13. Online segment profit;

14. Website traffic;

15. Circulation/readership;

16. Market share; and

17. Revenue.

The foregoing criteria may relate to the Company, one or more of its Subsidiaries or one or more of its divisions, units, partnerships, joint ventures or minority investments, product lines or products or any combination of the foregoing, and may be applied on an absolute basis or be relative to the Company’s annual budget, one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary items. The maximum amount of an Award to any Participant with respect to a fiscal year of the Company shall be $3,000,000.

(b) Payment.  The Committee shall determine whether, with respect to a Performance Period, the applicable performance goals have been met with respect to a given Participant and, if they have, to so certify, and ascertain the amount of the applicable Award. No Awards will be paid for such Performance

Period until such certification is made by the Committee. The amount of the Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula (including zero), at the discretion of the Committee. The amount of the Award determined by the Committee for a Performance Period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such Performance Period, but in no event later than March 15 of the calendar year immediately following the end of the Performance Period.

(c) Compliance with Section 162(m) of the Code.  The provisions of this Section 5 shall be administered and interpreted in accordance with Section 162(m) of the Code to ensure the deductibility by the Company or its Subsidiaries of the payment of Awards; provided, however, that the Committee may, in its sole discretion, administer the Plan in violation of Section 162(m) of the Code.

(d) Termination of Employment.  If a Participant dies, retires, is assigned to a different position, is granted a leave of absence, or if the Participant’s employment is otherwise terminated (except with cause by the Company, as determined by the Committee in its sole discretion) during a Performance Period (other than a Performance Period in which a Change in Control occurs), a pro rata share of the Participant’s award based on the period of actual participation shall be paid to the Participant after the end of the Performance Period, but in no event later than March 15 of the calendar year immediately following the end of the Performance Period, if it would have become earned and payable had the Participant’s employment status not changed; provided, however, that the amount of the Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula (including zero), at the discretion of the Committee.

6.	Amendments or Termination

The Board or the Committee may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would impair any of the rights or obligations under any Award theretofore granted to a Participant under the Plan without such Participant’s consent, unless the Board or the Committee, as the case may be, determines in good faith that such action is necessary to comply with Section 409A of the Code; provided, however, that the Board or the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Section 162(m) of the Code or other applicable laws. Notwithstanding anything to the contrary herein, the Board may not amend, alter or discontinue the provisions relating to Section 10(b) of the Plan after the occurrence of a Change in Control.

7.	No Right to Employment

Neither the Plan nor any action taken hereunder shall be construed as giving any Participant or other person any right to continue to be employed by or perform services for the Company or any Subsidiary, and the right to terminate the employment of or performance of services by any Participant at any time and for any reason is specifically reserved to the Company and its Subsidiaries.

8.	Nontransferability of Awards

An award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution.

9.	Reduction of Awards

Notwithstanding anything to the contrary herein, the Committee, in its sole discretion (but subject to applicable law), may reduce any amounts payable to any Participant hereunder in order to satisfy any liabilities owed to the Company or any of its Subsidiaries by the Participant.

10.	Adjustments Upon Certain Events

(a) Generally.  In the event of any change in the outstanding Shares by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of

Shares or other corporate exchange, or any distribution to stockholders of Shares other than regular cash dividends, the Committee in its sole discretion and without liability to any person may make such substitution or adjustment, if any, as it deems to be equitable, as to any affected terms of outstanding Awards.

(b) Change in Control.  In the event that (i) a Participant incurs a Separation from Service during a given Performance Period (the “Affected Performance Period”) and (ii) a Change in Control shall have occurred within the 365 days immediately preceding the date of such Separation from Service, then such Participant shall receive an Award for the Affected Performance Period as if the performance goals for such Performance Period had been achieved at 100%. The Award shall be paid to the Participant within 30 days following the date of his or her Separation from Service; provided, however, that if the Participant is a “specified employee,” as determined under the Company’s policy for determining specified employees, on the date of his or her Separation from Service, then to the extent required in order to comply with Section 409A of the Code, the Award shall instead be paid (together with interest at the applicable federal rate under Section 7872(f)(2)(A) of the Code in effect on the date of Separation from Service) within 10 days after the first business day following the six month anniversary of such Separation from Service (or, if the Participant dies during such six-month period, within 10 days after the Participant’s death).

11.	Compliance with Section 409A

It is intended that the payments of Awards provided under this Plan shall either be exempt from the application of, or comply with, the requirements of Section 409A of the Code. This Plan shall be construed, administered, and governed in a manner that effects such intent, and the Committee shall not take any action that would be inconsistent with such intent.

12.	Miscellaneous Provisions

The Company is the sponsor and legal obligor under the Plan and shall make all payments hereunder. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to ensure the payment of any amounts under the Plan, and the Participants’ rights to the payment hereunder shall be no greater than the rights of the Company’s (or Subsidiary’s) unsecured creditors. All expenses involved in administering the Plan shall be borne by the Company.

13.	Choice of Law

The Plan shall be governed by and construed in accordance with Ohio law.

The E.W. Scripps Company
Employee Stock Purchase Plan
May 8, 2008

Section 1 — Purpose and Effective Date

The E.W. Scripps Company Employee Stock Purchase Plan is adopted and established by The E.W. Scripps Company, an Ohio corporation effective as of January 1, 1998 for the general benefit of the Employees of the Company and of certain of its Subsidiaries. The purpose of the Plan is to facilitate the purchase of Shares by Eligible Employees. The plan is amended and restated as set forth below, effective as of May 8, 2008, subject to approval of the Company’s shareholders.

Section 2 — Definitions

a. “Act” shall mean the Securities Act of 1933.

b. “Administrator” shall mean the Senior Vice President, Human Resources of the Company, subject to the general control of, and superseding action by, the Board.

c. “Agent” shall mean the bank, brokerage firm, financial institution, or other entity or person(s) engaged, retained or appointed to act as the agent of the Employer and of the Participants under the Plan.

d. “Board” shall mean the Board of Directors of the Company.

e. “Closing Value” shall mean, as of a particular date, the value of a Share determined by the closing sales price for such Share (or the closing bid, if no sales were reported) as quoted on The New York Stock Exchange for the last market trading day prior to the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable.

f. “Code” shall mean the Internal Revenue Code of 1986, as amended and currently in effect, or any successor body of federal tax law.

g. “Company” shall mean The E.W. Scripps Company, including any successor thereto.

h. “Compensation” shall mean regular base salary or wages, shift differential, commissions (as paid) and draw actually received as of a particular pay date, including any amounts not paid to an Employee pursuant to an election under Code Sections 125 and 401(k). Compensation shall not include any deferred compensation, bonuses, overtime, severance or dismissal pay, cost-of-living allowances, or any extraordinary pay, or any compensation after an Employee’s last day of work except for purposes of Section 8 b. hereof.

i. “Designated Subsidiaries” shall mean each Subsidiary, unless specifically excluded from participation in the Plan by the Board.

j. “Eligible Employee” means any Employee who (1),is regularly scheduled to work at least twenty (20) hours per week, (2) is customarily employed for at least five (5) months each calendar year, and (3) is not a member of a collective bargaining unit unless the collective bargaining agreement covering such person specifically provides for eligibility to participate in this Plan.

k. “Employee” means any person who performs services as a common law employee of an Employer, and does not include “leased employees,” as that term is defined under Code Section 414(n), or other individuals providing services to an Employer in a capacity as an independent contractor.

l. “Employer” means, individually and collectively, the Company and the Designated Subsidiaries.

m. “Enrollment Period” shall mean the one (1) month period ending on the 15th day of the calendar month preceding an Offering Period during which Eligible Employees may elect to participate in the Plan with respect to such Offering Period, i.e., for the first quarter of a year, the Enrollment Period would be November 15 through December 15.

n. “Offering Period” shall mean the one (1) calendar quarter period during which Participants in the Plan authorize payroll deductions to fund the purchase of Shares on their behalf under the Plan. The first

Offering Period shall commence on the date specified by the Committee in its sole discretion (but in any event after the separation of Scripps Networks Interactive, Inc. from the Company).

o. “Participant” means any Eligible Employee who has elected to participate in the Plan for an Offering Period by authorizing payroll deductions and entering into a written subscription agreement with an Employer or the Administrator during the Enrollment Period for such Offering Period.

p. “Plan” shall mean The E.W. Scripps Company Employee Stock Purchase Plan.

q. “Plan Account” shall mean the individual account established by the Agent for each Participant for purposes of accounting for and/or holding each Participant’s Shares, dividends and distributions.

r. “Plan Year” shall mean the calendar year.

s. “Purchase Price” shall mean, for each Share purchased in accordance with Section 4 hereof, an amount equal to the lesser of (1) ninety percent (90%) of the Closing Value of a Share on the first Trading Day of each Offering Period, or the earliest date thereafter as is administratively feasible (which for Plan purposes shall be deemed to be the date the right to purchase such Shares was granted to each Eligible Employee who is, or elects to become, a Participant); or (2) ninety percent (90%) of the Closing Value of such Share on the last Trading Day of the Offering Period, or the earliest date thereafter as is administratively feasible (which for Plan purposes shall be deemed to be the date each such right to purchase such Shares was exercised).

t. “Shares” means the Class A common shares of the Company.

u. “Subsidiary” shall mean a corporation, domestic or foreign, of which not less than fifty percent (50%) of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary (or as otherwise may be defined in Code Section 424).

v. “Trading Day” shall mean a day on which national stock exchanges and The New York Stock Exchange are open for trading.

Section 3 — Eligible Employees

a. In General.  Participation in the Plan is voluntary. All Eligible Employees of an Employer are eligible to participate in the Plan. Each Eligible Employee who is a Participant shall have the same rights and privileges as every other Eligible Employee who is a Participant, and only Eligible Employees of an Employer satisfying the applicable requirements of the Plan will be entitled to be a Participant.

b. Limitations on Rights.  An Employee who otherwise is an Eligible Employee shall not be entitled to purchase Shares under the Plan if (1) such purchase would cause such Eligible Employee to own Shares (including any Shares which would be owned if such Eligible Employee purchased all of the Shares made available for purchase by such Eligible Employee under all purchase rights then held by such Eligible Employee, whether or not then exercisable) representing five percent (5%) or more of the total combined voting power or value of each class of stock of the Company or any Subsidiary; or (2) such purchase would cause such Eligible Employee to have rights to purchase more than $25,000 of Shares under the Plan (and under all employee stock purchase plans of the Company and its Subsidiary corporations which qualify for treatment under Section 423 of the Code) for any calendar year in which such rights are outstanding (based on the Closing Value of such Shares, determined as of the date such rights are granted and can first be exercised hereunder). For purposes of clause (1) of this paragraph b., the attribution rules set forth in Section 424(d) of the Code and related regulations shall apply. For purposes of applying the $25,000 limitation, the number of Shares covered by one right may not be carried over to any other right.

Section 4 — Enrollment and Offering Periods

a. Enrolling in the Plan.  To participate in the Plan, an Eligible Employee must enroll in the Plan. Enrollment for a given Offering Period will take place during the Enrollment Period for such Offering Period.

b. The Three-Month Offering Period.  Any Employee who is an Eligible Employee and who desires to purchase Shares hereunder must file with the Administrator or Employer an authorization for payroll deduction and a subscription agreement during an Enrollment Period. Such authorization shall be effective for the Offering Period immediately following such Enrollment Period. Each Offering Period shall last for three (3) calendar months, commencing on the first day (or the First Trading Day) of the calendar quarter and ending on the last day (or the last Trading Day) of the calendar quarter. There shall be four (4) Offering Periods each Plan Year during the term of this Plan. On the first day (or the First Trading Day) of each Offering Period each Participant shall be granted the right to purchase Shares under the Plan and such right shall last only for three (3) months, i.e., it shall expire at the end of the Offering Period for which it was granted.

c. Changing Enrollment.  The offering of Shares pursuant to the Plan shall occur only during an Offering Period and shall be made only to Participants. Once an Eligible Employee is enrolled in the Plan, the Administrator or Employer will inform the Agent of such fact. Once enrolled, a Participant shall continue to participate in the Plan for each succeeding Offering Period until he or she terminates his or her participation by revoking his or her payroll deduction authorization or ceases to be an Eligible Employee. Once a Participant has elected to participate under the Plan, that Participant’s payroll deduction authorization and subscription agreement shall apply to all subsequent Offering Periods unless and until the Participant ceases to be an Eligible Employee, modifies or terminates said authorization and/or agreement or withdraws from the Plan. If a Participant desires to change his or her rate of contribution, he or she may do so effective for the next Offering Period by filing a new authorization for payroll deduction and/or subscription agreement with the Administrator or Employer during the Enrollment Period immediately preceding such Offering Period, in accordance with rules and procedures established by the Administrator.

Section 5 — Term of Plan

Unless sooner terminated by the Board or as otherwise provided herein, the Plan shall terminate upon the tenth anniversary of shareholder approval at the 2008 Annual Meeting.

Section 6 — Number of Shares to Be Made Available

The total number of Shares made available for purchase by Participants under the Plan is 800,000, which may be authorized but unissued shares, treasury shares, or shares purchased by the Plan in the open market. The provisions of Section 9 b. shall control in the event the number of Shares to be purchased by Participants during any Offering Period exceeds the number of Shares available for sale under the Plan. If all of the Shares authorized for sale under the Plan have been sold, the Plan shall either be continued through additional authorizations of Shares made by the Board (such authorizations must, however, comply with Section 17 hereof), or shall be terminated in accordance with Section 17 hereof.

Section 7 — Use of Funds

All payroll deductions received or held by an Employer under the Plan may be used by the Employer for any corporate purpose, and the Employer shall not be obligated to segregate such payroll deductions. Any amounts held by an Employer or other party holding amounts in connection with or as a result of payroll withholding made pursuant to the Plan and pending the purchase of Shares hereunder shall be considered a non-interest-bearing, unsecured indebtedness extended to the Employer or other party by the Participants.

Section 8 — Amount of Contribution; Method of Payment

a. Payroll Withholding.  Except as otherwise specifically provided herein, the Purchase Price will be payable by each Participant by means of payroll withholding. The withholding shall be in increments of one percent (1%). The minimum withholding permitted shall be an amount equal to one percent (1%) of a Participant’s Compensation and the maximum withholding shall be an amount equal to ten percent (10%) of a Participant’s Compensation. In any event, the total withholding permitted to be made by any Participant for a Plan Year shall be limited to the sum of $22,500. The actual percentage of Compensation to be deducted shall be specified by a Participant in his or her authorization for payroll withholding. Participants may not deposit any separate cash payments into their Plan Accounts.

b. Application of Withholding Rules.  Payroll withholding will commence with the first paycheck issued during the Offering Period and will continue with each paycheck throughout the entire Offering Period, except for pay periods for which such Participant receives no compensation (e.g., uncompensated personal leave, leave of absence, etc.). A pay period which overlaps Offering Periods will be credited in its entirety to the Offering Period in which it is paid. Payroll withholding shall be retained by the Employer or other party responsible for making such payment to the Participant, until applied to the purchase of Shares as described in Section 9 and the satisfaction of any related federal, state or local withholding obligations (including any employment tax obligations), or until returned to such Participant in connection with a withdrawal from the Plan or a revocation of authorization described in Section 13.

At the time the Shares are purchased, or at the time some or all of the Shares issued under the Plan are disposed of, Participants must make adequate provision for the Employer’s federal, state, local or other tax withholding obligations (including employment taxes), if any, which arise upon the purchase or disposition of the Shares. At any time, the Employer may, but shall not be obligated to, withhold from each Participant’s Compensation the amount necessary for the Employer to meet applicable withholding obligations, including any withholding required to make available to the Employer any tax deductions or benefits attributable to the sale or early disposition of Shares by the Participant. Each Participant, as a condition of participating under the Plan, shall agree to bear responsibility for all federal, state, and local income taxes required to be withheld from his or her Compensation as well as the Participant’s portion of FICA (both the OASDI and Medicare components) with respect to any Compensation arising on account of the purchase or disposition of Shares. The Employer may increase income and/or employment tax withholding on a Participant’s Compensation after the purchase or disposition of Shares in order to comply with federal, state and local tax laws, and each Participant shall agree to sign any and all appropriate documents to facilitate such withholding.

Section 9 — Purchasing, Transferring Shares

a. Maintenance of Plan Account.  Upon enrollment in the Plan by a Participant and upon receipt by the Agent of such data as it requires, the Agent shall establish a Plan Account in the name of such Participant. At the close of each Offering Period, the aggregate amount deducted during such Offering Period by the Employer from a Participant’s Compensation (and credited to a non-interest-bearing account maintained by the Employer or other party for bookkeeping purposes) will be communicated by the Employer to the Agent and shall thereupon be credited by the Agent to such Participant’s Account (unless the Participant has given written notice to the Administrator of his or her withdrawal or revocation of authorization, prior to the date such communication is made). As of the last day of each Offering Period, or as soon thereafter as is administratively feasible, the Agent will automatically purchase Shares on behalf of each Participant with respect to those amounts reported to the Agent by the Administrator or Employer as creditable to that Participant’s Plan Account. On the date of purchase of such Shares, the amount then credited to the Participant’s Plan Account for the purpose of purchasing Shares hereunder will be divided by the Purchase Price and there shall be transferred to the Participant’s Plan Account by the Agent the number of full and fractional Shares which results.

b. Insufficient Number of Available Shares.  In the event the number of Shares to be purchased by Participants during any Offering Period exceeds the number of Shares available for sale under the Plan, the number of Shares actually available for sale hereunder shall be limited to the remaining number of Shares authorized for sale under the Plan and shall be allocated in accordance with the Company’s instructions by the Agent among the Participants in proportion to each Participant’s Compensation during the Offering Period over the total Compensation of all Participants during the Offering Period. Any excess amounts withheld and credited to Participants’ Accounts then shall be returned to the Participants as soon as is administratively feasible.

c. Handling Excess Shares.  In the event that the number of Shares which would be credited to any Participant’s Plan Account in any Offering Period exceeds the limit specified in Section 3 b. hereof, such

Participant’s Account shall be credited with the maximum number of Shares permissible, and the remaining amounts will be refunded in cash as soon as administratively practicable.

d. Status Reports.  Statements of each Participant’s Plan Account shall be given to participating Employees at least quarterly. The statements shall set forth the Purchase Price and the number of Shares purchased. The Agent shall hold in its name, or in the name of its nominee, all Shares so purchased and allocated. No certificate will be issued to a Participant for Shares held in his or her Plan Account unless he or she so requests in writing or unless such Participant’s active participation in the Plan is terminated due to death, disability, separation from service or retirement.

e. In-Service Share Distributions.  A Participant may request that a certificate for all or part of the full Shares held in his or her Plan Account be sent to him or her after the relevant Shares have been purchased and allocated. All such requests must be submitted to the Agent. No certificate for a fractional Share will be issued; the fair value of fractional Shares, as determined pursuant to the Plan on the date of withdrawal of all Shares credited to a Participant’s Plan Account, shall be paid in cash to such Participant. The Plan may impose a reasonable charge, to be paid by the Participant, for each stock certificate so issued prior to the date active participation in the Plan ceases; such charge shall be paid by the Participant to the Administrator or Employer prior to the date any distribution of a certificate evidencing ownership of such Shares occurs.

Section 10 — Dividends and Other Distributions

a. Reinvestment of Dividends.  Cash dividends and other cash distributions received by the Agent on Shares held in its custody hereunder will be credited to the Plan Accounts of individual Participants in accordance with their interests in the Shares with respect to which such dividends or distributions are paid or made, and will be applied, as soon as practical after the receipt thereof by the Agent, to the purchase in the open market or otherwise at prevailing market prices of the number of whole and fractional Shares capable of being purchased with such funds (after deduction of any bank service fees, brokerage charges, transfer taxes, and any other transaction fee, expense or cost payable in connection with the purchase of such shares and not otherwise paid by the Employer).

b. Shares to Be Held in Agent’s Name.  All purchases of Shares made pursuant to this Section will be made in the name of the Agent or its nominee, shall be held as provided in Section 9 hereof, and shall be transferred and credited (to the nearest one one-thousandth of a share) to the Plan Account(s) of the individual Participant(s) to which such dividends or other distributions were credited. Dividends paid in the form of Shares will be allocated by the Agent, as and when received, with respect to Shares held in its custody hereunder to the Plan Accounts of individual Participants (to the nearest one one-thousandth of a share) in accordance with such Participants’ interests in such Shares with respect to which such dividends were paid. Property, other than Shares or cash, received by the Agent as a distribution on Shares held in its custody hereunder, shall be sold by the Agent for the accounts of the Participants, and the Agent shall treat the proceeds of such sale in the same manner as cash dividends received by the Agent on Shares held in its custody hereunder.

c. Tax Responsibilities.  The automatic reinvestment of dividends under the Plan will not relieve a Participant (or Eligible Employee with a Plan Account) of any income or other tax which may be due on or with respect to such dividends. The Agent shall report to each Participant (or Eligible Employee with a Plan Account) the amount of dividends credited to his or her Plan Account.

Section 11 — Voting of Shares

A Participant shall have no interest or voting right in any Shares until such Shares have been actually purchased by the Agent in the Participant’s behalf. Shares held for a Participant (or Eligible Employee with a Plan Account) in his or her Plan Account will be voted in accordance with the Participant’s (or Eligible Employee’s) express written directions. In the absence of any such directions, such Shares will not be voted.

Section 12 — Sale of Shares

Subject to the provisions of Section 19, a Participant may at any time, and without withdrawing from the Plan, by giving notice to the Agent, direct the Agent to sell all or part of the Shares held on behalf of the Participant. Upon receipt of such a notice on which the Participant’s signature is guaranteed by a bank or trust company, the Agent shall, as soon as practicable after receipt of such notice, sell such Shares in the marketplace at the prevailing market price and transmit the net proceeds of such sale (less any bank service fees, brokerage charges, transfer taxes, and any other transaction fee, expense or cost) to the Participant.

Section 13 — Withdrawals from the Plan and Revocations

a. General Rule.  A Participant may at any time, by giving written notice to the Administrator or Employer, withdraw from the Plan or, without withdrawing from the Plan but by giving written notice to the Administrator or Employer, revoke his or her authorization for payroll deduction for the Offering Period in which such revocation is made.

b. Refund of Amounts Not Used to Purchase Shares.  At the time of any withdrawal or revocation under this Section, any amount deducted from payroll which has not previously been used to purchase Shares will be used to purchase Shares in accordance with Section 9a.

c. Withdrawal of Shares.  Upon any withdrawal from the Plan as a result of separation from employment, as provided in Section 14 of the Plan, a Participant (or his or her executor or personal administrator), shall elect to either transfer Shares to his or her own personal brokerage account or receive cash for the full number of Shares then being held in his or her Plan Account. If the Participant elects cash, the Agent shall sell such Shares in the marketplace at the prevailing market price and send the net proceeds (less any bank service fees, brokerage charges, transfer taxes, and any other transaction fee, expense or cost) to the Participant. If no election is made, Participant’s Shares will be sold as stated herein and net proceeds shall be sent to Participant. In every case of withdrawal from the Plan, fractional Shares allocated to a Participant’s Plan Account will be paid in cash at the Closing Value of such Shares on the date such withdrawal becomes effective (or as soon thereafter as is administratively feasible). Upon any other withdrawal, the Participant may elect to retain his or her Shares under the Plan until separation from employment for any reason, at which time this Section 13(c) shall apply.

Section 14 — Separation from Employment

Separation from employment for any reason, including death, disability, termination or retirement, shall be treated as a withdrawal from the Plan, as described in Section 13. A service fee will not be charged for any withdrawal attributable to a separation from employment. Notwithstanding anything contained herein to the contrary, SNI Participants in the Plan immediately prior to the Distribution Date will not incur a separation from employment for purposes of this Section 14 unless and until they terminate employment with Scripps Networks Interactive, Inc. and its affiliates. The terms Distribution Date and SNI Participants shall have the meaning given those terms in the Employee Matters Agreement by and between The E. W. Scripps Company and Scripps Networks Interactive, Inc.

Section 15 — Assignment

Neither payroll deductions credited to a Participant’s account nor any rights or Shares held under the Plan may be assigned, alienated, transferred, pledged, or otherwise disposed of in any way by a Participant other than by will or the laws of descent and distribution. Any such assignment, alienation, transfer, pledge, or other disposition shall be without effect, except that the Administrator may treat such act as an election to withdraw from the Plan as described in Section 13. A Participant’s right to purchase Shares under this Plan may be exercisable during the Participant’s lifetime only by the Participant.

Section 16 — Adjustment of and Changes in Shares

If at any time after the effective date of the Plan the Company shall subdivide or reclassify the Shares which have been sold or may be offered and sold under the Plan, or shall declare thereon any dividend payable in Shares, then the number and class of Shares which may thereafter be offered and sold (in the aggregate and to any Participant) shall be adjusted accordingly and in the case of each subscription outstanding at the time of any such action, the number and class of Shares which may thereafter be purchased pursuant to such subscription and the Purchase Price shall be adjusted to such extent as may be determined by the Company or Administrator, following consultation with the Company’s independent certified public accountants and legal counsel, to be necessary to preserve the rights of such subscribers.

Section 17 — Amendment or Termination of the Plan

The Board shall have the right, at any time, to amend, modify or terminate the Plan without notice; however, no Participant’s outstanding subscriptions shall be adversely affected by any such amendment, modification or termination. In no event may the Board effect any of the following amendments or revisions to the Plan without the approval of the Company’s shareholders: (i) increase the number of Shares authorized for sale under the Plan, except for permissible adjustments pursuant to Section 16 in the event of certain changes in the Company’s capitalization, (ii) alter the purchase price formula so as to reduce the purchase price payable for the Shares purchasable under the Plan or (iii) modify the eligibility requirements for participation in the Plan.

Section 18 — Administration

a. Administration.  The Plan shall be administered by the Administrator. The Administrator shall be responsible for the administration of all matters under the Plan which have not been delegated to the Agent. The Administrator shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Any rule or regulation adopted by the Administrator shall remain in full force and effect unless and until altered, amended or repealed by the Administrator.

b. Specific Responsibilities.  The Administrator’s responsibilities shall include, but shall not be limited to:

(1) interpreting the Plan (including issues relating to the definition and application of “Compensation”);

(2) identifying and compiling a list of persons who are Eligible Employees for an Offering Period;

(3) identifying those Eligible Employees not entitled to subscribe for Shares during any Offering Period on account of the limitations described in Section 3 b. hereof; and

(4) providing prompt notice to the Agent of the enrollment of Eligible Employees, the Shares to be credited to Participants’ Plan Accounts, and any written notices of withdrawal or revocation of authorization filed with the Administrator by individual Participants.

The Administrator may from time to time adopt rules and regulations for carrying out the terms of the Plan. Interpretation or construction of any provision of the Plan by the Administrator shall be final and conclusive on all persons, absent specific and contrary action taken by the Board. Any interpretation or construction of any provision of the Plan by the Board shall be final and conclusive.

c. Electronic or other Media.  Notwithstanding any other provision of the Plan to the contrary, including any provision that requires the use of a written instrument, the Administrator may establish procedures for the use of electronic or other media in communications and transactions between the Plan or the Agent and Participants. Electronic or other media may include, but are not limited to, e-mail, the Internet, intranet systems and automated telephonic response systems.

Section 19 — Securities Law Restrictions

Notwithstanding any provision of the Plan to the contrary:

a. Need for Registration Statement.  No payroll deductions shall take place and no Shares may be purchased under the Plan until a registration statement has been filed and become effective with respect to the issuance of the Shares covered by the Plan under the Act.

b. Insider Restrictions.  The following restrictions or provisions shall apply to Participants who are officers (as defined in Rule 16a-1 under the Securities Exchange Act of 1934) of the Company:

(1) Any withdrawal of Shares from such a Participant’s Account shall suspend the right of such Participant to have Shares purchased under both the employee stock purchase feature of the Plan and the dividend reinvestment feature of the Plan, for a period of six (6) months;

(2) Any such Participant who ceases participation in the Plan or who revokes his or her authorization for payroll deduction pursuant to Section 13 may not again participate in the Plan or authorize any additional payroll deductions, for a period of at least six (6) months;

(3) Any certificates evidencing ownership of Shares purchased under the Plan for such a Participant may be legended to disclose the restrictions set forth in this Section; and

(4) Any such Participant who wishes to withdraw or sell Shares must withdraw or sell all of such Participant’s Shares under the Plan.

Section 20 — No Independent Employee’s Rights

Nothing in the Plan shall be construed to be a contract of employment between an Employer or Subsidiary and any Employee, or any group or category of Employees (whether for a definite or specific duration or otherwise), or to prevent the Employer, its parent or any Subsidiary from terminating any Employee’s employment at any time, without notice or recompense. No Employee shall have any rights as a shareholder with respect to any Shares until such Shares have actually been purchased in his or her behalf by the Agent.

Section 21 — Agent’s Powers and Duties

a. Acceptance.  The Agent accepts the agency created under this Plan and agrees to perform the obligations imposed hereunder.

b. Receipt of Shares and Dividends.  The Agent shall be accountable to each Participant for Shares held in the Participant’s Plan Account and dividends received with respect thereto.

c. Records and Statements.  The records of the Agent pertaining to the Plan shall be open to inspection by the Company at all reasonable times and may be audited from time to time by any person or parties specified by the Company in writing. The Agent shall furnish the Company with whatever information relating to the Plan Accounts the Company considers necessary, including, without limitation, any information required to be furnished, if any, to Participants each January 31 pursuant to Section 6039(a)(2) of the Code and related regulations.

d. Fees and Expenses.  The Agent shall receive from the Company reasonable annual compensation as may be agreed upon from time to time between the Company and the Agent. In the event the Agent resigns or is removed before the end of the year for which compensation was paid, the compensation paid to the Agent for the year will be prorated (i.e., number of months of services rendered/12) and the Agent will return any compensation in excess of the prorated fee which was paid in advance.

e. Resignation.  The Agent may resign at any time as Agent of the Employer and Participants by giving sixty (60) days’ written notice in advance to the Company, or if the Plan is amended or modified by the Board and the Agent is unable to comply with such amendment or modification, the Agent may resign immediately.

f. Removal.  The Company, by giving sixty (60) days’ written notice in advance to the Agent, may remove the Agent. In the event of the resignation or removal of the Agent, the Company shall promptly appoint a successor Agent if it intends to continue the Plan.

g. Interim Duties and Successor Agent.  Each successor Agent shall succeed to the title of the Agent vested in its predecessor by accepting in writing its appointment as successor Agent and filing the acceptance with the former Agent and the Company without the signing or filing of any further statement. The resigning or removed Agent, upon receipt of acceptance in writing of the agency by the successor Agent, shall execute all documents and do all acts necessary to vest the title in any successor Agent. Each successor Agent shall have and enjoy all of the powers conferred under this Plan upon its predecessor. No successor Agent shall be personably liable for any act or failure to act of any predecessor Agent. With the approval of the Company, a successor Agent may accept the account rendered and the property delivered to it by a predecessor Agent without incurring any liability or responsibility for so doing.

h. Limitation of Liability to Participants.  The Agent shall not be liable hereunder for any act or failure to act including, without limitation, any claim of liability arising out of a failure to terminate a Participant’s Plan Account upon such Participant’s death or adjudication of incompetency prior to the receipt by the Agent of notice in writing of such death or incompetency.

Section 22 — Applicable Law

The Plan shall be construed, administered and governed in all respects under the laws of the State of Ohio to the extent such laws are not preempted or controlled by federal law.

Section 23 — Death

In the event of Participant’s death, the Administrator or Agent shall deliver his or her Shares and/or cash under the Plan to the executor or administrator of Participant’s estate.

Section 24 — Merger or Consolidation

If the Company shall at any time merge into or consolidate with another corporation or business entity, each Participant will thereafter be entitled to receive at the end of the Offering Period (during which such merger or consolidation occurs) the securities or property which a holder of Shares was entitled to upon and at the time of such merger or consolidation. The Board shall determine the kind and amount of such securities or property which each Participant shall be entitled to receive. A sale of all or substantially all of the assets of the Company shall be deemed a merger or consolidation for the foregoing purposes.

Section 25 — Section 409A

Notwithstanding anything contained in this Plan to the contrary, in no event shall the purchase of Shares with respect to any Offering Period occur later than March 15 of the calendar year immediately following the year in which occurs the last day of that Offering Period. This Plan is intended to comply with the short-term deferral exception to Section 409A of the Code and shall be construed, administered, and governed in a manner that effects such intent.

Supplemental Information Relating to
E. W. Scripps Post-Spin

The E. W. Scripps Company’s Executive Officers

Name	Age	Position

Richard A. Boehne	52	President and Chief Executive Officer
Timothy E. Stautberg	45	Senior Vice President and Chief Financial Officer
Mark G. Contreras	46	Senior Vice President/Newspapers
Lisa A. Knutson	42	Senior Vice President/Human Resources
William Appleton	59	Senior Vice President and General Counsel
William B. Peterson	63	Senior Vice President/Television
Douglas F. Lyons	51	Vice President and Controller

Richard A. Boehne.  Mr. Boehne is expected to serve as the President and Chief Executive Officer of The E. W. Scripps Company (“E.W. Scripps”). He currently serves as E.W. Scripps’s Executive Vice President and Chief Operating Officer and has held the title of Executive Vice President since February 1999 and the title of Chief Operating Officer since April 2006.

Timothy E. Stautberg.  Mr. Stautberg is expected to serve as Senior Vice President and Chief Financial Officer of E.W. Scripps. He currently serves as E.W. Scripps’s Vice President of Communications and Investor Relations and has held that title since 1999.

Mark G. Contreras.  Mr. Contreras is expected to continue to serve as Senior Vice President/Newspapers of E.W. Scripps. Mr. Contreras was appointed to his current position in March 2006. He joined E.W. Scripps in January 2005 as Vice President of Newspaper Operations, coming to the company after serving five years as a senior vice president for Pulitzer Newspapers, Inc.

Lisa A. Knutson.  Ms. Knutson is expected to serve as Senior Vice President of Human Resources of E.W. Scripps. She currently serves as Vice President of Human Resources Operations. Ms. Knutson joined E.W. Scripps in 2005, coming from Fifth Third Bank, where she was Vice President of Human Resources Operations and Chief Financial Officer for the bank’s human resources department.

William Appleton.  Mr. Appleton is expected to serve as Senior Vice President and General Counsel of E.W. Scripps. He began his career in 1978 with the law firm Baker Hostetler LLP and served as the partner-in-charge of the firm’s Cincinnati office from January 2003 to May 2008, when he joined the Company.

William B. Peterson.  Mr. Peterson is expected to continue to serve as Senior Vice President/Television. Mr. Peterson was appointed to his current position in May 2004. He joined E.W. Scripps’s corporate management team in January 2004 as Vice President of Station Operations. Mr. Peterson was previously Vice President and General Manager of the E.W. Scripps-owned NBC affiliated television station in West Palm Beach, Florida.

Douglas F Lyons.  Mr. Lyons is expected to serve as Vice President and Controller of E.W. Scripps. He currently serves as Vice President Finance and Administration/Interactive Media and has held that title since 2006. He previously held the position of Director of Financial Reporting.

The E. W. Scripps Company’s Board of Directors

Name	Age	Position

William R. Burleigh	72	Chairman
Richard A. Boehne	52	Director
John H. Burlingame	74	Director
John W. Hayden	62	Director
David M. Moffett	55	Director
Roger Ogden	62	Director
Mary Peirce	59	Director
Nackey E. Scagliotti	62	Director
Paul K. Scripps	62	Director
Kim Williams	52	Director

William R. Burleigh.  Mr. Burleigh has served as a director of E.W. Scripps since 1990 and has been Chairman of the company since 1999. He served as Chief Executive Officer from May 1996 to September 2000, President from August 1994 to January 2000, Chief Operating Officer from May 1994 to May 1996, Executive Vice President from March 1990 through May 1994 and Senior Vice President/Newspapers and Publishing from September 1986 to March 1990. Mr. Burleigh is also a director of Ohio National Financial Services Company.

John H. Burlingame.  Mr. Burlingame has been a director of E.W. Scripps since 1988 and is a trustee of The Edward W. Scripps Trust, the controlling shareholder of E.W. Scripps. From 1963 to 2003 he was a partner in the law firm of Baker & Hostetler LLP, serving as its Executive Partner from 1982 to 1997.

John W. Hayden.  Mr. Hayden has served on the Board of Directors of The Midland Company (a specialty property/casualty insurance company) since 1991 and as its President and Chief Executive Officer since March 1998. He also serves on the Board of Directors of Ohio National Financial Services.

David M. Moffett.  Mr. Moffett is a Senior Advisor with The Carlyle Group, a position he has held since August 2007. He served as Vice Chairman and Chief Financial Officer of U.S. Bancorp from September 1993 until his retirement in February 2007. Mr. Moffett currently serves on the Board of Directors of MBIA Insurance Corp., BMHC Building Materials Holding Company, and eBay, Inc.

Roger Ogden.  Mr. Ogden is the retired President and Chief Executive Officer of Gannett Broadcasting. Previously he served as General Manager for K*USA-TV in Denver, Colorado, and as Senior Vice President, Gannett Television. Mr. Ogden spent 17 years with GE/NBC in various capacities including President and General Manager of KCNC in Denver as well as President and Managing Director of NBC/CNBC Europe.

Mary Peirce.  Ms. Peirce is a trustee of The Edward W. Scripps Trust. She is the daughter of Margaret Scripps Buzzelli, a granddaughter of the company’s founder. Ms. Peirce has held prominent leadership roles in Scripps family affairs, including past chairmanship of the family’s annual business meeting and current service on the family’s media relations and ethics committees.

Nackey E. Scagliotti.  Ms. Scagliotti has been a director of E.W. Scripps since 1999 and is a trustee of The Edward W. Scripps Trust. She has been Chairman of the Board of Directors of The Union Leader Corporation (publisher of daily and weekly newspapers) since May 1999. Prior thereto, she served as the Assistant Publisher of the Union Leader Corporation from 1996 to May 1999. Ms. Scagliotti also served as President from 1999 to 2003 and Publisher in 1999 and 2000 of Neighborhood Publications, Inc. (publisher of weekly newspapers).

Paul K. Scripps.  Mr. Scripps has been a director of E.W. Scripps since 1986 and is a director emeritus of the Scripps Howard Foundation, the Company’s philanthropic arm. He served as a Vice President of the Newspaper Division of the Company from November 1997 to December 2001 and as Chairman from December 1989 to June 1997 of a subsidiary of the Company.

Kim Williams.  Ms. Williams is a retired Senior Vice President, Partner, and Associate Director of Global Industry Research at Wellington Management Company, LLP where she served as Senior Vice President, Partner, Global Industry Analyst, from 1995 to 2001 and Vice President, Global Industry Analyst from 1986 to 1995. From 1982-1985, she was Vice President Industry Analyst at Loomis, Sayles & Co., Inc. in Boston, Massachusetts. Prior to that, Ms. Williams was an Investment Analyst at Imperial Chemical Industries (ICI) Pension Fund in London, England.

Vote by Telephone – 1-xxx-xxx-xxx (provided by Mellon)
Have your proxy card available when you call the ....
Language provided by Mellon or ComputerShare
Vote by Internet – https://www.proxyvotenow.com/ssp (provided by Mellon)
Vote by Mail

The E. W. SCRIPPS COMPANY	PROXY FOR COMMON VOTING SHARES
     The undersigned hereby appoints KENNETH W. LOWE, RICHARD A. BOEHNE and MARY DENISE KUPRIONIS and each of them, as the undersigned’s proxies, with full power of substitution, to attend the Annual Meeting of Shareholders of The E. W. Scripps Company, to be held at The Queen City Club, Cincinnati, Ohio, on Friday, June 13, 2008, at 10:00 A.M., local time, and any adjournment or adjournments thereof, and to vote thereat the number of shares which the undersigned would be entitled to vote, with all the power the undersigned would possess if present in person, as follows:
1.	☐ FOR, or ☐ WITHHOLD AUTHORITY to vote for the following nominees for election as directors: (01) John H. Burlingame, (02) Kenneth W. Lowe, (03) Nicholas B. Paumgarten, (04) Jeffrey Sagansky, (05) Nackey E. Scagliotti, (06) Paul K. Scripps, (07) Ronald W. Tysoe.
(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the line provided below.)
2.	☐ FOR, or ☐ AGAINST, or ☐ ABSTAIN WITH RESPECT TO, approving the spin-off of the Company’s networks and interactive businesses.
3.	☐ FOR, or ☐ AGAINST, or ☐ ABSTAIN WITH RESPECT TO, amending the Company’s Long-Term Incentive Plan.
4.	☐ FOR, or ☐ AGAINST, or ☐ ABSTAIN WITH RESPECT TO, amending the Company’s Annual Incentive Plan.
5.	☐ FOR, or ☐ AGAINST, or ☐ ABSTAIN WITH RESPECT TO, amending the Company’s Employee Stock Purchase Plan.
6.	On such other business as may properly come before the meeting.
The proxies will vote as specified above, or if a choice is not specified, they will vote FOR the nominees listed in item 1 and For the proposals set forth in items 2, 3, 4 and 5.
(Continued, and to be signed, on the other side.)
side 2:
Receipt of the Notice of Meeting of Shareholders and the related Proxy Statement and accompanying materials dated March 13, 2008 is hereby acknowledged.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY.

Dated		, 2008
(Please date your Proxy)

Signature of Shareholder

Please sign exactly as your name appears hereon, indicating, where proper, official position or representative capacity.

When signing as Attorney, Executor, Administrator, Trustee, etc., give full title as such.

56

Vote by Telephone – 1-xxx-xxx-xxx (provided by Mellon)
Have your proxy card available when you call the
Language provided by Mellon or ComputerShare
Vote by Internet – https://www.proxyvotenow.com/ssp (provided by Mellon)
Vote by Mail

THE E. W. SCRIPPS COMPANY	PROXY FOR CLASS A COMMON SHARES
     The undersigned hereby appoints KENNETH W. LOWE, RICHARD A. BOEHNE and MARY DENISE KUPRIONIS and each of them, as the undersigned’s proxies, with full power of substitution, to attend the Annual Meeting of Shareholders of The E. W. Scripps Company, to be held at The Queen City Club, Cincinnati, Ohio, on Friday, June 13, 2008, at 10:00 A.M., local time, and any adjournment or adjournments thereof, and to vote thereat the number of shares which the undersigned would be entitled to vote, with all the power the undersigned would possess if present in person, as follows:
1.	☐ FOR, or ☐ WITHHOLD AUTHORITY to vote for the following nominees for election as directors: (01) William R. Burleigh, (2) David A. Galloway, (03) David M. Moffett, (04) Jarl Mohn.
(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the line provided below.)

2.	On such other business as may properly come before the meeting.
The proxies will vote as specified above, or if a choice is not specified, they will vote FOR the nominees listed in item 1.
(Continued, and to be signed, on the other side.)
side 2:
     Receipt of the Notice of Meeting of Shareholders and the related Proxy Statement dated                                         , 2008 is hereby acknowledged.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY.

Dated		, 2008
(Please date your Proxy)

Signature of Shareholder

Please sign exactly as your name appears hereon, indicating, where proper, official position or representative capacity.

When signing as Attorney, Executor, Administrator, Trustee, etc., give full title as such.

57